                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MARLTON TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $.10 per share, of Marlton Technologies, Inc.

     (2) Aggregate number of securities to which transaction applies: 2,250,000 shares of Common Stock, par value $.10 per share, of Marlton Technologies, Inc.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $4,700.00 has been calculated pursuant to Rule 0-11(c)(1) and Rule 0-11(a)(4) and is equal to 1/50 of 1% of $23,500,000 (the maximum aggregate consideration being paid by Marlton Technologies, Inc. for DMS Store Fixtures, L.P.). Such consideration has been computed as follows: $14,500,000 in cash, plus 2,250,000 shares of Common Stock of Marlton Technologies, Inc., the price per share of which stock on the American Stock Exchange as of the close of business on July 14, 1997 was equal to $4.00.

     (4)  Proposed maximum aggregate value of transaction: $23,500,000


     (5)  Total fee paid: $4,700

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  ______________________________________________________________

         (2)      Form, Schedule or Registration Statement No.:
                  ______________________________________________________________

         (3)      Filing Party:
                  ______________________________________________________________

         (4)      Date Filed:
                  ______________________________________________________________

                           MARLTON TECHNOLOGIES, INC.
                                2828 Charter Road
                        Philadelphia, Pennsylvania 19154
                                 (215) 676-6900

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held December 12, 1997


To the Shareholders of MARLTON TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN THAT a Special Meeting of the Shareholders of MARLTON TECHNOLOGIES, INC. (the "Company") will be held at the Marlton Conference Room, Sparks Exhibits Building, 2828 Charter Road, Philadelphia, Pennsylvania on Friday, December 12, 1997, at 9:00 a.m., local time (the "Special Meeting"), to consider and take action on the following matters:

                   1. To approve the acquisition (the "Acquisition") of DMS Store Fixtures, L.P., a Pennsylvania limited partnership ("DMS") by a wholly-owned subsidiary of the Company (the "Subsidiary") formed solely for the purpose of consummating the Acquisition, as contemplated by the Purchase Agreement (the "Purchase Agreement") dated July 18, 1997 among the Company and the holders of all of the partnership interests in DMS, and in connection therewith the issuances (the "Issuances") (a) of 2,000,000 shares (the "Stock Consideration") of the Company's common stock, par value $.10 per share (the "Common Stock") which have not been registered under the Securities Act of 1933, as amended, at the closing (the "Closing") of the Acquisition, and (b) of 250,000 shares of unregistered Common Stock issuable at a time after the Closing, conditioned upon the Subsidiary achieving at least $12,500,000 in cumulative pre-tax earnings over the five year period following the Closing Date (the "Additional Stock Consideration").

                   2. To approve an amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of Common Stock available for issuance from 10,000,000 to 50,000,000 shares.

                   3. To approve an amendment to the Company's restated certificate of incorporation which will authorize 10,000,000 shares of undesignated preferred stock of the Company. Each of the foregoing proposed amendments to the Company's restated certificate of incorporation are sometimes referred to in this Notice individually as an "Amendment" and collectively as the "Amendments."

                   4. To consider and act on such other business as may properly be presented at the Special Meeting.

         The rules of the American Stock Exchange, Inc. ("AMEX") applicable to the Company require Shareholder approval for the Issuances in connection with the Acquisition, and New Jersey law requires Shareholder approval for both the Acquisition and the Issuances in connection therewith. The Closing of the Acquisition is contingent on such approval. Since

New Jersey law requires a higher threshold for approval of the Issuances than do the AMEX rules, the Closing of the Acquisition will be contingent upon satisfaction of the New Jersey threshold for approval. Accordingly, the approval of the Acquisition and the Issuances in connection therewith, as well as the approval of each of the Amendments, will require the affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock entitled to vote at the Special Meeting. The presence, in person or by proxy, at the Special Meeting of the holders of shares entitled to cast a majority of the votes at the meeting is necessary to constitute a quorum at the Special Meeting.

         The Purchase Agreement provides that the purchase price to be paid for DMS by the Subsidiary will consist of $14,500,000 in cash (to be increased or decreased by an amount equal to the amount by which DMS' tangible net worth at Closing either exceeds or is less than $5,500,000, as the case may be), the Stock Consideration and the Additional Stock Consideration. The enclosed Proxy Statement summarizes the material terms and conditions of the Purchase Agreement, which is attached to the Proxy Statement as Annex A.

         The Company's Board of Directors (the "Board") has carefully considered and has approved the Acquisition, the Issuances and each of the Amendments and hope you will give your approval to the Acquisition and the Issuances in connection therewith, and each of the Amendments. In reaching its conclusion with respect to the Acquisition and the Issuances, the Board of Directors considered, among other things, an opinion of Legg Mason Wood Walker, Incorporated, an investment banking firm engaged by the Company, that, as of July 18, 1997, the date of such opinion, the amount of the consideration to be paid by the Company in the Acquisition is fair to the Company from a financial point of view. This opinion is attached to the Proxy Statement as Annex B.

         The respective obligations of the Company and the other parties to the Purchase Agreement to consummate the Acquisition are conditioned upon, among other things, the approval of the Acquisition and the Issuances in connection therewith by the Shareholders of the Company at the Special Meeting. If these matters are not approved, then the Acquisition cannot be consummated. The approval of the Amendments is not a condition to the consummation of the Acquisition, nor must the Acquisition be consummated for the Amendments to be adopted. The enclosed Proxy Statement summarizes the terms of the Amendments, a copy of which is attached to the Proxy Statement as Annex C.

         In view of the importance of the actions to be taken at the Special Meeting and the need with respect to the Acquisition and the Issuances in connection therewith, and each of the Amendments, to obtain the affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock entitled to vote at the Special Meeting, we urge you to read the accompanying Proxy Statement carefully and, regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. A proxy may be revoked by a later dated, properly executed proxy, by written notice or by revoking the proxy and voting in person. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

         The Proxy Statement dated November 7, 1997 is attached.

         The Board has fixed the close of business on November 5, 1997 as the record date for the determination of Shareholders entitled to notice of and to vote at the Special Meeting.

         You are cordially invited to attend the Special Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no United States postage. Any Shareholder giving a proxy has the right to revoke it any time before it is voted.

                                             By Order of the Board of Directors

                                             Alan I. Goldberg
                                             Secretary

Dated:   Philadelphia, Pennsylvania
         November 7, 1997

YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

                           MARLTON TECHNOLOGIES, INC.
                                2828 Charter Road
                             Philadelphia, PA 19154

                                 PROXY STATEMENT

                           ---------------------------

                  REGARDING THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 12, 1997

                           ---------------------------

      This Proxy Statement is being mailed to Shareholders commencing on or about November 7, 1997, in connection with the solicitation by the Board of Directors (the "Board") of Marlton Technologies, Inc., a New Jersey corporation (the "Company"), of proxies to be voted at the special meeting of Shareholders (the "Special Meeting") to be held at the Marlton Conference Room, Sparks Exhibits Building, 2828 Charter Road, Philadelphia, Pennsylvania on Friday, December 12, 1997, at 9:00 a.m., local time and upon any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the Shareholders will be treated as present at the Special Meeting. Broker non-votes will not be counted for any purpose. Any proxy on which no direction is specified will be voted: (1) FOR the approval of the Acquisition and the Issuances in connection therewith, (2) FOR the approval of the Amendment to increase the number of authorized shares of Common Stock available for issuance from 10,000,000 to 50,000,000, (3) FOR the approval of the Amendment to authorize 10,000,000 shares of undesignated preferred stock of the Company (the "Undesignated Preferred"), and (4) otherwise in accordance with the best judgment of the person specified thereon. A Shareholder may revoke a proxy by (i) delivering to the Company written notice of revocation, (ii) delivering to the Company a proxy signed on a later date or (iii) appearing at the Special Meeting and voting in person.

         The delivery of the Proxy Statement shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof, November 7, 1997.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

November 7, 1997

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

AVAILABLE INFORMATION.........................................................1

SUMMARY  .....................................................................2
         The Company..........................................................2
         DMS      ............................................................2
         The DMS Partners.....................................................2
         The Acquisition......................................................3
         Purchase Agreement                 ..................................4
         Financing............................................................5
         Special Meeting......................................................5
         Reasons for the Acquisition..........................................6
         Opinion of Financial Advisor.........................................7
         Accounting Treatment.................................................7
         The Amendments.......................................................7
         Recommendation of the Board of Directors.............................8

THE SPECIAL MEETING...........................................................9
         Date, Time and Place of the Special Meeting..........................9
         Purpose of the Special Meeting.......................................9
         Record Date and Outstanding Voting Securities........................9
         Revocability of Proxy................................................9
         Vote Required for Approval...........................................9
         Solicitation of Proxies.............................................10
         Expenses of Proxy Solicitation......................................11
         Recommendations of Board of Directors...............................11

THE ACQUISITION..............................................................12
         General Description of the Acquisition..............................12
         Background of the Acquisition.......................................13
         Reasons for the Acquisition.........................................16
         Financing of the Acquisition........................................20
         Employment Agreements with DMS Principals...........................22
         Opinion of Financial Advisor........................................23
         Federal Income Tax Consequences.....................................28
         Accounting Treatment................................................29
         Certain Relationships and Related Transactions......................29
         No Dissenter's Rights of Appraisal..................................30
         Recommendation of Board of Directors................................30

                                                                        Page
                                                                        ----



THE PURCHASE AGREEMENT....................................................31
         Acquisition Consideration........................................31
         Closing Date.....................................................32
         Representations and Warranties...................................32
         Conduct of Business Pending Closing..............................33
         Other Conditions to the Consummation of the Acquisition .........33
         Government and Regulatory Approvals..............................34
         Registration Rights Relating to the Company Securities ..........34
         Approval Right of DMS Representative.............................35
         Indemnification..................................................35
         Amendment and Waivers............................................36
         Termination......................................................36
         The Trust........................................................36

PRO FORMA FINANCIAL STATEMENTS............................................38
         Marlton Technologies, Inc. and DMS Store Fixtures, L.P.
                  Pro Forma Condensed Combined Balance Sheet
                  As of June 30, 1997.....................................39
         Marlton Technologies, Inc. and DMS Store Fixtures, L.P.
                  Pro Forma Condensed Combined Statement of Earnings
                  For the Six Months Ended June 30, 1997..................40
         Marlton Technologies, Inc. and DMS Store Fixtures, L.P.
                  Pro Forma Condensed Combined Statement of Earnings
                  For the Year Ended December 31, 1996....................44

MARLTON TECHNOLOGIES, INC.................................................47
         Selected Financial Data..........................................47
         Management's Discussion and Analysis of Financial
          Condition and Results of Operations.............................48

BUSINESS OF MARLTON TECHNOLOGIES, INC.....................................62
         Business Development.............................................62
         Business of the Company..........................................62
         Products and Services............................................62
         Marketing and Distribution.......................................63
         Manufacturing and Raw Materials..................................63
         Seasonality of Business..........................................64
         Working Capital..................................................64
         Significant Customers............................................64
         Backlog. ........................................................64
         Competition......................................................64

                                                                        Page
                                                                        ----


         Environmental Protection.........................................65
         Employees........................................................65
         Properties.......................................................65
         Legal Proceedings.  .............................................65

DMS STORE FIXTURES, L.P...................................................66
         Selected Financial Data..........................................66
         Management's Discussion and Analysis of Financial Condition
          and Results of Operations.......................................67

BUSINESS OF DMS...........................................................72
         History of DMS...................................................72
         Business of DMS..................................................72
         Products and Services............................................72
         Customers and Sales..............................................73
         The Industry.....................................................73
         Competition......................................................73
         Employees........................................................73
         Properties.......................................................73
         Legal Proceedings................................................73

MARKET PRICE DATA FOR THE COMMON STOCK....................................74

DIVIDEND POLICY...........................................................75

PRINCIPAL STOCKHOLDERS....................................................76

DESCRIPTION OF CAPITAL STOCK..............................................79
         Common Stock.....................................................79
         Special Provisions of the Company's Restated Certificate
          of Incorporation and New Jersey Law.............................79

PROPOSED AMENDMENTS.......................................................83
         No Dissenter's Rights of Appraisal...............................85
         Approval ........................................................85
         Board of Directors' Recommendation...............................85

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING.............................85

OTHER MATTERS.............................................................86

                                     ANNEXES

Annex A     -   Purchase Agreement among the Company, Stanley Ginsburg, Ira
                Ingerman, Lawrence Schan, Equivest Development, Inc. III, DMS
                Store Fixtures, Inc. and DMS G.P., Inc.

Annex B     -   Opinion of Legg Mason Wood Walker, Incorporated

Annex C     -   Form of Amendments

Annex D     -   Consolidated Financial Statements of Marlton Technologies, Inc.
                and its Subsidiaries

Annex E     -   Financial Statements of DMS Store Fixtures, L.P.

                              AVAILABLE INFORMATION

         Marlton Technologies, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information filed with the SEC can also be inspected at the SEC's site on the World Wide Web at http://www.sec.gov. In addition, material filed by the Company can be inspected at the offices of The American Stock Exchange, Inc. (the "AMEX") at 86 Trinity Place, New York, New York 10006-1881.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement. As used herein, the term "Proxy Statement" includes the Annexes attached hereto and should be read in conjunction therewith. The information contained in this summary is qualified in its entirety by and should be read in conjunction with more detailed information contained in this Proxy Statement.

The Company....................   Marlton Technologies, Inc. (the "Company") is
                                  engaged in the business of designing,
                                  manufacturing and marketing custom trade show exhibits, scenic and themed exhibits, permanent exhibits and portable exhibits.
                                  During the fiscal year ended December 31, 1996, the Company had revenues of $38,315,600, operating profit of $1,345,863 and net income of $2,340,153. On November 5, 1997, the closing price of the common stock, par value
                                  $.10 per share, of the Company (the "Common
                                  Stock") on the AMEX was $6-3/8 per share.

DMS............................   DMS Store Fixtures, L.P. ("DMS") is engaged in
                                  the business of supplying custom made fixtures and displays to national retailers, department stores and consumer products manufacturers.
                                  During the fiscal year ended December 31, 1996, DMS had revenues of $30,124,218, operating profit of $2,794,219 and net and pre-tax income of $2,527,311.

The DMS Partners...............   The DMS partnership interests are held by (i)
                                  three individual holders, including Stanley
                                  Ginsburg, the Co-Chairman and Chief Executive
                                  Officer of DMS, Ira Ingerman, the Co-Chairman and Chief Financial Officer of DMS, and
                                  Lawrence Schan, the President and Chief
                                  Operating Officer of DMS (collectively, the
                                  "DMS Principals") and (ii) three corporate holders, including Equivest Development, Inc.,
                                  III ("Equivest"), DMS Store Fixtures, Inc.
                                  ("Fixtures") and DMS G.P., Inc. ("G.P." and together with Fixtures, collectively, the
                                  "Corporations"). Each of the DMS Principals,
                                  Equivest and Fixtures is a limited partner of DMS, while GP is its sole general partner. The partnership interests of DMS are owned by the DMS Principals, Equivest and the Corporations
                                  (collectively, the "DMS Partners") as set forth below:

                            Type of          Percentage
                          Partnership        Ownership
    Owner                  Interest           of DMS
    -----              --------------       --------
G.P.                        General             1.0 %
Fixtures                    Limited             5.0 %
Equivest                    Limited            13.166%
Ira Ingerman                Limited            16.917%
Stanley Ginsburg            Limited            16.917%
Lawrence Schan              Limited            47.00%


The Acquisition...............    The Company will acquire DMS (the
                                  "Acquisition") through a wholly-owned
                                  subsidiary of the Company formed for the sole purpose of consummating the Acquisition (the
                                  "Subsidiary") pursuant to the terms of the Purchase Agreement by causing the Subsidiary to (i) acquire all of the DMS partnership interests held by the DMS Principals and Equivest (collectively, the "Sellers"), and
                                  (ii) merge with the Corporations with the Subsidiary as the surviving corporation in each such merger. The aggregate consideration to be paid by the Company in the Acquisition
                                  (the "Acquisition Consideration") will be (i) repayment of indebtedness to certain DMS
                                  Partners of approximately $3,268,000 (as of the date of the Purchase Agreement) (as such amount may be reduced by prior repayments between the date of the Purchase Agreement and the Closing Date) (the "Seller Debt"), (ii)
                                  $14,500,000, less the amount of the Seller
                                  Debt, in cash (the "Cash Payment" and together with the Seller Debt, the "Cash
                                  Consideration"), (iii) 2,000,000 unregistered shares of Common Stock (the "Stock
                                  Consideration"), and (iv) 250,000 shares of unregistered Common Stock issuable conditioned upon the Subsidiary achieving at least
                                  $12,500,000 in cumulative pre-tax earnings over the five year period following the Closing Date (the "Additional Stock
                                  Consideration"). On September 30, 1997, the amount of the Seller Debt was equal to $3,053,909, of which $54,687 was owed to
                                  Lawrence Schan and $1,499,611 was owed to each of Stanley Ginsburg and Ira Ingerman. Prior to the consummation of the Acquisition, the DMS Principals own an aggregate of 12.2% of the voting stock of the Company. Following the consummation of the Acquisition the DMS Principals will own approximately 38% of the voting stock of the Company (including the Common Stock already owned by the DMS Principals prior to the Closing Date, excluding the Additional Stock
                                  Consideration, and assuming that no other employees of DMS receive equity interests in Fixtures prior to Closing. See "The
                                  Acquisition -- General Description of the
                                  Acquisition.") As a result, the equity
                                  percentage of ownership of current
                                  Shareholders will be reduced and, if the level of future financial performance anticipated by the Company in connection with the Acquisition is not achieved, the Acquisition may result in a dilution of earnings on a per share basis.
                                  See "The Acquisition -- Reasons for the
                                  Acquisition." In addition, because the Company has cumulative voting for the election of directors and a classified board, the DMS
                                  Principals will have the ability to elect, over a period of three years following the consummation of the Acquisition, two of the Company's five directors. See, "The
                                  Acquisition -- Certain Relationships and
                                  Related Transactions" and "The Acquisition -
                                  Reasons for the Acquisition". The acquisition of DMS will be accounted for using the purchase method of accounting. See "The
                                  Acquisition -- Accounting Treatment."

Purchase Agreement............    The terms and conditions of the Acquisition of

                                  DMS by the Company are set forth in a Purchase Agreement dated July 18, 1997, by and among the Company, and the DMS Partners, and certain exhibits and schedules to the Purchase Agreement. The Purchase Agreement is attached as Annex A to this Proxy Statement. The description in this Proxy Statement of the Purchase Agreement, the Acquisition and their terms and conditions is qualified in its entirety by reference to the Purchase Agreement and the pertinent exhibits and schedules thereto, and is not, and does not purport to be, complete, although all material elements of the Purchase Agreement are described in this Proxy Statement. Each of Stanley Ginsburg and Ira Ingerman currently is the owner of approximately 6.1% of the Common Stock of the Company. In addition, Stanley Ginsburg is the father of Robert B. Ginsburg, the

                                  President and CEO of the Company. See, "The
                                  Acquisition -- Certain Relationships and
                                  Related Transactions."

Financing.....................    The Company intends to finance the Cash
                                  Consideration, in part, with proceeds of a new bank financing. In contemplation of the Acquisition, the Company has received a commitment letter from CoreStates Bank, N.A.
                                  ("CoreStates") to provide up to $20,000,000 in aggregate principal amount of senior collateralized credit facilities (the "Credit
                                  Facilities") to the Company and its
                                  subsidiaries (collectively, the "Borrowers").
                                  Obtaining financing is a condition precedent to Closing the Acquisition. The Credit
                                  Facilities will consist of a $6,500,000 5-year collateralized revolving credit facility and a $13,500,000 5-year collateralized term loan.
                                  The Credit Facilities will be secured by all of the assets of the Borrowers, now owned or hereinafter acquired. The term loan available under the Credit Facilities will be drawn in full on the date upon which the Closing takes place (the "Closing Date") while the revolving credit facility under the Credit Facilities will be available commencing on the Closing
                                  Date. Interest per annum on the Credit
                                  Facilities will vary depending on whether the Borrowers choose to borrow under Eurodollar or non-Eurodollar loans. CoreStates will receive a fee in connection with the closing under the Credit Facilities which includes warrants to purchase 62,500 shares of unregistered Common
                                  Stock. See "The Acquisition -- Financing of the Acquisition."

Special Meeting...............    The special meeting of Shareholders of the
                                  Company (the "Special Meeting") will be held at the Marlton Conference Room, Sparks
                                  Exhibits Building, 2828 Charter Road,
                                  Philadelphia, Pennsylvania on Friday, December
                                  12, 1997, at 9:00 a.m., local time. The
                                  purpose of the Special Meeting is to consider and act upon (i) a proposal to approve the Acquisition and the Issuances in connection therewith pursuant to the terms of the Purchase Agreement, (ii) a proposal to approve the amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of Common Stock available for issuance from 10,000,000 to 50,000,000 shares, (iii) a proposal to approve the amendment to the Company's restated certificate of incorporation to authorize 10,000,000 shares of Undesignated
                                  Preferred, and (iv) such other business as may be properly presented to the Special Meeting.
                                  Only holders of record of shares of Common
                                  Stock at the close of business on the November
                                  5, 1997 Record Date are entitled to notice of, and to vote at, the Special Meeting. The presence, in person or by proxy, at the Special Meeting of the holders of shares entitled to cast a majority of the votes at a meeting is necessary to constitute a quorum at the Special Meeting. The rules of the AMEX applicable to the Company require Shareholder approval for the Issuances in connection with the Acquisition, and New Jersey law requires
                                  Shareholder approval for both the Acquisition and the Issuances in connection therewith. The obligation of the Company to consummate the Acquisition is subject to, among other conditions, the approval of the Shareholders of the Company of the Acquisition and the Issuances in connection therewith. Since New
                                  Jersey law requires a higher threshold for approval of the Issuances than do the AMEX rules, the Closing of the Acquisition will thus be contingent upon satisfaction of New
                                  Jersey's threshold for approval. Under New
                                  Jersey law, the approval of the Acquisition and the Issuances in connection therewith, as well as the approval of each of the Amendments, requires the affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock entitled to vote at the Special Meeting.

Reasons for the Acquisition....   The Board of Directors believes that the
                                  Acquisition will further expand the Company's range of exhibit and display products and will be a significant step toward the Company's goal of becoming a leading dimensional marketing services company. The Board further anticipates that the Acquisition will result in several important benefits to the Company, among which are: (i) making available to the Company the extensive experience and qualifications of DMS' management, (ii) increased revenues and profits, (iii) capturing cost-savings, synergies and efficiencies primarily by creating cross-marketing opportunities with the respective customers of the Company and DMS, and leveraging

                                  DMS' outsourcing experience, and (iv)
                                  enhancing both companies' ability to pursue opportunities for growth.

Opinion of Financial Advisor...   Legg Mason Wood Walker Incorporated ("Legg
                                  Mason") has delivered a written opinion (the
                                  "Legg Mason Opinion") dated July 18, 1997 to the Board of Directors that, as of the date of such opinion, the Acquisition Consideration to be paid by the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company. The full text of the opinion of Legg Mason, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. Shareholders should read this opinion in its entirety. See "The Acquisition
                                  -- Opinion of Financial Advisor."

Accounting Treatment...........   If the Acquisition is consummated, it will be
                                  accounted for using the purchase method of accounting applied in accordance with generally accepted accounting principles.
                                  Consequently, the assets and liabilities of DMS will be recorded at their estimated fair value, with any difference between the amount of such fair value and the purchase price being recorded as goodwill. The operating results of the Company after the Acquisition will include the results of operations of DMS from and after the Closing Date.

The Amendments.................   At the Special Meeting, the Company's
                                  Shareholders will be asked to consider and act upon proposals to approve Amendments to the Company's restated certificate of incorporation that will (i) increase the number of authorized shares of Common Stock available for issuance from 10,000,000 to 50,000,000 shares, and (ii) authorize
                                  10,000,000 shares of Undesignated Preferred.
                                  The Board of Directors believes that the Amendment with respect to (a) the increase in the number of authorized shares is in the best interests of the Company and its Shareholders as it will ensure that there will be sufficient authorized, unissued and unreserved shares of Common Stock after the Issuances for issuance at the Board's discretion for future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes, and (b) the authorization of the 10,000,000 shares of Undesignated Preferred is in the best interests of the Company and its Shareholders as it will provide the Company with greater flexibility in meeting future capital requirements by enabling the Board to create, from time to time, classes of preferred stock customized to meet the needs of particular transactions and then prevailing market conditions as well as for any other proper corporate purposes, including, without limitation, the implementation of joint ventures or acquisitions or issuance in public or private offerings as a means of raising working capital. None of the Amendments are related to, or dependent upon, the consummation of the Acquisition or approval of any of the other Amendments. Certain
                                  Amendments may have an anti-takeover effect.
                                  See "Proposed Amendments."

Recommendation of the Board
of Directors...................   The Board of Directors believes that the terms
                                  and conditions of the Acquisition and the Issuances in connection therewith, and the Amendments are in the best interests of the Company and its Shareholders and the Board of Directors recommends that the Company
                                  Shareholders vote (i) FOR approval of the Acquisition and the Issuances in connection therewith pursuant to the terms of the Purchase Agreement, (ii) FOR approval of the
                                  Amendment to the Company's restated
                                  certificate of incorporation to increase the number of authorized shares of Common Stock available for issuance from 10,000,000 to 50,000,000 shares, and (iii) FOR approval of the Amendment to the Company's restated certificate of incorporation to authorize
                                  10,000,000 shares of Undesignated Preferred.

                               THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

         The Special Meeting of Shareholders of the Company to be held in connection with the proposals discussed in this Proxy Statement will take place at the Marlton Conference Room, Sparks Exhibit Building, 2828 Charter Road, Philadelphia, Pennsylvania, on Friday, December 12, 1997, at 9:00 a.m., local time.

Purpose of the Special Meeting

         The purpose of the Special Meeting is to consider and act upon (i) a proposal to approve the Acquisition pursuant to the terms of the Purchase Agreement and in connection with therewith, the Issuances of (a) the Stock Consideration at the Closing of the Acquisition, and (b) the Additional Stock Consideration, if earned, after the Closing, (ii) a proposal to approve the Amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of Common Stock available for issuance from 10,000,000 to 50,000,000 shares, (iii) a proposal to approve the Amendment to the Company's restated certificate of incorporation to authorize 10,000,000 shares of Undesignated Preferred, and (iv) such other business as may be properly presented to the Special Meeting.

Record Date and Outstanding Voting Securities

         Only holders of record of the Common Stock at the close of business on November 5, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were issued, outstanding and entitled to vote 4,767,414 shares of Common Stock. The New Jersey Business Corporation Act as amended (the "NJBCA"), and the Company's restated certificate of incorporation prescribe that each share of Common Stock entitles the holder to one vote on all matters presented at the Special Meeting.

Revocability of Proxy

         A Shareholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting, by (i) delivering to the Company a written notice stating that the proxy is revoked, (ii) signing and so delivering a proxy bearing a later date or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy).

Vote Required for Approval

         Pursuant to the rules of the AMEX, an issuer must obtain Shareholder approval of any potential issuance of common stock or securities convertible into common stock pursuant to an acquisition, which could result in an increase in outstanding common shares of 20% or more. The Stock Consideration, whether or not the Additional Stock Consideration is ever issued, would represent an increase in outstanding common shares of 20% or more. Thus, approval by the Company's Shareholders of the Issuances in connection with the Acquisition is required by the rules of the AMEX. In addition, the NJBCA requires that shareholders must approve any acquisition if the number of voting shares outstanding immediately after the transaction will exceed by more than 40% the total number of voting shares of the corporation outstanding immediately before the transaction. The Stock Consideration, whether or not the Additional Stock Consideration is ever issued, would also constitute a greater than 40% increase in the total number of voting shares, and thus, approval by the Company's Shareholders of both the Acquisition and the Issuances in connection therewith is required by the NJBCA. Such approval may be obtained by receipt of the affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock entitled to vote at the Special Meeting. In determining whether the Acquisition and the Issuances in connection therewith have received the requisite Shareholder approval under the NJBCA, shares as to which a broker indicates that it does not have the discretionary authority to vote ("Broker Non-votes") and abstentions will not be considered to have been voted. Receipt of such Shareholder approval is a condition to the consummation of the Acquisition pursuant to the Purchase Agreement. Consequently, the Board is hereby submitting the Acquisition and the Issuances in connection therewith to the Shareholders for their approval. Unless such approval is obtained, the Acquisition will not be consummated. As of the date of this Proxy Statement, the Board anticipates consummating the Acquisition on or about December 31, 1997, assuming satisfaction or waiver of all other conditions to Closing.

         The NJBCA requires that any amendments to the restated certificate of incorporation be approved by the affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock entitled to vote at the Special Meeting. In determining whether each of the Amendments has received the requisite Shareholder approval under the NJBCA, abstentions and Broker Non-votes will not be considered a vote cast. The Board is hereby submitting each of the Amendments to the Shareholders for their approval.

         In addition, the presence, in person or by proxy, at the Special Meeting of the holders of shares entitled to cast a majority of the votes at a meeting is necessary to constitute a quorum at the Special Meeting. Under the NJBCA, shares as to which a Shareholder withholds from voting, or as to which a Shareholder or broker abstains, will be treated as present at the Special Meeting for purposes of determining a quorum. Broker Non-votes will not be counted for purposes of determining a quorum except as to shares which are voted or abstained as to any particular matter voted on at the Special Meeting. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board will be voted in favor of the Acquisition and the Issuances in connection therewith and in favor of each of the Amendments. Holders of Common Stock are entitled to one vote for each share held as of the Record Date.

Solicitation of Proxies

         The accompanying proxy is solicited on behalf of the Board for use at the Special Meeting, to be held at the Marlton Conference Room, Sparks Exhibit Building, 2828 Charter Road, Philadelphia, Pennsylvania on Friday, December 12, 1997 at 9:00 a.m., local time. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were 4,767,414 shares of Common Stock outstanding and entitled to vote. This Proxy Statement and the accompanying form of proxy were first mailed to the Company's Shareholders on or about November 7, 1997.

Expenses of Proxy Solicitation

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies in person or by telephone. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock. The Company has retained Beacon Hill Partners, Inc., a proxy solicitor, to perform solicitation services in connection with this Proxy Statement. For such services, Beacon Hill Partners, Inc. will receive a fee of $5,000 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this solicitation.

Recommendations of Board of Directors

         For the reasons set forth in "The Acquisition -- Reasons For the Acquisition," the Board believes that the Acquisition is in the best interests of the Company and its Shareholders. The Board has approved the Purchase Agreement and the Acquisition and recommends that the Shareholders of the Company vote "FOR" the approval of the Acquisition and the Issuances in connection therewith pursuant to the terms of the Purchase Agreement. The Board, for the reasons set forth in "Proposed Amendments," also believes that the Amendments are in the best interests of the Company and its Shareholders. The Board has approved the Amendments and recommends that the Shareholders of the Company vote "FOR" approval of the Amendment to the Company's restated certificate of incorporation to increase the number of authorized shares of Common Stock available for issuance from 10,000,000 to 50,000,000 shares, and "FOR" approval of the Amendment to the Company's restated certificate of incorporation to authorize 10,000,000 shares of Undesignated Preferred.

                                 THE ACQUISITION

         The following summary of the Acquisition is qualified in its entirety by reference to the provisions in the Purchase Agreement and certain exhibits thereto, which are included as Annex A to this Proxy Statement, although all material elements of the Purchase Agreement are described in this Proxy Statement.

General Description of the Acquisition

         DMS is a Pennsylvania limited partnership whose partnership interests are owned by three individuals (collectively, the "DMS Principals"), Equivest and the Corporations. The Company proposes to acquire, through a wholly-owned subsidiary of the Company formed for the sole purpose of consummating the Acquisition (the "Subsidiary"), all of the partnership interests of DMS for consideration comprised of (i) the repayment of the Seller Debt, (ii) the balance of the Cash Consideration amounting to $14,500,000 less the amount of the Seller Debt (subject to adjustment as described below), (iii) the Stock Consideration, and (iv) the Additional Stock Consideration. On September 30, 1997, the Seller Debt was equal to $3,053,909, of which $54,687 was owed to Lawrence Schan and $1,499,611 was owed to each of Stanley Ginsburg and Ira Ingerman. The Seller Debt will be repaid by the Subsidiary at Closing utilizing funds provided by the Company. The Cash Consideration will be adjusted after the Closing Date by either (a) increasing such consideration by an amount equal to the amount, if any, by which DMS' tangible net worth as of the Closing Date (as reflected on the closing date balance sheet agreed to by the parties) (the "Tangible Net Worth Amount") exceeds $5,500,000 (the "Adjustment Threshold"), or
(b) decreasing such consideration by an amount equal to the amount, if any, by which the Tangible Net Worth Amount is less than the Adjustment Threshold. At Closing, $1,000,000 of the Cash Consideration will be placed in escrow in order to secure the payment of any deficiency in the event that the Tangible Net Worth Amount is less than the Adjustment Threshold. In addition, at Closing, all of the Stock Consideration paid to the DMS Principals will be placed in trust (the "Trust") by the DMS Principals for a period of five years in order to allow the DMS Principals to vote as a group and to encourage each of the DMS Principals to
(x) remain employed by the Subsidiary and (y) assist the Subsidiary in achieving the earnings levels required to earn the Additional Stock Consideration throughout the five year term of the Trust. See "The Purchase Agreement - The Trust".

         The Acquisition will be consummated by the Subsidiary (x) acquiring directly from the DMS Principals and Equivest (collectively, the "Sellers"), all of the partnership interests in DMS held by them, and (y) merging with each of the Corporations with the Subsidiary as the surviving corporation of each merger. Although each of the Sellers will receive a portion of the Cash Consideration, the Stock Consideration and the Additional Stock Consideration will only be paid to the DMS Principals in their capacity as the sole shareholders of the Corporations; provided that, certain employees of DMS (the "Designated Employees") may receive equity interests in Fixtures prior to Closing and would thereby be entitled to receive a portion (which will not exceed 200,000 shares of Common Stock, in the aggregate) of the Stock Consideration and the Additional Stock Consideration. To the extent Designated Employees will receive equity interests in Fixtures, such shares will be issued as bonus compensation to no more than 25 such

Designated Employees, and no single Designated Employee will receive shares of Fixtures that would entitle such Designated Employee to receive in excess of 25,000 shares of Common Stock of the Company. The portion of the Cash Consideration (excluding the Seller Debt) to be received by each of the Sellers is set forth below:


                                          Percentage of Cash
               Seller                     Payment Received
               -----                      ----------------
               Equivest                        14.53%
               Stanley Ginsburg               17.735%
               Ira Ingerman                   17.735%
               Lawrence Schan                   50.0%

Equivest is owned 50% by Stanley Ginsburg and 50% by Ira Ingerman. In addition, assuming that no Designated Employee receives equity interests in Fixtures and therefore that no Designated Employee is entitled to receive any Stock Consideration or Additional Stock Consideration, if earned, each of Stanley Ginsburg and Ira Ingerman will be entitled to receive 25% of the Stock Consideration and the Additional Stock Consideration, if earned, and Lawrence Schan will be entitled to receive the 50% balance of such consideration. To the extent any Designated Employees receive equity interests in Fixtures at Closing and are entitled to receive consideration therefor, the foregoing percentages will be proportionally reduced.

         As a result of the Acquisition, all of the DMS partnership interests will be owned by the Subsidiary. By operation of Pennsylvania law, the ownership of all of the DMS partnership interests by one entity will result in the termination of DMS' partnership structure, and in the deemed distribution of all of the assets and liabilities of DMS to the Subsidiary. Accordingly, following the consummation of the Acquisition, all of the business, assets, liabilities, and operations of DMS will be conducted by and through the Subsidiary, which will change its name to DMS Store Fixtures, Inc.

Background of the Acquisition

         In December 1996, Stanley Ginsburg, Co-Chairman and Chief Executive Officer of DMS, approached Robert B. Ginsburg, President and Chief Executive Officer of the Company (and the son of Stanley Ginsburg), to discuss the possibility of a business transaction involving their respective businesses. At this meeting, it was disclosed that DMS had recently received two bona fide proposals from unrelated third parties interested in acquiring DMS. Although not disclosed to the Company at that meeting, one of the proposals was not of interest to the DMS Principals for nonfinancial reasons, and discussions with the other third party were in the range of $19 million to $27.5 million in cash and stock of the offeror, with $17 million of the purchase price payable at Closing, plus an amount equal to DMS' net worth at Closing in excess of $5.5 million after conversion of all partner notes to equity, plus a four year cash contingent payment which, although specific amounts were never agreed upon by the parties, would have been based upon the future performance of DMS' business. The Company and DMS did not, at that meeting, discuss specific terms with regard to the potential acquisition of DMS by the Company. Robert Ginsburg, however, did express interest in continuing discussions with DMS, and the parties agreed that DMS would provide to the Company financial and operations information. In addition, given the relationship between Stanley and Robert Ginsburg, the parties agreed that all future discussions would take place between Robert Ginsburg and Ira Ingerman, the Co-Chairman and Chief Financial Officer of DMS.

         On January 6, 1997, DMS forwarded to the Company DMS' previous five year financial history. After reviewing this information, Robert Ginsburg and Mr. Ingerman had a telephone conversation on January 15, 1997 to discuss various financial and operating information relative to each other's businesses, including the Company's and DMS' respective stockholders' equity, tangible versus intangible assets, goodwill, revenues, gross profit and pre-tax income, and potential benefits that could result from the Acquisition. No specific economic terms were discussed.

         Following the discussions with, and in reliance upon the information provided by, Mr. Ingerman, the Company contacted and met with Legg Mason on January 22, 1997. The purpose of this meeting was to explore various strategic and transactional alternatives available to the Company should it decide to proceed with negotiations relating to a possible transaction with DMS.

         At a regularly scheduled Board meeting held on January 30, 1997, management of the Company advised the Board regarding the discussions with DMS, and their analysis of the information regarding DMS that had been provided to the Company and Legg Mason. The Board authorized management to continue discussions in respect of the acquisition of DMS by the Company.

         On January 31, 1997, and again on February 5, 1997, the Company held meetings with Legg Mason to receive its assistance in developing an acceptable acquisition structure and in order to develop an initial acquisition proposal. During this time, and into early March, Robert Ginsburg continued discussions with Mr. Ingerman. On February 26, 1997, the Company, with Legg Mason, developed its preliminary acquisition proposal, and on March 13, 1997, a formal presentation was made to DMS, which presentation included an offer of $12,500,000 in cash plus $10,000,000 in a new class of redeemable convertible preferred stock of the Company. In attendance at the presentation were Mr. Ingerman and Stanley Ginsburg, DMS' counsel, and Robert Ginsburg and Mr. Goldberg of the Company. Following this initial offer, the parties continued their negotiations regarding such significant terms relating to the proposed acquisition as the aggregate amount of purchase price, the amount and terms of the consideration that would become the Additional Stock Consideration, and several tax issues. On March 26, 1997, Robert Ginsburg forwarded financial information, including valuations and projections, regarding DMS to the Company's Board in preparation for their next Board Meeting.

         On April 10, 1997, the Company presented a revised offer to DMS, which increased the proposed consideration to $14,000,000 in cash, plus 2,500,000 unregistered shares of Common

Stock, 2,000,000 of which would be issued at the closing of the acquisition, and the 500,000 share balance upon the satisfaction of terms identical to the terms upon which the Company has agreed to issue the Additional Stock Consideration. This revised offer, subject to resolution of certain tax and structuring issues, was received favorably by DMS. At the conclusion of this meeting, the Company commenced drafting a non-binding letter of intent to be presented to DMS.

         Between April 16, 1997 and May 7, 1997, the Company met with DMS' certified public accountants and the Company's tax advisors, primarily to address the tax issues identified by DMS. During this same period, the Company and DMS completed their purchase price negotiations, and following the Company's decision to increase the cash portion of the proposed purchase price to $14,500,000 and to decrease the number of contingent shares to be offered from 500,000 to 250,000, finalized the terms of the non-binding letter of intent on May 9, 1997, which by its terms expressly disclaimed any binding obligation of the parties to consummate the Acquisition prior to execution of the definitive purchase agreement. In addition, the letter of intent provided that the closing of the Acquisition would be subject to (i) the approval of the Board and the Shareholders, (ii) DMS incurring no material adverse changes in its business or prospects since December 31, 1996, (iii) DMS having tangible net worth of not less than $5,500,000 at Closing, and (iv) the Company having obtained financing for the Acquisition.

         On May 23, 1997, Legg Mason made a formal presentation to the Board. In its presentation to the Board, Legg Mason reviewed historical and projected performance of DMS, explained the valuation procedures utilized in evaluating DMS, and stated their preliminary assessment, subject to further due diligence, and review of the final version of the Purchase Agreement, that the Consideration offered to DMS was fair to the Company from a financial point of view. The Board (with the exception of Robert Ginsburg, who abstained due to his relationship with Stanley Ginsburg) unanimously approved the letter of intent after assessing the information provided by Legg Mason and the recommendations of the Company's management, and directed management to proceed with their efforts to consummate the Acquisition.

         On June 13, 1997, the Company distributed the first draft of the Purchase Agreement and DMS and its counsel responded with their comments to this initial draft. Over the next two weeks, the parties reached agreement on the material issues relating to the Purchase Agreement, and on June 26, 1997 the Company released a press release announcing the signing of the letter of intent and the proposed acquisition of DMS.

         In an effort to identify sources of financing for the Acquisition, the Company directed Legg Mason to proceed with the solicitation of financing from financial institutions. Information was provided to CoreStates, the Company's current bank, regarding DMS and the potential acquisition. On July 1, 1997, CoreStates delivered to the Company a term sheet outlining its proposal relating to financing the Acquisition, and after subsequent negotiation, CoreStates delivered to the Company a commitment letter on July 18, 1997, as subsequently revised on August 8, 1997.

         On June 27, 1997, the directors of the Company received copies of the latest draft of the Purchase Agreement for their review in preparation for the Company's next Board meeting, which was held on July 2, 1997. At this meeting, the Board approved the execution of the Purchase Agreement and the consummation of the Acquisition and the Issuances in connection therewith.

         On July 18, 1997, Legg Mason delivered its fairness opinion to the Board and the Purchase Agreement was executed substantially in the form presented to the Board of Directors. On July 21, 1997, the Company announced the execution of the Purchase Agreement.

Reasons for the Acquisition

         At a meeting of the Board held on July 2, 1997, the Board (with the exception of Robert Ginsburg, who abstained due to his relationship with Stanley Ginsburg) unanimously concluded that the Purchase Agreement and the Acquisition are fair to and in the best interests of the Company and its Shareholders, approved the Purchase Agreement and certain related matters, and resolved to recommend that the Shareholders of the Company approve and adopt the Acquisition and the Issuances in connection therewith pursuant to the terms of the Purchase Agreement. As described under "-- Background of the Acquisition," at meetings held on May 23, 1997 and July 2, 1997, the Board received presentations regarding, and reviewed the terms of, the Acquisition.

         The Board believes that the Acquisition will further expand the Company's range of exhibit and display products and will be a significant step toward the Company's objective of becoming a leading dimensional marketing services company. In approving the Purchase Agreement and the Acquisition and concluding that they are in the best interests of the Company and its Shareholders, the Board considered the following material factors:

                  1. The Board considered that other proposals had been made regarding the acquisition of DMS.

                  2. The Board considered the competency and qualifications of the management of DMS. It noted that, for example, Lawrence Schan, the President and COO of DMS, has had over 25 years experience in the store fixtures industry. The Board believes that the competence and experience of DMS' management will provide the Company with the opportunity to expand DMS' business without exceeding the capacity of such management to handle such growth.

                  3. The Board considered that DMS has an operating history of over 50 years and further noted that DMS has been able to maintain its customer relationships on a long-term basis. For example, one of DMS' two largest customers has been purchasing from DMS for over 40 years.

                  4. The Board reviewed carefully the respective businesses, financial condition, results of operations and cash flows of each of the Company and DMS, both on a historical and on a prospective basis. The Board noted that DMS has a strong balance sheet, with the bulk of its assets consisting primarily of cash, accounts receivable and finished goods inventory produced pursuant to firm purchase orders. The Board further noted that DMS' historical financial performance has achieved consistent profitability over the long-term and that DMS has the potential to increase sales in the future, while maintaining this consistent profitability, by generating increased sales due to a general growth in retailing activity (including both the opening of new retail stores and the renovation of existing retail stores), the ability to attract additional accounts, and acquisitions of competitors of DMS since the store fixture industry is fragmented. Management of the Company therefore anticipates that the Acquisition of DMS will increase the Company's revenues and profitability.

                  5. The Board evaluated the demonstrated capability of DMS' management to leverage expertise by outsourcing its manufacturing requirements and maintaining low overhead expenses in order to generate significant revenues by producing quality products at a reasonable price. By leveraging such capabilities, the Company's management believes that there are opportunities for the Company to achieve certain cost savings, including, for example, savings from combining purchasing requirements on materials used in common, such as laminates, in order to obtain volume discounts, and to realize other operating efficiencies, including, for example, by combining insurance programs and employee benefits.

                  6. The Board believes that valuable business synergies exist in bringing together the management teams of DMS and the Company, primarily in cross-marketing opportunities to the respective customers of each of DMS and the Company, and in utilizing the Company's significant experience in acquiring businesses to expand DMS' business, particularly in light of the Board's belief that the store fixture industry is fragmented and therefore significant opportunities for growth exist in this business.

                  7. The Board considered the preliminary advice of Legg Mason delivered to the Board at its meeting on May 23, 1997, and Legg Mason's opinion dated July 18, 1997, both of which indicated that the Acquisition Consideration is fair to the Company, from a financial point of view. See "-- Opinion of Financial Advisor."

                  8. The Board believes that, considering the above factors, particularly the enhanced opportunities available to the Company and DMS to compete effectively in the marketplace as a consolidated entity, the Acquisition affords the Company's Shareholders greater opportunity to realize appreciation in the value of their equity investment in the Company.

         There can be no assurance, of course, that the benefits anticipated to result from the Acquisition will, in fact, be achieved.

         In addition to the anticipated benefits of the Acquisition, the Board considered the following potential risks and disadvantages:

                  1. The Acquisition involves the combination of two companies that have operated independently. Furthermore, the Company and DMS each have operations in different product markets. The successful development of the procedures and systems appropriate to integrate the DMS business with the operations of the Company's other subsidiaries, poses significant management challenges, including the dedication of management resources which may temporarily detract from management's attention to the day to day business of the Company and DMS. There can be no assurance that such diversion of management resources will not adversely affect operations or that other material adverse effects will not result from such activities, nor can there be any assurance that future consolidated results will improve as a result of the Acquisition, or as to the timing or extent to which cost savings and efficiencies, if any, will be achieved.

                  2. Any substantial delay in or reduction of expected benefits from the Acquisition could adversely impact the value of the Company's Common Stock and the Company's ability to raise new capital.

                  3. DMS' two largest customers collectively accounted for 68%, 57% and 70% of DMS' revenue in 1996, 1995 and 1994, respectively. See the footnotes to DMS' unaudited financial statements for the six months ended June 30, 1997. These customers send DMS purchase orders, and DMS has a written contract with one of these customers which governs generally the terms and conditions of sale in the event this customer decides to purchase from DMS in the future, although DMS has not entered into any written agreement with either customer requiring any such future purchases. While the larger of these customers (J.C. Penney) has been purchasing from the Company for over 40 years, and the other has been purchasing from the Company for over 5 years, the total or partial loss of J.C. Penney or of both of these customers would have a material adverse effect on DMS' business, revenues and profitability.

                  4. After consummation of the Acquisition, the Company will have term loan obligations in the amount of $13,500,000, and an available revolving credit facility in the amount of $6,500,000, for an aggregate potential debt obligations of as much as $20,000,000, and will thus be more susceptible to adverse changes in its industry, the economy and the financial markets generally. The Company's ability to obtain additional debt financing (including financing which might be required to service debt in the event cash flow from operations is insufficient) will be limited by restrictive covenants under the terms of the financing for the Acquisition, and those limits on financing, as well as limits imposed by the Purchase Agreement, may also limit the Company's ability to complete additional acquisitions. See "-- Financing of the Acquisition." After the Acquisition, a substantial portion of the Company's outstanding indebtedness may be at floating interest rates. A substantial increase in interest rates could adversely affect the Company's ability to service its debt obligations.

                  5. Following the consummation of the Acquisition, the DMS Principals will own approximately 38% of the voting stock of the Company (including the Common Stock already owned by the DMS Principals prior to the Closing Date, excluding the Additional Stock Consideration, and assuming that no Designated Employees receive equity interests in Fixtures prior to Closing). As a result, the equity percentage of ownership of current Shareholders will be reduced and, the DMS Principals will be able to exert considerable influence over the outcome of corporate actions requiring Shareholder approval, in particular the election of the Company's directors, due to the Company's procedure for cumulative voting as set forth in the Company's restated certificate of incorporation, which entitles each Shareholder of the Company to as many votes for the election of directors as shall equal the number of shares of Common Stock held by each such Shareholder, multiplied by the number of directors to be elected (and which permits each such Shareholder to cast all of such votes for a single director, or to distribute them among the number to be voted for, or for any two or more of them in such Shareholder's discretion). In addition, because the Company's restated certificate of incorporation and the NJBCA provide that certain matters require the approval of two-thirds of the Shareholders of the Company, the DMS Principals will effectively have the right to prevent any such matters from being approved. Furthermore, if certain financial benefits and operational efficiencies anticipated by the Company in connection with the Acquisition are not achieved, the Acquisition may result in a dilution of earnings on a per share basis. Finally, in the Purchase Agreement, the Company agrees that, until the earlier to occur of the date that the Sellers are paid the Additional Stock Consideration and the fifth anniversary of the Closing Date, the Company will not, and will not permit the Subsidiary to take certain actions or enter into certain agreements or transactions, without the approval of the representative of the Sellers designated by them from time to time. See "The Purchase Agreement -- Approval Right of DMS Representative."

                  6. The Company's future success depends to a significant extent on its management team, particularly, with respect to DMS, the DMS Principals. Although the Subsidiary will, at Closing, enter into five year employment agreements with each of the DMS Principals, the loss of the services of any of them, could have a material adverse effect on the Company's business, financial condition and future prospects.

                  7. Future sales of the 2,000,000 unregistered shares of Common Stock issued to the DMS Principals (assuming that no Designated Employees receive equity interests in Fixtures prior to Closing) pursuant to the Purchase Agreement as the Stock Consideration, the 250,000 unregistered shares of Common Stock which may be issued to the DMS Principals (assuming that no Designated Employees receive equity interests in Fixtures prior to Closing) as the Additional Stock Consideration, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. Although the DMS Principals are each subject to limitations on resales of Common Stock pursuant to the terms of the Trust, which limits the ability of DMS Principals to sell shares of Common Stock designated as "restricted" by the terms of the Trust, and limitations on resales of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), and the regulations promulgated thereunder, there can be no assurance as to when, and how many of, such shares of Common Stock will be sold and the effect such sales may have on the market price of the Common Stock. For example, beginning one year after the Closing, the DMS Principals will be eligible to sell such shares pursuant to Rule 144 under the Securities Act at prescribed times and subject to the manner of sale, volume, notice and information restrictions of Rule 144. As restrictions on resale lapse or if such shares are registered for sale to the public, such securities may be sold to the public. The Purchase Agreement provides for the grant to the DMS Principals of the right under certain circumstances to demand, on not more than three occasions after the date three years after the Closing Date, that the Company file (and use its best efforts to cause to become effective) a registration statement covering shares of Common Stock (including the Stock Consideration and if issued, the

Additional Stock Consideration) and to use its best efforts to qualify such shares of Common Stock for sale under the blue sky or securities laws of the various states of the United States. See "The Purchase Agreement -- Registration Rights relating to the Company Securities." In the event of the resale of a substantial number of shares of Common Stock, or a perception that such sales could occur, there could be a material adverse effect on the prevailing market price of the Common Stock.

         In addition to its potential benefits and risks, the Board, in reaching its decision to approve the Acquisition, considered the terms and conditions of the Purchase Agreement and the facts that (i) Stanley Ginsburg and Ira Ingerman, the Co-Chairman and CEO and the Co-Chairman and CFO, respectively, each own approximately 6.1% of the Company's Common Stock, and (ii) Stanley Ginsburg is the father of Robert B. Ginsburg, the President and CEO of the Company. Notwithstanding such facts, the Board believes that the terms and conditions of the Purchase Agreement are not less favorable to the Company than those terms that unrelated third parties would have negotiated, and that the consummation of the Acquisition on such terms and conditions is fair from a financial point of view and in the best interests of the Company and the Shareholders. In addition, each member of the Board has expressed his intention to vote any shares owned by him or over which he exercises voting control, amounting to an aggregate of 240,670 shares, or 5.1% of the Company's issued and outstanding Common Stock, in favor of the Acquisition. The favorable vote of such shares of Common Stock, when added to the favorable vote of the 575,404 or 12.1% of the Company's issued and outstanding Common Stock currently owned by the DMS Partners, which shares the DMS Partners have expressed their intention to vote in favor of the Acquisition, would result in approximately 17.2% of the issued and outstanding Common Stock of the Company voting in favor of the Acquisition.

         In view of the nature and variety of factors considered in connection with its evaluation of the Acquisition, the Board did not find it practicable to quantify or otherwise assign specific weights to specific factors. Each anticipated benefit was deemed to support the conclusion of the Board, and the anticipated benefits, considered as a whole, were determined to outweigh the potential risks and disadvantages, considered as a whole.

         The Company anticipates that representatives of Coopers & Lybrand L.L.P., independent public accountants for the Company, will attend the Special Meeting, may make a statement if they desire to do so and will also be available to respond to appropriate questions.

Financing of the Acquisition

         The Company intends to finance a portion of the Cash Consideration with the proceeds of a new bank financing. In contemplation of the Acquisition, the Company has received a commitment from CoreStates Bank, N.A. ("CoreStates") to provide a term and a revolving credit facility (the "Credit Facilities") to the Company and its subsidiaries (the "Borrowers"). Obtaining financing is a condition precedent to the Closing of the Acquisition.

         The Credit Facilities will consist of two parts: (i) a $6,500,000 5-year secured revolving credit facility available to refinance existing indebtedness (including the Company's $1,250,000 revolving credit facility with CoreStates) working capital, capital expenditures and permitted acquisitions (the "Revolving Credit Facility"), (ii) a $13,500,000 5-year secured term loan (the "Term Loan") to finance the Acquisition. The Credit Facilities will be secured by all of the assets of the Borrowers, now owned or hereinafter acquired (including without limitation, all of the capital stock of the Company's subsidiaries).

         The Term Loan will be drawn in full on the Closing Date. The Revolving Credit Facility will be available commencing on the Closing Date. Principal will be due under the Revolving Credit Facility on the maturity date thereof. Principal will be due under the Term Loan in annual installments commencing in 1998 equal to 10%, 15%, 15% and 25% of the original principal amount of the Term Loan in years 1998 through 2001, respectively, with a final principal payment due at maturity in 2002; provided that, the Company will also be required to apply 50% of the Company's excess cash (defined as the Company's earnings after interest and taxes, less the sum of debt service plus capital expenditures) as a prepayment of the Term Loan (to be applied, in the inverse order of the installments' due date).

         Interest per annum on the Revolving Credit Facility will vary depending on whether the Borrowers choose to borrow pursuant to (i) base rate loans (with rates equal to the higher of 25 basis points below CoreStates Prime or 50 basis points above the federal fund rate), (ii) Eurodollar loans (with rates equal to adjusted LIBOR plus applicable spreads, ranging from 75 to 100 basis points, to be determined by the performance based pricing measured by the Company's current maximum debt to capitalization ratio), or (iii) fixed rate loans (with rates that are either equal to CoreStates' Match Fund Rate plus the applicable margin determined by CoreStates, or fixed by means of a separate hedging instrument arranged by CoreStates Capital Markets).

          A commitment fee of one-quarter of 1% of the average unused portion of the Revolving Credit Facility will be payable quarterly in arrears on the basis of the actual number of days elapsed in a year of 360 days. In addition, in the event the Acquisition is consummated, the Company will be obligated to issue to CoreStates warrants to purchase 62,500 shares of unregistered Common Stock. The warrants will be issued to CoreStates on the Closing Date and will be exercisable at 100% of the average closing price per share of the Common Stock based on the 20 trading days prior to the Closing Date. The warrants are exercisable for 4 years and will be entitled to the benefit of piggyback registration rights.

         The Credit Facilities are subject to a number of conditions which include those customary for financing transactions of this type, such as the preparation of loan documentation satisfactory to CoreStates, receipt of opinions of counsel, absence of material adverse changes and defaults, accuracy of representations and warranties set forth in the loan documentation, a minimum capitalization on the Closing Date, and receipt by the Company of the Legg Mason Opinion and any third party valuation of DMS, a covenant compliance certificate, financial statements in form acceptable to CoreStates, and three years of financial projections.

         CoreStates' commitment provides that the agreement pursuant to which the Credit Facilities will be established will contain negative, affirmative and financial covenants customarily found in CoreStates' credit agreements for financings such as the financing provided by the Credit Facilities, including covenants (i) requiring compliance with laws and performance of obligations, (ii) requiring satisfactory levels of minimum capitalization and ratios of maximum debt to capitalization, fixed charge coverage and minimum working capital, (iii) payment of taxes and maintenance of corporate existence, properties and insurance, (iv) requiring notice to CoreStates upon the occurrence of certain events, (v) requiring periodic reporting of financial information, (vi) restricting all indebtedness for borrowed money, guarantees, and payments and investments, (vii) requiring a negative pledge on existing assets or assets acquired in the future by the Company, (viii) requiring advance notice of mergers and consolidations, sales of assets, and asset acquisitions regardless of size, and limiting permitted mergers and acquisitions to not more than $4,000,000 in cash acquisitions, in the aggregate in any one year, and (ix) restricting any changes in the nature of the business. The loan documentation relating to the Credit Facilities will provide that the Company may not pay dividends or make other distributions to its shareholders, but will not preclude the Company from making future capital expenditures.

Employment Agreements with DMS Principals

         In accordance with the terms and conditions of the Purchase Agreement, the Subsidiary, upon consummation of the Acquisition, will enter into employment agreements (the "Employment Agreements") with each of the DMS Principals. Pursuant to the Employment Agreements, Stanley Ginsburg will serve as Co-Chairman and Chief Executive Officer, Mr. Ingerman will serve as Co-Chairman and Chief Financial Officer, and Mr. Schan will serve as President and Chief Operating Officer, respectively, of the Subsidiary. The Employment Agreements with each of Messrs. Ginsburg and Ingerman are each for a term of five years, expiring on the fifth anniversary of the Closing Date of the Acquisition, and provides for each of Messrs. Ginsburg and Ingerman to receive an annual base salary of $125,000. Mr. Schan's Employment Agreement is also for a term of five years, and provides for him to receive an annual base salary of $250,000, plus incentive bonus payments based on the achievement by the Subsidiary of certain levels of pre-tax profit (calculated after subtracting out the bonus), ranging from a $10,000 bonus upon the achievement of a minimum of $120,000 in pre-tax profit to a maximum bonus of $250,000 upon the achievement of pre-tax profit of $1,800,000. The Subsidiary will maintain $2,000,000 of key man insurance on Mr. Schan, and a $2,000,000 "second-to-die" policy on Messrs. Ingerman and Ginsburg.

         In addition, the Employment Agreements contain standard confidentiality provisions requiring each DMS Principal to maintain the confidentiality of the proprietary information of the Subsidiary. Each agreement also contains standard non-compete and non-solicitation provisions which prevent Messrs. Ginsburg and Ingerman from competing with, or soliciting the employees, suppliers or customers of, the Subsidiary or its business for a period (the "Restricted Period") equal to the longer of (i) two years following the actual date of termination of the Employment Agreement and (ii) five years from the Closing Date of the Acquisition. Mr. Schan's non-compete and non-solicitation provisions will also be effective during the Restricted Period, except in the event that at the end of the initial five year employment period, the Subsidiary does not offer Mr. Schan a position with the Subsidiary at a comparable compensation package, in which case, the Restricted Period will be reduced to a period of one year following the termination of the initial five year term. Each of the Employment Agreements provides for the termination of the employment thereunder (i) in the event that the employee is absent for more than 60 consecutive days (other than for medical reasons where the employee is reasonably expected to return to work within 120 days in which case such period shall be extended to 120 consecutive days), (ii) in the event that the employee dies, or (iii) by the Subsidiary for "cause" upon written notice to the employee, which for purposes of the Employment Agreements, means: (A) any breach by the employee of any the covenants relating to confidential information, company property, and non-competition, (B) material failure by the employee to fulfill his employment duties, which failure is not cured by the employee within thirty (30) days after receipt of written notice thereof from the Subsidiary of such failure, or (C) other conduct of the employee involving any type of disloyalty to the Subsidiary or willful misconduct with respect to the Subsidiary, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony. In each of the foregoing cases, the employee will only be entitled to receive upon such termination the accrued and unpaid (as of the date of such termination) portion of such employee's salary and benefits, and shall be entitled to no additional severance or other compensation (except as may be prescribed by a disability or other similar plan or policy in which the employee is eligible to participate).

Opinion of Financial Advisor

         On July 18, 1997, the Company's financial advisor, Legg Mason, delivered its written opinion to the Board of Directors that, as of the date of such opinion, the Acquisition Consideration to be paid by the Company is fair to the Company from a financial point of view. The full text of the written opinion of Legg Mason (the "Legg Mason Opinion"), which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex B to this Proxy Statement and is incorporated herein by reference. The summary of the Legg Mason Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the written opinion, although all material elements of the Legg Mason Opinion to the Board are described in this Proxy Statement. Shareholders of the Company should read the opinion in its entirety. The Legg Mason Opinion to the Board is directed only to the fairness to the Company of the Acquisition Consideration to be paid by the Company and does not constitute a recommendation to any Shareholder of the Company as to how such Shareholder should vote concerning the Acquisition. The Legg Mason Opinion will be reissued to the Company on or immediately prior to the Closing in order to satisfy one of the conditions precedent set forth in the Purchase Agreement to the Company's obligation to consummate the Acquisition.

         In arriving at its opinion, Legg Mason (i) reviewed the consideration to be paid by the Company in the Acquisition as set forth in the Purchase Agreement, (ii) reviewed the financial terms of the proposed debt financing with CoreStates as set forth in its term sheet relating to the Credit Facilities,
(iii) reviewed certain publicly available audited and unaudited financial statements of the Company and certain other publicly available information of the Company as well as certain audited and unaudited financial statements of DMS, (iv) reviewed certain internal information, primarily financial in nature, concerning the Company and DMS, prepared by their respective managements, (v) discussed the past and current operations and financial condition and prospects of the Company with its senior management, (vi) discussed the past and current operations and financial condition and prospects of DMS with the senior management of DMS, (vii) reviewed forecast financial statements of the Company prepared and furnished by its senior management, (viii) reviewed forecast financial statements of DMS prepared and furnished by the senior management of DMS, (ix) reviewed and analyzed certain publicly available financial data and stock market performance data relating to selected public companies that it considered relevant to its inquiry, (x) analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that it considered relevant to its inquiry, (xi) considered the trading range of the Company's Common Stock, (xii) considered the pro forma financial effects of the Acquisition on the Company, and, (xiii) conducted such other financial studies, analyses and investigations and considered such other information as it deemed necessary or appropriate.

         No limitations were placed by the Board or management of the Company with respect to the investigations made or the procedures followed by Legg Mason. In connection with its review, Legg Mason assumed and relied upon the accuracy and completeness of all financial and other information supplied to it by the Company and DMS, and all publicly available information, and did not independently verify such information. Legg Mason also relied upon the managements of the Company and DMS as to the reasonableness and achievability of the forecast financial statements (and the assumptions and bases therein) provided to it for the Company and DMS, respectively, and it assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of each respective entity.

         The financial projections of the Company prepared by the management of the Company and provided to Legg Mason (the "Company Projections") included the following (in millions of dollars) for the years ended December 31: (i) revenue of $44.8 in 1997 and $51.2 in 1998, (ii) pre-tax income of $2.0 in 1997 and $2.9 in 1998 and (iii) net income of $1.3 in 1997 and $1.7 in 1998.

         The financial projections of DMS prepared by the management of DMS and provided to Legg Mason (the "DMS Projections" and together with the Company Projections, the "Projections"), included the following (in millions of dollars) for the years ended December 31: (i) revenue of $34.0 in 1997 and $37.5 in 1998 and (ii) pre-tax income of $3.5 in 1997 and $3.8 in 1998.

         The actual results achieved by the Company and/or DMS may differ materially from those included in the foregoing Projections. Important factors and assumptions that could cause actual results to differ materially from those included in these Projections include, without limitation, the integration of operations resulting from the consummation of the Acquisition, the effects of general economic conditions, changes in the pattern of industry growth for any of the industries in which the Company and the DMS business will operate following the consummation of the Acquisition or in the markets in which the Company and DMS sell products, customer interest in the products of the Company and DMS, product and market competition, and delays or problems in the design and manufacture of the products of the Company and DMS. Other factors and assumptions not identified above were also involved in the derivation of the foregoing Projections, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. The Company and DMS assume no obligation to update the foregoing Projections to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. In light of the significant uncertainties inherent in projections of any kind, inclusion of the foregoing Projections in this Proxy Statement should not be regarded as a representation by the Company, DMS, Legg Mason or any other person that the foregoing Projections will be achieved.

         Shareholders of the Company are cautioned that any forward-looking information, including the foregoing Projections contained in this Proxy Statement, should not be regarded as fact and should not be relied upon as an accurate representation of future results. In addition, none of the foregoing Projections were prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections and forecasts. The Company does not, as a matter of course, publicly disclose forward-looking information as to future revenues, earnings or other financial information. The foregoing Projections are included in this Proxy Statement only because such information was made available to Legg Mason by the Company or DMS, as the case may be.

         Legg Mason was not requested to make, and did not make, an independent appraisal or evaluation of the assets, properties, facilities or liabilities of either the Company or DMS, and was not furnished with any such appraisals or evaluations. The estimates of values of companies and assets used in the course of developing the Legg Mason Opinion are not appraisals and should not be misconstrued as appraisals, nor should such estimates be expected to reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy.

         The Legg Mason Opinion is necessarily based on stock prices and economic and other conditions and circumstances as existed or were in effect on, and the information made available to it as of, the date of the Legg Mason Opinion. Legg Mason expressed no opinion as to the value of the shares of Common Stock or as to the price or trading range at which the shares of Common Stock may trade following the Acquisition.

         The following is a summary of the principal financial and valuation analyses performed by Legg Mason in connection with the preparation of the Legg Mason Opinion.

         Comparable Companies Analysis. Legg Mason compared the relevant historical, current and projected financial and operating results of DMS with the operating results of selected publicly traded companies that operate in the store fixture and miscellaneous furniture and fixture industries, and in Legg Mason's judgment are and would be comparable to DMS (collectively, the "Comparable Companies"). The Comparable Companies, Falcon Products, Inc. and Knape & Vogt Manufacturing Company, were chosen by Legg Mason based on general business, operating and financial characteristics representative of companies in the industry in which DMS does and would operate. No company or business used in the Comparable Companies analysis is identical to DMS. Accordingly, an analysis of the results of the following is not entirely mathematical; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading value of either the Comparable Companies or the company to which they are being compared; therefore, the resulting multiples relied upon for this analysis are subject to interpretation. Legg Mason recognized that each of the Comparable Companies is and would be distinguishable from DMS in certain respects.

         In performing its analysis, Legg Mason examined both the aggregate equity value of the outstanding common equity (defined as the number of outstanding shares times the current price per share as of July 15, 1997, hereafter the "Equity Value") and the Equity Value plus preferred equity (if any) at liquidation value, minority interests (if any) and total debt net of cash and cash equivalents (the "Enterprise Value") of the Comparable Companies. Legg Mason noted that the mean Comparable Companies' latest 12 months ("LTM") revenue (the "Revenue Multiples"), LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") (the "EBITDA Multiples") and LTM earnings before interest and taxes ("EBIT") (the "EBIT Multiples") (collectively, the "Enterprise Value Multiple") when applied to DMS' LTM revenue, LTM EBITDA and LTM EBIT, yielded a range of equity values for DMS of $16.4 million to $24.6 million. The mean LTM earnings per share ("EPS") multiples (the "LTM EPS Multiples") and the projected 1997 EPS multiples (the "Projected 1997 EPS Multiples"), where available, when applied to DMS's LTM net income and projected 1997 EPS resulted in a range of equity value for DMS of $21.9 million to $30.5 million. As of the date of the Legg Mason Opinion, the value of the consideration to be paid by the Company was estimated to be $23,500,000 based on the 30 day trading average for the Company's Common Stock for the period ending July 18, 1997 of $4.00. The estimate of the value of the consideration assumed (i) the 250,000 shares of Additional Stock Consideration to be issued in the event that DMS achieves at least $12,500,000 in cumulative pre-tax earnings over a five year period are issued currently at the $4.00 market price (ii) no discount applied to the market value of the Common Stock due to lack of liquidity or the effect of securities law or contractual restrictions on resale of the shares of Common Stock issued to the DMS Principals.

         Discounted Cash Flow Analysis. Legg Mason performed a discounted cash flow analysis of DMS premised upon the assumptions summarized below. The discounted cash flow analysis was based upon the financial and operating information relating to the business, operations and prospects of DMS, supplied by the management of DMS and covering the period from calendar year 1997 through the end of calendar year 2002.

         Using discount rates ranging from 10.0% to 15.0%, Legg Mason calculated the present value of the projected stream of Net Unleveraged Cash Flow (as defined below) for calendar years 1997 through 2002 and the present value of the terminal value (the "Terminal Value") of DMS at December 31, 2002. Legg Mason applied discount rates derived from the Company's implied weighted average cost of capital (using a pricing model known as the Capital Asset Pricing Model and based on general and systemic risk factors reflected by the Comparable Companies) and developed a range of rates which reflected the additional risk implied by DMS' recent and projected operating performance. "Net Unleveraged Cash Flow," as used in the analysis, is defined, for each period, as projected EBIT, less taxes at an estimated rate of 40.0%, plus projected depreciation and amortization, less projected capital expenditures, plus or minus projected changes in non-cash working capital. The Terminal Value was computed by multiplying DMS' projected EBIT in December 2002 by terminal multiples of 4.0x to 7.0x. Legg Mason adjusted the calculated present value of the Net Unleveraged Cash Flow and Terminal Value by adding net cash and cash equivalents on DMS' balance sheet, to calculate a range of equity values for DMS. Legg Mason also assumed that revenue, EBIT and Net Unleveraged Cash Flow of DMS for December 31, 1997 would be approximately $34.0 million, $3.5 million and $1.6 million, respectively, and would increase to approximately $54.2 million, $5.9 million and $3.0 million, respectively, in the year ending December 31, 2002. Based on the range of discount rates and terminal multiples utilized as described above, Legg Mason calculated a range of equity values for DMS of $17.5 million to $32.6 million.

         Contribution Analysis. Legg Mason analyzed and compared the respective projected contribution of total revenues and EBIT for the Company and DMS in 1997 and 1998, and net income for the Company and DMS in 1998. Legg Mason assumed that the combined revenues of the Company and DMS were equal to $78.8 million and $88.7 million in 1997 and 1998, respectively, that the combined EBIT for the Company and DMS were equal to $5.3 million and $5.9 million in 1997 and 1998, respectively, and that combined net income for the Company and DMS was equal to $2.9 million in 1998. Legg Mason's analysis indicated that the Stock Consideration and Additional Stock Consideration to be paid by the Company, would constitute approximately 29.4% of the outstanding shares of the Company on a fully diluted basis, and with the addition of cash in the amount of $14,500,000, would yield a total consideration estimated to equal $23.5 million, which estimate is based on the assumptions described above. The forecast market capitalization of the combined company would be $40.5 million (i.e., market value of the common equity plus estimated market value of debt less cash and cash equivalents). DMS would contribute 43.2% and 42.3% to the projected 1997 and 1998 combined revenues, respectively, 66.0% and 64.1% to the projected 1997 and 1998 combined EBIT, respectively, and 76.9% to the projected 1998 combined net income. Based on this analysis, total consideration to be paid by the Company would be equal to 58.0% of the market capitalization of the combined company while DMS is projected to contribute a greater share to EBIT and net income of the combined company.

         Other Factors. In arriving at the Legg Mason Opinion, Legg Mason performed a variety of financial analyses, all of the material portions of which are summarized above. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary of the material financial analyses set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Legg Mason Opinion. In arriving at its fairness opinion, Legg Mason considered the results of such analyses taken as a whole, Furthermore, in arriving at its fairness opinion, Legg Mason did not attribute any particular weight to any analysis or factor it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The analyses were prepared solely for purposes of Legg Mason's providing its opinion to the Board of the Company as to the fairness to the Company from a financial point of view of the consideration to be paid in the Acquisition and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties, actual results may differ materially.

         Legg Mason, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, and secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Company selected Legg Mason as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Acquisition.

         Legg Mason provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of the Company for its own account and for the account of customers.

         Pursuant to a letter agreement effective May 6, 1997 (the "Letter"), the Company engaged Legg Mason to act as its financial advisor in connection with the Acquisition and any debt financing relating to the Acquisition. Pursuant to the terms of the Letter, the Company paid Legg Mason a retainer of $50,000. In the event the Acquisition is consummated, the Company will be obligated to pay Legg Mason an additional fee of $250,000, plus 100,000 warrants to acquire shares of Common Stock. The warrants will be issued to Legg Mason on the Closing Date and will be exercisable at 100% of the average closing price per share of the Common Stock based on the 20 trading days prior to the Closing Date. The warrants will be exercisable for 4 years and will be entitled to the benefit of piggyback registration rights. In addition, Legg Mason has received $75,000 for its services in rendering the Legg Mason Opinion. The Company has agreed to reimburse Legg Mason for various out-of-pocket expenses, including legal fees, and to indemnify Legg Mason and certain related persons against certain liabilities, including certain liabilities under the federal securities laws.

Federal Income Tax Consequences

         The following discussion is a general summary of the material federal income tax consequences to the Company and its Shareholders that will result from the consummation of the Acquisition by the Company and is based upon the advice of Mantas, Ohliger, McGary & Quinn, P.C., certified public accountants who are tax advisors to the Company. This summary does not discuss state or local taxation, or all aspects of federal taxation that may be relevant to the Acquisition.

         Other than as set forth below, the Acquisition will not result in any material tax consequences to the Company, except that the Company's existing net operating loss carryforwards will be reduced more quickly to the extent of DMS' taxable income after the

Acquisition. As more fully discussed elsewhere, the Acquisition is being accomplished through the use of stock and cash. The depreciable tax basis of the acquired assets will be increased to recognize that portion of the acquisition represented by cash, while the basis of the remaining assets will remain unchanged. In addition, the issuance of stock will not impair or otherwise modify the amount or availability of the Company's existing net operating loss carryovers.

         The Acquisition will not result in any independent federal income tax consequences to the Shareholders of the Company.

Accounting Treatment

         If the Acquisition is consummated, it will be accounted for using the purchase method of accounting applied in accordance with generally accepted accounting principles. Consequently, the assets and liabilities of DMS will be recorded at their estimated fair value, with any difference between the amount of such fair value and the purchase price being recorded as goodwill. The operating results of the combined company will include the results of operations of that part of the combined company which is currently DMS from and after the Closing Date.

Certain Relationships and Related Transactions

         Each of Stanley Ginsburg, the Co-Chairman and Chief Executive Officer of DMS, and Ira Ingerman, the Co-Chairman and Chief Financial Officer of DMS, is currently the owner of approximately 6.1% of the Company's Common Stock, having received a portion of such Common Stock as a result of the sale in 1990 to the Company of Sparks Exhibits Corp., a corporation in which each of Messrs. Ginsburg and Ingerman had an ownership interest. See "Business of the Company -- Business Development." In addition, Mr. Ginsburg is the father of Robert Ginsburg, the President and Chief Executive Officer of the Company.

          DMS leases its principal offices in King of Prussia, Pennsylvania from Ingerman-Ginsburg Partnership, a general partnership whose partners are Stanley Ginsburg and Ira Ingerman, pursuant to a Lease Agreement, dated March, 1984, as amended as of January 1, 1992, January 1, 1995 and July 1, 1996 (collectively, the "Lease"). The premises leased by DMS consist of 60,000 square feet of rentable space and constitutes one-half of the total rentable square feet of a building owned by Ingerman-Ginsburg Partnership. The other half of the building is occupied by a third party unrelated to either DMS, or Messrs. Ginsburg or Ingerman. DMS pays rent in the amount of $3.00 per square foot (triple net); provided that, in the event that the rental with respect to the portion of the building rented to the unrelated third party is increased after June 30, 1999 to more than $3.00 per square foot (triple net), the rental paid by DMS will automatically be increased to that amount, with a maximum of $4.00 per square foot. The term of the Lease expires on December 31, 2002, subject to a five year renewal option at a rental equal to fair market value. The Lease will be assumed by the Subsidiary as a result of the consummation of the Acquisition.

         Following the consummation of the Acquisition, the DMS Principals will own approximately 38% of the voting stock of the Company (including Common Stock already owned by the DMS Principals prior to the Closing Date, excluding the Additional Stock Consideration, and assuming that no Designated Employees receive interests in Fixtures prior to Closing). Because the Company has cumulative voting for the election of directors and a classified board, the DMS Principals will have the ability to elect, over a period of three years following the consummation of the Acquisition, two of the Company's five directors. In addition because the Company's restated certificate of incorporation and the NJBCA provide that certain matters require the approval of two-thirds of the Shareholders of the Company, the DMS Principals will effectively have the right to prevent any such matters from being approved.

No Dissenter's Rights of Appraisal

         There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon hereby. New Jersey law does not require that holders of Common Stock who object to the Acquisition and the Issuances in connection therewith, and who vote against or abstain from voting in favor of the Acquisition and the Issuances in connection therewith be afforded any appraisal or dissenters' rights or the right to receive cash for their shares.

Recommendation of Board of Directors

         The Board of the Company believes the Acquisition is in the best interests of the Company and its Shareholders and recommends that the Company Shareholders vote "FOR" the Acquisition and the Issuances in connection therewith pursuant to the Purchase Agreement.

                             THE PURCHASE AGREEMENT

         The following summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the provisions in the Purchase Agreement, or pertinent exhibits, which are included as Annex A hereto, although all material elements of the Purchase Agreement are described in this Proxy Statement.

Acquisition Consideration

         Components of Consideration. The aggregate consideration to be paid by the Company for all of the partnership interests in DMS consists of (i) the repayment of the Seller Debt, (ii) the balance of the Cash Consideration, (iii) the Stock Consideration and (iv) in the event the Subsidiary achieves at least $12,500,000 in cumulative pre-tax earnings over the five year period following the Closing Date, the Additional Stock Consideration.

         Cash Consideration. The Cash Consideration consists of $14,500,000 less the amount of the Seller Debt, in cash. On September 30, 1997, the Seller Debt was equal to $3,053,909. The Company intends to finance the Cash Consideration (including the repayment of the Seller Debt) partially from internally generated funds, and partially with proceeds of a new bank financing from CoreStates to provide $13,500,000 in aggregate principal amount of a senior secured term loan which will be collateralized by all of the assets of the Company and its subsidiaries. See "The Acquisition -- Financing of the Acquisition."

         Stock Consideration. The Stock Consideration consists of 2,000,000 unregistered shares of the Company's Common Stock. Upon issuance in accordance with the terms of the Purchase Agreement, the 2,000,000 shares of Common Stock will be fully paid and non-assessable. The Purchase Agreement provides for the grant to the DMS Principals of the right under certain circumstances to demand, on not more than three occasions after the date three years after the Closing Date, that the Company file (and use its best efforts to cause to become effective) a registration statement covering shares of Common Stock (including the Stock Consideration and if issued, the Additional Stock Consideration) and to use its best efforts to qualify such shares of Common Stock for sale under the blue sky or securities laws of the various states of the United States. See "-- Registration Rights relating to the Company Securities."

         Additional Stock Consideration. The Additional Stock Consideration consists of up to 250,000 unregistered shares of the Company's Common Stock to be issued in the event that the Subsidiary achieves at least $12,500,000 in cumulative pre-tax earnings (the "Additional Stock Threshold") over the five year period following the Closing Date (the period from the Closing Date to the earlier of the payment of the additional Stock Consideration and the fifth anniversary of the Closing Date, the "Additional Consideration Period"). If earned, the Additional Stock Consideration will be paid by the Company not later than 90 days following the end of the calendar quarter in which the Subsidiary reached the Additional Stock Threshold. In connection with its commitment to provide the Additional Stock Consideration in the event that the Subsidiary achieves the requisite level of earnings, the Company has agreed to permit the Sellers to maintain certain controls over the operations of the Subsidiary during the Additional

Consideration Period as well as to give them certain approval rights with respect to actions of the Company (See "-- Approval Rights of DMS
Representative"). If earned, upon issuance in accordance with the terms of the Purchase Agreement, the 250,000 shares of Common Stock that constitute the Additional Stock Consideration will be fully paid and non-assessable.

         Value of Stock and Additional Stock Consideration. On July 18, 1997, the date of the Purchase Agreement, the Company's Common Stock did not trade. On July 17, 1997, the closing price of the Company's Common Stock was 4-1/8, yielding an aggregate value for the Stock Consideration and the Additional Stock Consideration, if earned, equal to $9,281,250. On the Record Date, the price of the Company's Common Stock was $6-3/8, yielding an aggregate value for the Stock Consideration and the Additional Stock Consideration, if earned, equal to $14,343,750. The foregoing calculations assume that no discount is applied to the market value of the Common Stock due to lack of liquidity or the effect of securities law or contractual restrictions on resale of the shares of Common Stock issued to the DMS Principals.

Closing Date

         Unless the Company and DMS agree otherwise, the Acquisition will be consummated within five days after all conditions to the consummation of the Acquisition have been satisfied or waived. However, it is currently expected that the Acquisition will be consummated on or about December 31, 1997; provided that, in no event will the Closing Date be later than December 31, 1997 without the prior written consent of the Sellers. See "Other Conditions to the Consummation of the Acquisition."

Representations and Warranties

         In the Purchase Agreement, the Sellers have made various representations and warranties relating to, among other things, DMS' business and financial condition, the Sellers' and DMS' requisite corporate (and/or other) authority to enter into and perform their obligations under the Purchase Agreement, the absence of a breach or violation of or default under such parties' charter or bylaws or internal rules or regulations governing conduct of corporate or partnership (as the case may be) actions as a result of the consummation of the Acquisition, the accuracy of DMS' financial statements, tax returns and other filings with applicable taxing authorities, the satisfaction of certain legal requirements, including the receipt of all governmental, regulatory and other necessary consents or waivers for the Acquisition and the absence of certain changes in DMS' business, including the absence of undisclosed liabilities, environmental matters or labor matters having a material adverse effect on DMS' business and material litigation matters, employee benefit plans, material contracts, the nature of its transactions with affiliates and the condition and sufficiency of its assets. In addition, the Sellers have made representations and warranties that each of the Sellers has good and marketable title to the DMS partnership interests owned by such Seller, free and clear of any liens, and that the transfer of such interests in connection with the Acquisition will pass good and marketable title to such interests, free and clear of any liens. The Company has made representations and warranties relating to, among other things, the Company's requisite corporate authority to enter into and perform the obligations under the Purchase Agreement, the absence of a breach or violation of or default under the Company's charter or bylaws, the accuracy of the Company's various filings with the SEC, and the satisfaction of certain legal requirements, including the receipt of all governmental, regulatory and other necessary consents or waivers for the Acquisition.

Conduct of Business Pending Closing

         Pursuant to the Purchase Agreement, the Sellers have agreed that, prior to the Closing Date, and except as otherwise agreed to in writing by the Company and except as set forth in the Purchase Agreement, the Sellers shall cause DMS to conduct its operations according to its ordinary and usual course of business and to cause DMS (i) to (except in contemplation of Closing) (a) not amend its agreement of limited partnership or other similar documents, (b) not make any distribution in respect of any DMS partnership interest except as otherwise permitted by the terms of the Purchase Agreement, (c) not incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices, (d) not commit to make any capital expenditure in excess of $10,000, (e) not sell or acquire real property, personal property or any interest in or improvement thereon or any other asset with a value in excess of $10,000, (f) not amend any employment agreement, pension plan or employee benefit plan other than in the ordinary course of business consistent with past practices, (g) not mortgage, pledge or otherwise encumber any assets or properties other than in the ordinary course of business, (h) not increase compensation or benefits for employees other than in the ordinary course, (i) maintain all of its assets and properties in their present operating condition and repair, ordinary wear and tear excepted, (j) perform its obligations under contracts relating to the business assets and properties of DMS consistent with past business practices, (ii) to give the Company and its representatives full access during normal business hours to all the properties, books, contracts, commitments, and records of DMS, cause its employees to be available to the Company, furnish to the Company all information with respect to DMS which the Company may reasonably request, including without limitation all information about DMS, its business, assets and financial condition required by applicable securities laws to be included in this Proxy Statement, (iii) to receive, hold, treat and if applicable, return all information and data furnished by the Company in accordance with the terms of the confidentiality provisions set forth in the Purchase Agreement, and (iv) to use its best efforts to perform and fulfill its obligations under the Purchase Agreement in order to consummate the Acquisition.

Other Conditions to the Consummation of the Acquisition

         In addition to the Shareholders' approval of the Acquisition and the Issuances in connection therewith, the respective obligations of the Company, DMS and the other parties to the Purchase Agreement to consummate the Acquisition are subject to satisfaction or waiver of the following conditions:
(i) the respective representations and warranties of the Company and Sellers being true and correct as of the Closing Date, (ii) the Company having received the proceeds of the financings contemplated by the Term Loan and having had made available to it the proceeds of the balance of the Credit Facilities, (iii) the Company having received the opinion of Legg Mason updated to the Closing Date,
(iv) the parties having performed, in all material respects, all obligations and agreements, and complied with all covenants, contained in the Purchase Agreement, (v) the Company and the Sellers shall each have received opinions from the other's counsel, and (vi) certain other conditions set forth in the Purchase Agreement. Furthermore, it is a condition precedent to the Company's obligation to consummate the Acquisition that DMS have a tangible net worth equal to at least $5,500,000, that DMS assets and liabilities shall be substantially the same as those set forth in DMS' December 31, 1996 balance sheet, and that there shall have been no material adverse changes in the business or prospects of DMS since December 31, 1996. The Company will not be able to determine whether any of the foregoing conditions have been satisfied until the Closing Date. Although DMS has advised the Company that, as of July 31, 1997, the latest practicable date of determination prior to the date of this Proxy Statement, DMS' tangible net worth was equal to $4,127,825, DMS' balance sheet also reflects approximately $3.1 million of shareholder debt. DMS has also advised the Company that, for purposes of satisfying the closing condition in the Purchase Agreement, a portion of this shareholder debt will be contributed to the capital of DMS to the extent necessary to achieve a tangible net worth of $5.5 million. The Company therefore currently anticipates that DMS' tangible net worth will be at least $5.5 million at Closing.

Government and Regulatory Approvals

         The Company is not aware of any other material governmental or regulatory approvals required for consummation of the Acquisition, other than compliance with applicable securities laws.

Registration Rights Relating to the Company Securities

         The Purchase Agreement grants to the Sellers the right to demand the registration under the Securities Act of the shares of Common Stock constituting the Stock Consideration and the Additional Stock Consideration (collectively, the "Registrable Securities"). Pursuant to the terms of the Purchase Agreement, Sellers holding at least 51% of the Registrable Securities will have the right to demand three registrations after the first three years after the Closing Date. Such Sellers may exercise their demand registration rights by sending the Company a written request for registration, whereupon the Company must prepare and file (and use its best efforts to cause to become effective) a registration statement under the Securities Act and use its best efforts to qualify for sale under the securities laws of the various states of the United States that number of Registrable Securities requested to be registered by DMS; provided, however, that the second and third Registrations must qualify for registration under the Securities Act on Form S-3 or a comparable short form registration and further provided, that the demanding Sellers agree to pay all filing and related expenses for the second and third registrations to the extent such expenses exceed $20,000 per registration. In addition, if the Company proposes to file one or more other registration statements, the Sellers will have certain limited piggyback registration rights to have Registrable Securities included in such registration statements. Legg Mason will have similar limited piggyback registration rights in respect of the shares of Common Stock issuable upon exercise of its warrants in the event the Company proposes to file one or more other registration statements.

Approval Right of DMS Representative

         In the Purchase Agreement, the Company agrees that, until the expiration of the Additional Consideration Period, (a) the Company will not, without the approval of Ira Ingerman (or such other representative of the Sellers designated by them from time to time), (i) enter into any agreement to acquire any other business enterprise (whether by means of merger, purchase of a controlling interest in stock or all or substantially all of the assets of such business) which competes in the same geographical and business areas and which is reasonably likely to cause then existing customers of the Subsidiary or customers then being actively solicited by the Subsidiary to terminate their relationship with the Subsidiary in order to conduct business with such other business enterprise, (ii) amend the Company's Articles of Incorporation or Bylaws in a manner detrimental to Sellers' ability to fulfill the Additional Stock Threshold, (iii) make any material change in the nature of the Company's business, i.e. enter into any business unrelated to the Company's business as of the date of Closing, (iv) acquire substantial entities or sell substantial assets or business of the Company, with "substantial" meaning a sales or purchase price greater than $2,500,000 (whether in cash, assets and/or securities), (v) incur debt in excess of $2,500,000 (excluding the then outstanding balance of the Term Loan), other than to finance operations, or (vi) replace the Chief Executive Officer of the Company, except for "Cause" as defined in his Employment Agreement, and (b) the Company will not, without the consent of the Chief Executive Officer of the Subsidiary (or in the event of his death or disability, the designated representative of the Sellers), (i) make any change in the reporting relationship of the Subsidiary's employees, (ii) hire or fire Subsidiary employees, other than firings for "Cause" as might be defined in applicable employment agreements, (iii) make any Subsidiary capital expenditures, expansions, sale or purchase of assets or business borrowings, or
(iv) make any material changes in Subsidiary sales and marketing strategies, employment arrangements and practices, or manufacturing policies and practices. These approval rights will be suspended after any full fiscal year in which Subsidiary has earnings before taxes of less than $1,000,000 and will be reinstated after any full fiscal year thereafter in which the Subsidiary has earnings before taxes of $1,000,000 or more.

Indemnification

         The Purchase Agreement provides for various indemnification obligations of Sellers and the Company. Pursuant to the Purchase Agreement, Sellers agree severally (to the extent of the consideration received by such Seller) to indemnify and hold harmless, subject to certain limitations, the Company and the Subsidiary from and against any and all losses, claims, damages, liabilities, costs and expenses (collectively, "Damages") suffered by them resulting from or in respect of any breach or default in the performance by Sellers of their covenants and agreements in the Purchase Agreement or any representation or warranty which survives the Closing; provided that, no Damages resulting from or arising out of a breach of certain representations set forth in the Purchase Agreement will be deemed to have occurred unless and until all such Damages exceed an aggregate of $100,000 and then only to the extent of such excess. In no event will Sellers' indemnification obligation under the Purchase Agreement exceed the Acquisition Consideration.

         The Company will be entitled to offset the amount owing to the Company against any future payments owing from the Company to Sellers; provided that, the parties shall be required to submit to arbitration any claim for indemnification or claim of a right of setoff to the extent such claims are not resolved within 60 days following the date of such claim.

Amendment and Waivers

         The Purchase Agreement may be amended by the Company and Sellers at any time before or after approval by the Company's Shareholders of the matters to be submitted to them for approval at the Special Meeting. After such approval, no amendment shall be made which materially increases the amount or materially alters the terms of the Stock Consideration or Additional Stock Consideration without further approval of the Company's Shareholders. The Purchase Agreement may be amended only by a written instrument executed by each of the Company and Sellers.

         At any time on or before the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other act of any of the other parties, (ii) waive any inaccuracies in the representations and warranties made in the Purchase Agreement or in a disclosure schedule of a party delivered pursuant to the Purchase Agreement, (iii) waive compliance with any of the agreements or conditions of the Purchase Agreement which may be legally waived, and (iv) grant consents under the Purchase Agreement. Any such extension, waiver or grant shall be valid only if evidenced by a written instrument executed by the party giving it.

Termination

         The Purchase Agreement may be terminated at any time before consummation of the Acquisition by (i) the mutual consent of the Sellers and the Company, (ii) by either the Company or the Sellers if the Acquisition has not been consummated on or before December 31, 1997 (or any later date which may be mutually agreed to in writing by the Company and the Sellers), or (iii) by either the Sellers or the Company if the other shall have failed to fulfill the conditions set forth in the Purchase Agreement relating to such party for any reasons other than one which relates solely to the act or omission of the party desiring to terminate the Purchase Agreement.

         If the Purchase Agreement is terminated under any of the provisions described above, then subject to the obligation of a party under certain limited circumstances to reimburse the other for costs and expenses not to exceed $35,000, the termination will be without further liability to any party.

The Trust

         Pursuant to the terms of the Purchase Agreement, at Closing, all of the Stock Consideration issued to the DMS Principals will be placed in the Trust by the DMS Principals in order to allow the DMS Principals to vote as a group and to (i) encourage each of the DMS Principals to remain employed by the Subsidiary and (ii) assist the Subsidiary in achieving the earnings levels required to earn the Additional Stock Consideration throughout the five year term of the Trust. The terms of the Trust will provide that each of the DMS Principals will contribute his allocable share of the Stock Consideration to the Trust. Each DMS Principal's stock will be distributed to him upon the dissolution of the Trust provided that such DMS Principal remains (with certain permitted exceptions such as death or disability or termination of employment without cause) an employee of the Subsidiary as of the date of such dissolution. Such stock will become unrestricted as to each DMS Principal ratably over the five year period of the Trust. In the event that any DMS Principal were to cease being employed by the Subsidiary without the consent of the Subsidiary, or were to be terminated by the Subsidiary for cause, prior to the dissolution of the Trust, such person will only be entitled to receive those shares that have become unrestricted, and all restricted shares of stock (plus all rights to receive Additional Stock Consideration, if earned) will be divided pro rata among the remaining DMS Principals. In the event only one DMS Principal remains, such person will receive all remaining restricted shares. Although the Trust will prohibit the DMS Principals from selling, transferring or otherwise conveying restricted Common Stock in the Trust, unrestricted shares may be transferred pursuant to the Trust's terms. The Common Stock held in the Trust may be voted only by the unanimous consent of the DMS Principals, so the stock in the Trust will not be voted in the event only two of the three DMS Principals consent. The Trust will terminate prior to the expiration of its five year term in the event that any two of the three DMS Principal were to cease being employed by the Subsidiary prior to the dissolution of the Trust. The duration and restriction terms of the Trust may only be amended with the Company's prior consent.

                         PRO FORMA FINANCIAL STATEMENTS

         The following unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1997, and the Pro Forma Condensed Combined Statements of Earnings for the six months ended June 30, 1997 and the fiscal year ended December 31, 1996, are presented to give effect to the Acquisition.

         Historical financial data regarding the Company used to prepare the pro forma financial statements were derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for fiscal 1996, which are attached to this Proxy Statement as Annex D-1 and made a part hereof, and the unaudited consolidated financial statements included in the Company's quarterly report on Form 10-Q, which is attached to this Proxy Statement as Annex D-2 and made a part hereof. These pro forma financial statements should be read in conjunction with such historical financial statements.

         Historical financial data regarding DMS used to prepare the pro forma financial statements were derived from the audited financial statements of DMS for fiscal 1996, which are attached to this Proxy Statement as Annex E-1 and made a part hereof, and the unaudited financial statements of DMS for the six months ended June 30, 1997, which is attached to this Proxy Statement as Annex E-2 and made a part hereof. These pro forma financial statements should be read in conjunction with such historical financial statements.

         The pro forma adjustments reflected herein are based on available information and certain assumptions that the Company's management believes are reasonable. Pro forma adjustments made in the Pro Forma Condensed Combined Balance Sheet assume that the Acquisition of DMS was consummated on June 30, 1997, and do not reflect the impact of DMS' operating results or changes in balance sheet amounts subsequent to June 30, 1997. The pro forma adjustments to the Pro Forma Condensed Combined Statements of Earnings assume that the Acquisition of DMS was consummated at the beginning of the fiscal year presented (January 1, 1996), and carried through the interim period presented (six months ended June 30, 1997).

         The Pro Forma Condensed Combined Balance Sheet and Pro Forma Condensed Combined Statements of Earnings are based on assumptions and approximations and, therefore, do not reflect in precise numerical terms the impact of the transaction on the historical financial statements. In addition, such pro forma financial statements should not be used as a basis for forecasting the future operations of the Company.

             Marlton Technologies, Inc. and DMS Store Fixtures, L.P.
                   Pro Forma Condensed Combined Balance Sheet
                               As of June 30, 1997
                                   (Unaudited)


                                                          Historical                                 Pro forma
                                              -----------------------------------  ---------------------------------------
                                                                                      Acquisition
                                                   Marlton          DMS Store         Adjustments
                                                Technologies        Fixtures,        Incr. (Decr.)                Pro forma
                                                    Inc.               L.P.             (Note 1)                  Combined
                                              -----------------   ---------------  ------------------             --------
ASSETS
------
                                                                                          ($1,533,066)     c
CASH                                                 $5,549,259        $1,880,613         ($1,650,000)     a        $ 4,226,806
ACCOUNTS RECEIVABLE, NET                              6,175,955         2,766,886                                     8,942,841
INVENTORY                                             5,094,091         3,578,340             500,000      a          9,172,431
PREPAIDS AND OTHER ASSETS                               575,328           195,800                                       771,128
DEFERRED INCOME TAXES                                   419,000            -                1,200,000      e          1,619,000
                                                     ----------        ----------                                   -----------

         TOTAL CURRENT ASSETS                        17,813,633         8,401,639                                    24,732,206

PROPERTY & EQUIPMENT, NET                             1,843,263           133,270              50,000      a          2,026,533
RENTAL ASSETS, NET                                      841,230                 -                                       841,230
GOODWILL, NET                                         2,893,148                 -          16,813,000      a         19,706,148
DEFERRED INCOME TAXES                                 1,277,870                 -          (1,200,000)     e             77,870
OTHER ASSETS, NET                                       639,905                 -              71,000      d            710,905
                                                        -------                                ------                   -------

                  TOTAL ASSETS                      $25,309,049        $8,534,909                                   $48,094,892
                                                    ===========        ==========                                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
NOTES PAYABLE, PARTNERS &
AFFILIATE                                                              $3,244,969         ($3,244,969)     c
CURRENT PORTION OF LONG-TERM
DEBT                                                 $   55,243                 -           1,350,000      a         $1,405,243
ACCOUNTS PAYABLE                                      3,282,572           648,911                                     3,931,483
ACCRUED EXPENSES AND OTHER                            7,144,240           852,932             100,000      a          8,097,172
                                                    -----------       -----------                                  ------------

TOTAL CURRENT LIABILITIES                            10,482,055         4,476,812                                    13,433,898
LONG-TERM DEBT, NET OF CURRENT
PORTION                                                 125,632            -               12,150,000      a         12,275,632
                                                    -----------       -----------                                  -----------
                  TOTAL LIABILITIES                  10,607,687         4,746,812                                    25,709,530
                                                     ----------         ---------                                  ------------

STOCKHOLDERS' EQUITY
    COMMON STOCK                                        475,559                 -             225,000      a            700,559
    ADDITIONAL PAID-IN-CAPITAL                       21,348,941                 -           7,459,000      a         28,807,941
    ACCUMULATED EARNINGS
(DEFICIT)                                            (7,011,461)        3,788,097          (3,788,097)     b         (7,011,461)
         TREASURY STOCK                                (111,677)                -                                      (111,677)
                                                   ------------                                                     -----------
TOTAL STOCKHOLDERS' EQUITY                           14,701,362         3,788,097                                    22,385,362
                                                   ------------       -----------

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY                                $25,309,049        $8,534,909                                   $48,094,892
                                                    ===========        ==========                                   ===========


             Marlton Technologies, Inc. and DMS Store Fixtures, L.P.
               Pro Forma Condensed Combined Statement of Earnings
                     For the Six Months Ended June 30, 1997
                                   (Unaudited)



                                                           Historical                                    Pro forma
                                             -----------------------------------          -----------------------------------
                                                                                           Acquisition
                                                Marlton               DMS                  Adjustments
                                             Technologies            Store                Incr. (Decr.)        Pro forma
                                                 Inc.             Fixtures, L.P.             (Note 1)           Combined
                                             -------------------  --------------          --------------       --------
NET SALES                                     $24,023,099          $13,442,709                                  $37,465,808
COST OF SALES                                  17,209,149           10,193,828                                   27,402,977
                                               ----------         ------------                                   ----------
        GROSS PROFIT                            6,813,950            3,248,881                                   10,062,831
OPERATING EXPENSES:
        SELLING                                 3,728,754              555,841                                    4,284,595
        GENERAL &                               1,814,744            1,290,332                     292,500 f      3,397,576
        ADMINISTRATIVE                         -----------        ------------                                    ----------

        OPERATING PROFIT                        1,270,452            1,402,708                                    2,380,660
                                             -------------        ------------                                    ----------
OTHER INCOME (EXPENSE):
        INTEREST INCOME                           123,874               60,650                     (45,000) g       139,524
        INTEREST EXPENSE:
              PARTNERS                                 --             (140,265)                    140,265   h
              OTHER                               (28,371)                 --                     (378,000)  i      (406,371)
        OTHER                                     (70,927)               1,776                                       (69,151)
                                               -------------       -------------                                  -----------
                                                   24,576              (77,839)                                     (335,998)
                                               -------------       -------------                                   ----------
INCOME BEFORE INCOME TAXES                      1,295,028            1,324,869                                     2,044,662
PROVISION FOR INCOME TAXES                        510,000                  --                      291,000  j        801,000
                                                -----------        -------------                 ---------          ---------
         NET INCOME                            $  785,028           $1,324,869                                   $ 1,243,662
                                               ============        =============                                  ===========
WEIGHTED AVERAGE NUMBER OF
COMMON AND EQUIVALENT SHARES
OUTSTANDING                                     5,616,074                                                          7,866,074
                                               ===========                                                          =========
EARNINGS PER SHARE:
         PRIMARY AND FULLY
         DILUTED                                                                                                 $       .16
                                                                                                                 ============

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                       FOR SIX MONTHS ENDED JUNE 30, 1997


Note 1.  Pro forma Adjustments

         Note: Adjustments (a) (b) (c) (d) and (e) reflect the allocation of the purchase price based on the estimated fair value of the assets acquired and the liabilities assumed as if the Acquisition had occurred on June 30, 1997.

         (a) Reflects the consideration exchanged for the DMS partnership interests consisting of cash of $14,500,000, of which $13,500,000 is to be provided by a financial institution simultaneous with the Closing, and approximately $650,000 of Acquisition fees, issuance of 100,000 warrants for the Company's Common Stock as additional fees to the Company's investment banker for services in connection with the Acquisition of DMS (valued at $1.425 per warrant due to certain restrictions on the warrants), issuance to certain holders of DMS partnership interests, at Closing, of 2.25 million shares of the Company's Common Stock (valued at $3.32 per share due to certain restrictions on the issued stock), of which 250,000 shares are contingent upon DMS achieving defined cumulative pre-tax earnings over a five year period, and the accrual of expected incremental direct costs to be incurred by the Company in connection with the Acquisition.

         Total consideration exchanged for the DMS partnership interests and the related costs of the transaction less the estimated fair market value of the net assets acquired, as determined by Company management, is classified as goodwill and amortized over a period of 30 years.



          Cash payment                                                            $14,500,000
          Company Common Stock ($3.32 per share)                                    7,470,000
                                                                                  -----------
                                                                                  $21,970,000

          Additional costs:
                -  Professional fees                                  650,000
                -  Warrants to broker                                 143,000
                -  Incremental direct costs                           100,000         893,000
                                                                -------------     --------------
          Total consideration plus additional costs                                22,863,000

          less:
                Net assets acquired, at book value                  5,500,000
                Write-up of inventory to estimated
                   fair market value                                  500,000
                Write-up of property & equipment
                   to estimated fair market value                      50,000       6,050,000
                                                               ---------------    ------------

          Goodwill                                                                $16,813,000
                                                                                  ============

         A higher cost of sales will result during the quarter subsequent to the Acquisition from the re-valuation of DMS' inventory to its estimated fair value. This re-valuation is not an ongoing cost of operations and accordingly, an adjustment of $500,000 is not reflected in the pro forma statement of earnings for 1996.

          In calculating the value of the Company's Common Stock to be issued to the DMS Principals in the Acquisition for purposes of completing these pro-forma financial statements, the Company utilized a 20% discount factor off the average per share trading price of the Company's Common Stock for the ten day period comprised of the five day period prior to and the five day period following the press release announcing the Acquisition. This discount factor takes into account both (i) the overall lack of marketability of the Company's Common Stock issued to the DMS Principals in the Acquisition, due to the Rule 144 trading restrictions attached to them, and (ii) the quantity of shares issued to the DMS Principals in the Acquisition, which if sold into the marketplace by them, would depress the trading price of the Company's stock.

         (b) Reflects elimination of the historical equity accounts of DMS.

         (c) Reflects payment to DMS Principals for notes due them from DMS as of June 30, 1997.

         (d) Reflects the value of 62,500 warrants for the Company's Common Stock at Closing issued to a financial institution.

         (e) Reflects the reclassification of deferred income tax asset balances from long term assets to current assets based on a change in the estimated timing of the utilization of deferred income tax benefits by the Company as a result of the Acquisition

         Note: Adjustments (f) through (j) reflect the allocation of the purchase price based on the estimated fair value of the assets acquired and liabilities assumed as if the Acquisition had occurred on January 1, 1996.

         (f) Reflects increase in depreciation and amortization resulting from adjustments to the carrying amounts of property, plant and equipment, amortization of goodwill over a period of 30 years and amortization of the value of warrants issued to a financial institution over the 5 year term of the financing arrangement.

         (g) Reflects decrease in interest income resulting from the use of available cash for the Acquisition.

         (h) Reflects the elimination of interest expense paid by DMS to its partners which will not be required subsequent to the Acquisition.

         (i) Reflects interest expense paid by the Company to a financial institution resulting from borrowings utilized to partially fund the Acquisition. Interest expense is based on the adjusted LIBOR rate plus an expected spread of approximately 80 basis points. During June

1997 the non-euro dollar LIBOR rate was 5.7%. Accordingly, the pro-forma adjustment reflects a 6.5% annual interest rate. Should that rate increase or decrease by 1/8%, the impact would be to increase or decrease interest expense by approximately $8,000 for the six month period ended June 30, 1997.

         (j) Reflects income tax provision at 39% based on the net earnings of DMS after accounting for all pro-forma adjustments.


Note 2. Impact of Charge against Income for Stock Consideration paid to DMS Employees.

         The foregoing pro forma financial statements do not take into consideration the impact of the required charge against DMS' income in the event that Designated Employees receive Stock Consideration as a result of the Acquisition, which charge would result from DMS having to deduct from income the difference between the fair market value of such equity interests and the absence of consideration paid by such Designated Employees. This charge is estimated to be between $700,000 to $800,000, assuming that the full 10% of the equity interests in Fixtures are transferred to such Designated Employees immediately prior to Closing which would result in the Designated Employees receiving not more than 200,000 shares of the Company's Common Stock. To the extent Designated Employees will receive equity interests in Fixtures, such shares will be issued as bonus compensation to no more than 25 such Designated Employees, and no single Designated Employee will receive shares of Fixtures that would entitle such Designated Employee to receive in excess of 25,000 shares of Common Stock of the Company. See, "The Acquisition -- General Description of the Acquisition." At an assumed fair market value of $4.00 per share (based on the 30 day trading average for the Company's Common Stock for the period ended July 18, 1997, the date of the Purchase Agreement), this charge would not exceed $800,000 (the 200,000 shares multiplied by $4.00 per share).

             Marlton Technologies, Inc. and DMS Store Fixtures, L.P.
               Pro Forma Condensed Combined Statement of Earnings
                      For the Year Ended December 31, 1996
                                   (Unaudited)


                                                       Historical                               Pro forma
                                          ---------------------------------      -----------------------------------
                                                                                  Acquisition
                                              Marlton               DMS           Adjustments
                                           Technologies,           Store           Incr.  (Decr)            Pro forma
                                                Inc.           Fixtures, L.P.         (note 1)              Combined
                                           ----------         --------------     -----------------          --------
NET SALES                                   $38,315,600         $30,124,218                             $68,439,818
COST OF SALES                                27,550,933          23,250,365                              50,801,298
                                             ----------          ----------                            ------------
              GROSS PROFIT                   10,764,667           6,873,853                              17,638,520
OPERATING EXPENSES:
     SELLING                                  6,416,695           1,318,532                               7,735,227
     GENERAL &                                3,002,109           2,761,102        585,000  a             6,348,211
                                              ---------           ---------                           -------------
     ADMINISTRATIVE
                OPERATING PROFIT              1,345,863           2,794,219                               3,555,082
                                              ---------           ---------                            ------------
OTHER INCOME (EXPENSE):
     INTEREST INCOME                            209,913              91,530        (90,000) b               211,443

     INTEREST EXPENSE:
         PARTNERS                                    --            (307,707)       307,707  c
         OTHER                                 (120,226)                 --       (834,000) d              (954,266)
     NET INCOME (EXPENSE)                            --
FROM UNCONSOLIDATED
SUBSIDIARY                                           --             (50,731)        50,731  c                    --
     OTHER                                    1,254,643                  --                               1,254,643
                                              ---------      --------------                             -----------
                                              1,344,290            (266,908)                                511,820
                                              ---------           --------                              -----------
INCOME BEFORE INCOME TAXES                    2,690,153           2,527,311                               4,066,902
PROVISION FOR INCOME TAXES                      350,000                  --        565,000  e               915,000
                                                -------    ----------------        -------              -----------
                NET INCOME                   $2,340,153          $2,527,311                              $3,151,902
                                             ==========          ==========                              ==========

WEIGHTED AVERAGE
OUTSTANDING COMMON
SHARES
     PRIMARY                                  5,233,748                                                   7,483,748
     FULLY-DILUTED                            5,516,428                                                   7,766,428
EARNINGS PER SHARE (NOTE 2):
     PRIMARY                                                                                                  $0.42
     FULLY-DILUTED                                                                                            $0.41

                NOTES TO PRO FORMA FINANCIAL INFORMATION FOR 1996

Note 1. Pro forma Adjustments

    (a) Reflects increase in depreciation and amortization resulting from adjustments to the carrying amounts of property, plant and equipment, and amortization of goodwill over a period of 30 years and amortization of the value of warrants issued to a financial institution over a period of 5 years.

    (b) Reflects decrease in interest income resulting from the use of available cash for the Acquisition.

    (c) Reflects the elimination of interest expense paid by DMS to its partners which will not be required subsequent to the Acquisition and elimination of costs related to an unconsolidated subsidiary which is not being acquired.

    (d) Reflects interest expense paid by the Company to a financial institution resulting from borrowings utilized to partially fund the Acquisition. Interest expense is based on the adjusted LIBOR rate plus an expected spread of approximately 80 basis points. During June 1997 the non-euro dollar LIBOR rate was 5.7%. Accordingly, the pro-forma adjustment reflects a 6.5% annual interest rate. Should that rate increase or decrease by 1/8%, the impact would be to increase or decrease interest expense by approximately $16,000 for the year ended December 31, 1996.

    (e) Reflects estimated income tax provision at 41% based on the net earnings of DMS after accounting for all pro forma adjustments.


Note 2. Earnings Per Share Comparative Calculations

        In order for the Company to provide meaningful comparison between historical and pro forma earnings per share data, the effects of nonrecurring gains and the provisions for income taxes, at comparable tax rates, is necessary. Accordingly, the following table reflects the effects of those items:



                                                                                Year Ended December 31, 1996
                                                                              Marlton                 Pro forma
                                                                              -------                 ---------
                                                                            Historical                Combined
                                                                            ----------                --------
Income before income taxes                                                    $2,690,153               $4,066,902
Non-recurring gain from contract amendment (a)                                (1,200,000)              (1,200,000)
                                                                              ----------              -----------
Income before income taxes, adjusted                                           1,490,153                2,866,902
Provision for income taxes (b)                                                   611,000                1,175,000
                                                                              ----------              -----------
Net income, adjusted                                                          $  879,153               $1,691,902
                                                                             ===========               ==========
Weighted average number of common and
equivalent shares outstanding
-----------------------------
       Primary                                                                 5,233,748                7,483,748
       Fully-diluted                                                           5,516,428                7,766,428
Net income per common and equivalent
shares outstanding (b):
------------------
        Primary                                                                   $.17                     $.23
                                                                                  ====                     ====
        Fully-diluted                                                             $.16                     $.22
                                                                                  ====                     ====

(a) During 1996, income before income taxes included a non-recurring gain from a contractual amendment of $1,200,000.

(b) During 1996, the Company's effective tax rate, as a percentage of income before income taxes, was 13% due to a change in estimate resulting in the release of valuation allowances related to the Company's net operating loss carryforward. An estimated tax rate of 41% was utilized for comparative purposes.

                           MARLTON TECHNOLOGIES, INC.

                             Selected Financial Data

         The following tables set forth certain selected financial data for the Company. The historical financial data for the five years ended December 31, 1996 are derived from the Company's audited consolidated financial statements. The unaudited historical financial data for the six months ended June 30, 1997 are derived from the Company's unaudited consolidated financial statements. These tables should be read in conjunction with the financial statements and other information included in this Proxy Statement as Annexes D-1 and D-2.

                                           Six Months
                                             ended
                                            June 30,
                                              1997           1996          1995           1994            1993           1992
                                             ------         ------        ------         ------          ------         -----
TOTAL ASSETS                             $25,309,049    $22,190,615   $16,607,893    $16,144,711     $13,779,926    $10,753,910
LONG-TERM OBLIGATIONS                        125,632        457,440       991,894        691,676       1,055,311      1,218,375
OPERATIONS:
   Net Sales                              24,023,099     38,315,600    27,671,763     24,613,216      19,172,222     17,509,566
   Operating Profit (Loss)                 1,270,452      1,345,863       739,023        525,969        (192,626)       338,665
   Income (Loss) before cumulative
     effect of accounting changes
     and extraordinary items               1,295,028      2,340,153     1,252,814        486,794        (132,618)       107,585
   Cumulative effect of accounting
     change                                        -              -             -              -       1,500,000              -
   Extraordinary credit (charge)                   -              -             -              -         (96,000)       131,000
   Net Income                               $785,028     $2,340,153    $1,252,814       $486,794      $1,271,382       $238,585
PER COMMON SHARE:
   Income (Loss) from Operations                $.14           $.45          $.32           $.13           ($.03)          $.03
   Extraordinary credit (charge)                   -              -             -              -           ($.03)           .04
   Accounting change                               -              -             -              -             .39              -
Net Income - Primary                            $.14           $.45          $.32           $.13            $.33           $.07
Cash Dividends                                     -              -             -              -               -              -

                           MARLTON TECHNOLOGIES, INC.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations


General Overview

         On August 7, 1990, the Company acquired all of the issued and outstanding stock of Arrow Exhibits, Inc. and transferred the operations to its newly formed subsidiary Sparks Exhibits Corp. ("Sparks"). Through this acquisition, the Company's core business became the custom design, manufacture and sale of sophisticated trade show exhibits, displays, signage and graphics for clients in industry, government, consumer electronics, athletic goods, healthcare, telecommunications and other specialized fields.

         During the fourth quarter of 1990, Sparks purchased certain assets, principally customer lists, from DCA, Inc., a custom trade exhibit business. Additionally, Sparks formed a portable exhibits group, which distributes affiliated and non-affiliated manufacturers' portable exhibit products, in an effort to expand its market to include both high-end (custom exhibits) and lower price point (portable exhibits) products. During July 1991, a wholly-owned subsidiary of Sparks, Sparks Exhibits, Inc. ("Exhibits") acquired assets from two unrelated custom exhibit businesses in suburban Atlanta, Georgia.

         During 1992 the Company, through two newly-formed wholly-owned subsidiaries, Sparks Exhibits, Ltd. ("Limited") and Sparks Exhibits Incorporated ("Incorporated"), acquired assets, respectively, from a custom and portable exhibit manufacturing business in suburban San Diego, California and a custom exhibit business in Melbourne, Florida.

         During July 1993, the Company and an unrelated portable exhibit manufacturer, Abex Display Systems, Inc. ("ADSI"), entered into an agreement to organize a new corporation, Expose Display Systems, Inc. ("EDSI") to manufacture and market the Company's proprietary panelized portable exhibit - Expose - through ADSI's worldwide distribution network.

         During March 1995, the Company and a Japan-based diversified manufacturing and marketing company, Tsubasa System Company Ltd. ("Tsubasa") entered into an agreement to organize a new Japanese corporation, Sparks Exhibits Japan ("SEJ"), and grant exclusive Japan distribution rights to SEJ for the Company's portable exhibits products and technology and to license the name and logo of "Sparks Exhibits" in Japan. See Note 3 of the consolidated financial statements.

         During April 1996, the Company acquired Piper Productions, Inc. ("Piper") of Orlando, Florida which produces business theater, theme park attractions, themed interiors, theatrical scenery and special effects. The acquisition of Piper enhances the Company's ability to pursue exhibit opportunities within Piper's areas of expertise. See Note 2 of the consolidated financial statements.

         Management's aggressive growth plan, since the August 1990 acquisition of Sparks, has resulted in the dramatic expansion of the Company's client base, the development of new business groups for expansion of its products and services, and the extension into major geographic markets in the United States and internationally. Management believes the acquisitions and the continuing development of the new business groups will position the Company to increase its revenue base through the continued offering of expanded products and services to a larger customer network.

Results of Operations

         Three months ended June 30, 1997 as compared with three months ended June 30, 1996

         Sales. Second quarter 1997 revenues of $12.2 million exceeded second quarter 1996 revenues of $10.3 million by approximately 18%.

         The increase in 1997 second quarter revenues, as compared with the same period during 1996, is partially due to the general increase in sales to both new and existing clients during 1997 which created a combined revenue increase of 9% in the Company's three custom exhibit manufacturing facilities - Philadelphia, Atlanta and San Diego. Additionally, the Museums, International, Rental and Piper sales groups experienced a 45% increase in their combined sales during the second quarter of 1997 as compared with their second quarter 1996 combined sales results. The Company's majority-owned Expose' Display Systems Inc. subsidiary experienced a 94% increase in its second quarter 1997 revenues as compared with that subsidiary's revenues during the same period in 1996. This increase is primarily due to higher sales from Expose's laminated modular exhibit system - Expose' LS. The Company's Portable sales group, which distributes portable and modular exhibit systems, second quarter 1997 revenues declined when compared with second quarter 1996 revenues. This expected revenue decrease was due to closing of portable exhibit sales offices in Harrisburg, PA and Wayne, New Jersey during the fourth quarter of 1996. However, the reduced overhead costs associated with the closed offices positively impacted second quarter 1997 profits as compared with second quarter 1996 profits from the Portables group.

         Operating Profits. The 18% increase in second quarter 1997 revenues as compared with second quarter 1996 revenues contributed to a 43% increase in the Company's operating profits during the respective comparative periods. The Company's gross profit level fell to 27.1% as compared with 28.2%, during the respective comparative periods of 1997 and 1996, primarily due to higher sales levels achieved by Piper, whose margins are historically lower than those of the Sparks companies due to the nature of their market and products. Selling and general and administrative costs, as a percentage of sales, fell by approximately 2.0% during the second quarter of 1997 as compared with the second quarter of 1996, also contributing to the higher operating profits recorded during the second quarter of 1997.

         Other Income (Expense): Other income (expense) increased from ($6,027) during the second quarter 1996 as compared with the second quarter 1997 income of $52,221. This increase in other income during the second quarter of 1997 is primarily attributable to interest income and gains from the sale of certain investments during the second quarter of 1997. However, interest expense went down $17,000 during the second quarter 1997 due to the overall reduction of the Company's long-term debt balances from 1996 to 1997.

         Income Taxes. The provision for income taxes, as a percentage of income before income taxes, increased to approximately 40% during the second quarter of 1997 as compared to 30% during the second quarter of 1996. The higher second quarter 1997 rate reflects federal and state income taxes at statutory rates. The 1996 rate reflects the benefit from the release of valuation allowances based upon the Company's expected realization of future benefits from its net operating loss carryforward.

         Net Income. During the second quarter of 1997, net income increased 36% to $382,724 ($.07 per share) as compared with second quarter 1996 net income of $280,386 ($.05 per share). The increase is primarily attributable to the 18% sales increase during the second quarter of 1997 as compared with the second quarter of 1996. The tax provision utilized during the second quarter of 1997, as a percentage of income before income taxes, increased to 40% from the 30% rate used during the second quarter of 1996, as more fully described in the "Income Taxes" section of this MD&A. Exclusive of the effects of the different tax rates used to provide for income taxes, 1997 earnings per share increased 40%, or $.02 per share ($.07 during the second quarter of 1997 as compared with $.05 during the second quarter of 1996) as follows:

                                                       Second Quarter
                                                       --------------
                                                 1997                 1996
                                                 ----                 ----

Income before income taxes                   $  632,724           $  400,386
Adjusted, comparative tax rate                       40%                  40%
                                             ----------           ----------
Provision for income taxes                      250,000               58,000
Net income, as adjusted                      $  382,724           $  242,386
                                             ==========           ==========
Weighted average shares outstanding           5,599,923            5,175,966
                                             ----------           ----------
Net income per common share, as adjusted     $      .07           $      .05
                                             ==========           ==========

         This increase in second quarter 1997 earnings per share includes the dilutive effect of issuing over 206,456 additional shares of the Company's common stock during the first quarter of 1997 in connection with converting $283,056 of Sparks sellers' debt into the Company's common stock (Note 6). Additionally, the higher trading level of the Company's common stock since the second quarter of 1996 signficantly increased the dilutive effect from the Company's incentive stock option programs which increased the number of common shares assumed to be outstanding at June 30, 1997.

         Backlog: The Company's backlog of orders at June 30, 1997 increased approximately 60%, to approximately $13.0 million as compared with $8.0 million as of June 30, 1996. This significant increase is predominantly attributable to a backlog of new orders generated from new and historic custom trade show exhibit customers, the Museums sales group and Piper Productions during the second quarter of 1997. Approximately 80% of the June 30, 1997 backlog will be recorded as 1997 sales volume by the Company.

         Six months ended June 30, 1997 as compared with six months ended June 30, 1996

         Sales. Revenues of $24.0 million exceeded revenues of $18.9 million by approximately 27% between the respective comparative six month periods of 1997 and 1996.

         The increase in 1997 six month revenues, as compared with the same period during 1996, is partially due to the general increase in sales to both new and existing clients during 1997 which created a combined revenue increase of 12% in the Company's three custom exhibit manufacturing facilities - Philadelphia, Atlanta and San Diego. Additionally, the Museums, International, Rental and Piper sales groups more than doubled their combined sales during the initial six months of 1997 as compared with their initial six months of 1996 combined sales results. The Company's majority-owned Expose' Display Systems Inc. subsidiary doubled its initial six months of 1997 revenues as compared with their revenues during the same period in 1996. This increase is primarily due to higher sales from Expose's laminated modular exhibit system - Expose' LS. The Company's Portable sales group initial six months of 1997 revenues declined when compared with related period 1996 revenues. This expected revenue decrease was due to closing of portable exhibit sales offices in Harrisburg, PA and Wayne, New Jersey during the fourth quarter of 1996. However, the reduced overhead costs associated with the closed offices positively impacted its first six months 1997 profits as compared with its first six months 1996 profits from the Portables group.

         Operating Profits. The 27% increase in six month 1997 revenues as compared with six month 1996 revenues contributed to a 50% increase in the Company's operating profits during the respective comparative periods. The Company maintained a relatively consistent gross profit level of 28.4% and 28.8% respectively. Selling, general and administrative costs, as a percentage of sales, fell by approximately 1.2% during the first six months of 1997 as compared with the first six months of 1996, also contributing to the higher operating profits recorded during 1997.

         Other Income (Expense). Other income decreased from $994,814 during the first six months of 1996 as compared with the first six months of 1997 of $24,576. This signficant decrease in other income during the first six months of 1997 is attributable to the $1.0 million gain from the contract amendment (Note
4) recorded during the first quarter of 1996. Interest income increased during 1997 as compared with 1996 due to additional interest from its investments and gains from the sale of certain investments during the first six months of 1997. Interest expense went down $37,000 during the first six months of 1997 due to the overall reduction of the Company's long-term debt balances from 1996 to 1997. The increase in other (expense) reflects the increase in EDSI's profits and the minority partner's 49% interest in those profits.

         Income Taxes. The provision for income taxes, as a percentage of income before income taxes, increased to approximately 40% during the first six months of 1997 as compared to 30% in the first six months of 1996. The higher 1997 rate reflects federal and state income taxes at statutory rates. The 1996 rate reflects the benefit from the release of valuation allowances based upon the Company's expected realization of future benefits from its net operating loss carryforward.

         Net Income. During the first six months of 1997, net income decreased to $785,028 ($.14 per share) as compared with first six month 1996 net income of $1,294,296 ($.26 per share). The decrease is primarily attributable to the $1.0 million gain from the contractual amendment which took place during the first quarter of 1996. Additionally, the tax provision during 1997, as a percentage of income before income taxes, increased to 40% from the 30% tax provision rate utilized during 1996, as more fully described in the "Income Taxes" section of this MD&A. Exclusive of the effects of the different tax rates used to provide for income taxes and the 1996 contractual gain, 1997 earnings per share increased by 40% as follows:

                                                   Six Months Ended June 30
                                                   ------------------------
                                                       1997           1996
                                                       ----           ----

Income before income taxes                         $ 1,295,028    $ 1,844,276
Non-recurring gain from
  contract amendment                                      --       (1,000,000)
                                                   -----------    -----------
     Sub-total                                       1,295,028        844,276
 Adjusted, comparative tax rate                             40%            40%
                                                   -----------    -----------
Provision for income taxes                             510,000        332,000
Net income, as adjusted                            $   785,028    $   512,276
                                                   ===========    ===========
Weighted average shares outstanding                  5,616,074      4,889,895
                                                   -----------    -----------
Net income per common share, as adjusted           $       .14    $       .10
                                                   ===========    ===========

         This increase in the first six months of 1997 earnings per share includes the dilutive effect of issuing 206,456 additional shares of the Company's common stock during the first quarter of 1997 in connection with converting $283,056 of Sparks sellers' debt into the Company's common stock (Note 6). Additionally, the higher trading level of the Company's common stock since the second quarter of 1996 signficantly increased the dilutive effect from the Company's incentive stock option programs which increased the number of common shares assumed to be outstanding shares at June 30, 1997.

         1996 As Compared with 1995

         Sales. Revenues for 1996 of $38.3 million, represents a 38.5% increase over 1995 revenues of $27.7 million. The $10.6 million increase during 1996 over 1995 revenues was attributed to sales increases from all business groups except Portable sales. Additionally, the April 1996 acquisition of Piper generated approximately $3.4 million of new sales volume during 1996.

                                                  1996                1995
                                                  ----                ----
Custom exhibits group                         $19,953,000         $17,063,000
Museum and production group                     3,970,000          2, 816,000
Piper scenic group                              3,407,000                 --
International group                             3,364,000           2,252,000
Expose, net of intercompany sales               3,095,000           2,129,000
Portable sales                                  2,866,000           3,179,000
Rental group                                    1,661,000             233,000
                                              -----------         -----------
         Total revenues                       $38,316,000         $27,672,000
                                              ===========         ===========

         The largest percentage increase in 1996 revenues as compared with 1995 revenues were experienced by the Rental group (613%) which completed its first full year of operations during 1996. The International group and the Museum and productions group experienced 49% and 41% increases, respectively, primarily due to their start-up growth and the Company's investments and marketing efforts since 1993. Revenues from the Company's joint venture, Expose', experienced a 45% revenue increase during 1996 over 1995 due to the increased acceptance of the Expose' product line by ADSI's national distribution network and the 1996 introduction of Expose' LS (laminate system) into the marketplace. The 17% increase in 1996 revenues as compared with 1995 revenues from the Company's core business - Custom exhibits group - reflects the Company's continuing client-base expansion. This increase, however, was experienced only in the Philadelphia and San Diego facilities, where 1996 revenues exceeded 1995 revenues in those facilities by 35%. The Atlanta and Florida facilities experienced a 29% decline in core business revenues during 1996 as compared with 1995, predominantly due to less work being transferred into those two facilities by the Philadelphia location during 1996. Accordingly, management consolidated the Melbourne, Florida facility into the Orlando-based Piper Productions facility during January 1997. Additionally, management continues to seek experienced custom exhibit account executives with existing client bases for the Company's Atlanta facility. If revenues can be increased in the Atlanta facility then its operating profits should also increase due to higher operating efficiencies and absorption of fixed overhead costs.

         Portable sales experienced a 10% reduction in 1996 sales as compared with 1995. This reduction is a result of the Company's decision to eliminate the stand-alone Portable sales offices in Harrisburg, PA and Wayne, NJ during the fourth quarter of 1996. The $3.4 million of 1996 revenues generated by Piper accounted for approximately one-third of the company's 1996 increase in sales volume as compared with 1995.

         Operating Profits. The Company recorded an 82% (approximately, $600,000) increase in operating profits during 1996 as compared with 1995. The 1996 gross profit percentage decreased marginally from a 1995 gross profit percentage of 28.8% to 28.1% during 1996. This decrease was primarily due to the higher 1996 sales from the business groups which historically generate lower gross margins (Museum and Rental groups) in addition to the $3.4 million of sales from Piper, whose gross margins are similar to the Museum group's historic margin levels. The 1996 selling costs, $1.7 million higher as compared with the same period during 1995, were attributed primarily to sales commissions on the higher revenues and increased sales and marketing costs in connection with the development of the Company's three-year strategic marketing plan, to be implemented during 1997. However, as a percentage of sales, selling costs were approximately one-half percent lower during 1996 as compared with 1995. General and administrative costs, as a percentage of sales, decreased approximately 1.3% during 1996 as compared with 1995. The higher sales levels and related gross profits more than offset the increased selling and general and administrative costs, contributing to the $600,000 increase in 1996 operating profits as compared with 1995 operating profits. Piper sales of $3.4 million contributed gross profit levels consistent with management's expectations during its initial nine months of operations. Management's cost reduction policies and procedures positively impacted Piper's operating profits during 1996.

         Operating profits related to the Expose' product during 1996 remained consistent with 1995 operating profits. While there was a 45% increase in 1996 revenues over 1995 revenues, the operating profit margin decreased during 1996 as compared with 1995, from 6.6% to 4.5%. Pursuant to the July 1993 agreement with ADSI, the minority partner in EDSI, contractual cost allocations from ADSI to EDSI increase as sales from the Expose' products become a larger percentage of ADSI's overall sales to its distribution network. Accordingly, while EDSI sales increase, so do the allocated fixed, selling and administrative costs, which has a direct impact on EDSI's operating results. Additionally, EDSI incurred higher expenses during 1996 in connection with the introduction of its newest product line, Expose' LS.

         During the fourth quarter of 1996, management closed the two stand-alone Portable sales offices due to their consistently marginal returns and the fixed costs associated with maintaining separate showrooms away from the Company's manufacturing facilities. Operating profits for 1996 for this group fell $30,000 when compared with 1995 operating profits, after charging-off certain selling and administrative costs associated with the closing of those two offices.

         Other Income (Expense). Other income increased by approximately $1,368,000 during 1996 as compared with 1995. This increase is attributed to the $1,200,000 gain the Company recorded during 1996 in connection with the contractual amendment more fully described in Note 3 to the consolidated statements. Net interest income improved by $124,000 during 1996 as compared with 1995 due to larger cash reserves available for investment. Other items generated a $46,000 positive swing during 1996 as compared with 1995 other items.

         Income Taxes. The provision for income taxes, as a percentage of income before taxes, increased to 13% during 1996. The provision incorporates federal, state and local income taxes of approximately $350,000 as compared with an income tax benefit of $538,000 during 1995. This increase is due to higher 1996 taxable income and a smaller effective tax rate benefit resulting from the release of valuation allowances.

         Net Income. During 1996, net income increased to $2,340,153 ($.45 per share) as compared with 1995 net income of $1,252,814 ($.32 per share). The dramatic increase, however, is partially attributable to the 1996 gain from the contractual amendment of $1,200,000. Exclusive of the effects of this gain, earnings per share for 1996 increased 70%, or $.07 per share ($.017 during 1996 as compared with $.010 during 1995) as follows:


                                                         1996           1995
                                                         ----           ----
Pre-tax net income                                $2,690,153        $   714,814
Gain from contract amendment                      (1,200,000)              --
                                                  ----------        -----------
                                                   1,490,153            714,814
Adjusted tax rate                                         41%                43%
                  Tax provision                     (600,000)          (307,000)
                                                  ----------        -----------
Net income, as adjusted                           $  879,153        $   407,814
                                                  ==========        ===========
Primary shares outstanding                         5,233,748          3,935,700
Net income per common share                            $0.17              $0.10
                                                  ==========        ===========

         This increase includes the dilutive effect of issuing 500,000 additional shares of the Company's common stock during the first quarter of 1996 in connection with the contract amendment.

         Backlog. The Company's backlog of orders at December 31, 1996 was approximately $8.5 million as compared with approximately $6.2 million as of December 31, 1995. This significant increase is attributable to a backlog of new orders generated through the Museums and International groups, EDSI and Piper and from experienced account executives with established client bases in the Company's core business - Custom exhibits group.

         1995  As Compared With 1994

         Sales. Revenues for 1995 of $27,672,000 represented a 12.4% increase over 1994 revenues of $24,613,000. The $3.0 million 1995 increase over 1994 was attributed to sales increases from all business groups.

                                                      1995           1994
                                                      ----           ----
Custom exhibits group                             $17,063,000     $16,155,000
Portable sales                                      3,179,000       3,001,000
Museum and productions group                        2,816,000       1,936,000
International group                                 2,252,000       1,857,000
Expose, net of intercompany sales                   2,129,000       1,664,000
Rental group                                          233,000            --
                                                  -----------     -----------
                  Total revenues                  $27,672,000     $24,613,000
                                                  ===========     ===========

         The largest percentage increases in 1995 revenues as compared with 1994 revenues were experienced by the Museum and production group, the Expose' joint venture and the International group - 45%, 28% and 21%, respectively. 1995 sales from the Custom exhibit group and Portable sales increased over 1994 sales by approximately 7% and 6%, respectively. The dramatic 1995 percentage increases experienced in the Museum and productions group, the International group and the Expose' joint venture are results of these business groups start-up growth and the Company's investments and marketing efforts since 1993. The respective 7% and 6% increases experienced during 1995 by the Company's core business in Custom exhibits and Portable sales reflects the impact of lower marketing budgets of Fortune 1000 customers which were offset by the Company's client-base expansion during 1995.

         Operating Profits. The Company experienced a 40% increase in 1995 operating profits as compared with 1994 operating profits. The 1995 operating profit increase was attributed to the following areas.

         A significant 1995 increase of $1.3 million revenues from the Museum and production group and the International group over 1994 revenues assisted in increasing the operating profits of the facilities in Atlanta, San Diego and Melbourne, Florida, with San Diego experiencing the largest 1995 sales percentage increase of 85% over 1994 sales.

         Total sales revenues for the three facilities during 1995 approximated $9.5 million as compared with $6.0 million during 1994, a 58% increase. The Philadelphia location, however, experienced a 1995 revenue shortfall of $1.1 million as compared with 1994 revenues. This decrease is primarily a result of work transferred from the Philadelphia location to the Atlanta and Florida facilities during 1995. However, the Philadelphia location's operating profits increased by virtue of fixed cost controls and the higher gross margins achieved on its overall sales volume. The gross profit percentage increased from 27.9% to 28.8% during 1995. This increase is attributed to overall operating efficiencies and absorption of fixed overhead costs realized by all locations from the higher sales volume as well as a significantly higher contribution from EDSI during 1995. Selling and administrative costs, as a percentage of overall sales, increased marginally by 1/2%, during 1995 as compared with 1994. This increase is primarily due to the Company's continuing marketing investments in the Expose' business group.

         Revenues from the Expose' business group increased approximately $465,000 during 1995 which contributed to a significant increase in operating profits. While 1994 sales levels were sufficient to absorb the fixed overhead, selling and administrative costs incurred during that year, they were only sufficient to generate a marginal operating profit during 1994. However, the higher 1995 sales levels were sufficient to absorb higher 1995 fixed, selling and administrative costs and to generate significantly higher operating profits during 1995. Additionally, the reduction of direct costs related to the main component of the Expose' product positively impacted this group's operating margins during 1995. Portable sales experienced a modest 6% sales increase during 1995 as compared with 1994. However, this business group increased its selling and administrative support costs during 1995 to meet the demand for customized exhibits utilizing standard portable exhibit components. The effect of the increased overhead during 1995 within this group reduced 1995 operating profits as compared with 1994.

         Other Income (Expense). Other income decreased by approximately $173,000 during 1995 as compared with 1994. This decrease is predominantly attributed to the $250,000 gain the Company recorded during the first quarter of 1994 in connection with an insurance settlement for certain claims. See Note 4 to the consolidated financial statements.

         Interest income during 1994 is net of principal declines for cash and cash equivalent investments in certain U.S. government and liquid bond funds. Interest income during 1995 did not include any principal declines. As a result, interest income during 1995 was approximately $81,000 higher when compared to 1994.

         Interest expense decreased marginally during 1995 when compared to 1994. Other income decreased during 1995 as compared with 1994 primarily due to recording the minority interest in EDSI's 1995 profit of $42,256 as compared with the 1994 loss of $16,837. Also included in other income is a $33,367 gain recorded during 1995 by the Company on the sale of a stock investment previously written-off.

         Income Taxes. The Company recorded an income tax benefit of approximately $538,000 during 1995, net of an income tax provision for current federal, state and local taxes approximating $66,000. This deferred income tax benefit is due to the release of valuation allowances based on the Company's current evaluation of the future utilization of its net operating loss carryforward. During 1994, the effect of releasing the valuation allowances was to generate a tax provision approximating 28% of income before incomes taxes. See Note 14 to the consolidated financial statements.

         Net Income. Net income for 1995 increased to $1,252,814 ($.32 per share) as compared with 1994 net income of $486,794 ($.14 per share). A substantial portion of 1995 net income is attributable to the $538,000 ($.14 per share) net income tax benefit as a result of the releasing of valuation allowances, more fully described above. Additionally, during 1994, net income of

$486,794 included a $250,000 ($180,000 net of income taxes, $.05 per share) gain from an insurance settlement. Net income, during 1994, exclusive of the insurance gain was $306,794 ($.08 per share) as compared with 1995 net income of $514,667 ($.13 per share), utilizing a comparative income tax provision rate of 28%, as utilized during 1994. Comparatively, 1995 net income increased approximately 68% over 1994.

Liquidity and Capital Resources

                  Six months ended June 30, 1997 as compared with Six months ended June 30, 1996

         During the six months of 1997, the Company increased its cash reserves by $2,249,249; from $3,300,010 to $5,549,259. As a result of the record sales level acheived and an increased backlog of orders not yet delivered at June 30, 1997, the Company experienced an increase in its trade accounts receivable and inventory balances approximating $1.5 million. This increase, however, was offset by a $2.9 million increase in accounts payable and other accrued expenses. The increase in trade payables and accrued expenses primarily relates to approximately $3.8 million of customer deposits collected against uncompleted contracts as of June 30, 1997 which substantially contributed to the Company's increase in cash balances as of June 30, 1997.

         The Company expended approximately $310,000 on capital assets including $140,000 of revenue-producing rental assets during the first six months of 1997.

         During the first six months of 1997, the Company did not borrow against its revolving credit facility of $1.25 million to support the higher trade receivables and operating cash requirements of the business. Additionally, it repayed $600,000 of bank term debt during that period. Additionally, the Company converted $283,056 of term debt due to the Sellers of Sparks into 206,456 shares of the Company's common stock during the first six months of 1997 (see Note 6).

         The Company's June 30, 1997 current ratio of 1.7 to 1 remained consistent with the December 31, 1996 current ratio. The Company's debt to equity ratio increased from .6 to 1 as of December 31, 1996 to .7 to 1 at June 30, 1997, primarily due to the higher levels of customer deposit liabilities noted in the prior paragraph. The Company maintains, but did not utilize, a $1.25 million credit facility. Additionally, the Company does not anticipate utilizing this facility to support operations for the remainder of the year.

         1996 As Compared With 1995

         During 1996, the Company increased its cash reserves by $2,271,404, from $1,028,606 to $3,300,010. This significant increase in the Company's cash reserves is predominantly attributed to the transaction described in Note 3 to the consolidated financial statements.

         As a result of the record sales levels and an increased backlog at December 31, 1996 the Company experienced an increase in its trade accounts receivable and work in process approximating $2.9 million. This increase was offset by a $2.8 million increase in accounts payable and other accrued expenses, primarily as a result of a $1.0 million increase in trade payables related to the higher December 31, 1996 inventory level, a $700,000 increase in accrued compensation and a $713,000 increase in accrued costs associated with the contract amendment described in
Note 3 to the consolidated financial statements.

         During 1996, the Company invested approximately $575,000 in revenue-producing rental assets to accommodate an increasing market for rental exhibits. Accordingly, the Rental group increased its 1996 revenues by $1.4 million over 1995 rental revenues. These assets should be used repeatedly to accommodate future customer rental requirements and generate a return on the Company's invested capital.

         The Company expended approximately $900,000 during 1996 for the following assets, $300,000 for data processing and CAD equipment, $150,000 for machinery and equipment, and $150,000 for other capital assets. Additionally, EDSI, the Company's 51% owned portable exhibit company, invested approximately $300,000 for Expose' LS (a newly-developed and marketed laminated modular exhibit system) tooling and dies.

         During 1996, the Company borrowed and repaid up to $503,000 under its revolving credit facility to support increased trade receivables and operating cash flow requirements, as of December 31, 1996, there were no borrowings under this facility. Additionally, the Company repaid outstanding term debt of approximately $406,000 during 1996.

         The Company's December 31, 1996 current ratio and debt to equity ratios remained constant, at 1.7 to 1 and .6 to 1, on December 31, 1996 as compared with December 31, 1995, respectively.

Outlook

         The initial six months of 1997 sales volume, approximating $24.0 million, greatly contributed to the higher operating profits the Company experienced during the first six months of 1997. The Company expects continued sales growth in all business groups during 1997 except from the Portable exhibit group which closed two sales offices during the fourth quarter of 1996. The Company's expects sales volume and operating profits during 1997 to be enhanced by the full year impact of revenues and earnings from the April 1996 acquired Piper Productions. Significant sales growth from the Museum , International , Rentals and Piper sales groups should compliment the expected sales growth in the Company's core Custom exhibits group. The Company's historic gross profit percentage may be difficult to maintain in light of the expected increase in 1997 sales volume from the Museum, the Rental and Piper sales groups, whose historic margins fall somewhat below traditional custom exhibit margins. Additionally, the Company's core business client base of Fortune 1000 companies are more tightly managing their marketing budgets which may negatively impact the Company's historic custom exhibit margins. The expected higher revenues and the related gross profits from the Museum, International, Rental and Piper groups, when coupled with the custom exhibit group's expected sales volume increase and the related gross profits, should enhance the Company's 1997 overall operating profits by aiding the Philadelphia, Atlanta and San Diego facilities to generate more consistent operating efficiencies.

         Sales volume from the Company's majority-owned EDSI should continue to exceed 1996 revenues as the expanded Expose' product lines become more widely accepted through the minority partner's distributor network. Operating results from this business group should also improve during 1997 if contractual fixed, selling and administrative cost allocations from the minority partner do not outpace the gross margins achieved from the expected additional sales volume.

         The Company is continuing its fourth quarter 1996 commenced project of replacing its existing management information systems hardware and software with state-of-the-art technology which should position the organization to effectively meet the changing environment of information processing among its clients and suppliers. Additionally, the new technology should increase operating efficiencies between the Company's four regional manufacturing facilities as information should be processed and managed more seamlessly. Accordingly, the Company hired a Director of Management Information Systems during the first quarter of 1997 to guide the Company in its acquisition and utilization of new hardware and software, with an overall budget most recently projected to approximate $600,000. The Company is hopeful that this necessary investment in technology will assist it in minimizing the need for significant additional support personnel as the expected sales growth continues.

         Management is encouraged by the Company's overall performance during the first six months of 1997 and realizes certain areas will continue to require additional attention and resources during 1997. While the Company's San Diego operation builds upon its progress from 1995 and 1996, the Company continues to seek additional account executives for that region to ensure positive trends in sales and operating profits during the balance of 1997 and beyond. To that end, the Company recently hired an experienced General Manager for that region to assist it in obtaining new account executives and providing the operation sales opportunities from his historic customer relationships. Conversely, the Atlanta operation continues to perform below management's expectations. While management is encouraged by the contributions made by the Rental group in the Atlanta facility, the Company's core custom exhibits group has an insufficient Atlanta client base to support the fixed costs of that operation, and is dependent upon the transfer of custom exhibit work from the Philadelphia, San Diego and Orlando facilities. The Company continues to focus on hiring experienced sales executives with an existing base of custom exhibit clients, within the Atlanta region to contribute the additional sales volume which should assist in stabilizing the Atlanta facility's results of operation.

         The Company has entered into a definitive purchase agreement to acquire DMS located in King of Prussia, PA, for $14.5 million of cash and up to 2.25 million unregistered shares of its Common Stock, in accordance with the terms of the Purchase Agreement. Privately-held DMS has supplied custom made fixtures and displays to national retailers, department stores and consumer products manufacturers for over 50 years. DMS had sales of approximately $30 million and operating profits approximating $2.8 million during 1996.

The Company further announced that it received a bank commitment to provide the required financing for this transaction and Legg Mason, the investment banking firm and the Company's financial advisor, rendered its opinion that the amount of consideration to be paid by the Company is fair from a financial point of view. The purchase of DMS is subject to additional conditions including the approval by the Company's Shareholders and DMS having a minimum tangible net worth of $5,500,000 at Closing. There can be no assurance that the transaction will be completed, or completed as currently anticipated. Both the Company and DMS executives are working toward final consummation of the transaction during the fourth quarter of 1997.

         The Company's June 30, 1997 balance sheet, which includes strong current and debt to equity ratios, as well as cash flow from operations, is postured to support growth and investment in opportunities like the transaction described above, which could be translated into higher shareholder value. By meeting the outlined challenges, maintaining the highest standards for product quality and customer service, and, aggressively seeking acquisition possibilities, within industries meeting management's financial and synergy requirements, the Company will be positioned to take advantage of future opportunities.

Forward-looking Statements

         This Proxy Statement contains forward-looking statements including without limitation, the forecasts and predictions of the Company set forth in "-- Outlook" in "The Acquisition -- Opinion of Financial Advisor" and in the pro forma financial information of the Company and DMS set forth in "Pro Forma Financial Statements". In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 there are certain important factors that could cause the Company's actual results to differ materially from those included in such forward-looking statements. Some of the important factors which could cause actual results to differ materially from those projected include, but are not limited to: the Company's ability to continue to identify and complete strategic acquisitions to enter new markets and expand existing business, continued availability of financing to provide additional sources of funding for future acquisitions, capital expenditure requirements and the effects of competition on products and pricing, growth and acceptance of new product lines through the Company's sales and marketing programs, changes in material prices from suppliers, uncertainties regarding accidents or litigation which may arise in the ordinary course of business, and the effects of, changes in the economy, monetary and fiscal policies, laws and regulations, inflation and monetary fluctuations and fluctuations in interest rates, both on a national and international basis and the risks and disadvantages relating to the consummation of the Acquisition. See "The Acquisition -- Reasons for the Acquisition".

                     BUSINESS OF MARLTON TECHNOLOGIES, INC.

Business Development

         The Company was incorporated as a New Jersey corporation in 1966. The Company's business was related to computerized electronic telecommunication systems until 1988, when it sold substantially all of its operating assets.

         On August 7, 1990, the Company acquired the business of Sparks Exhibits Corp. ("Sparks"). Sparks custom designs and manufactures sophisticated trade show exhibits, displays, architectural and museum interiors, graphics and signage, provides trade show services and designs and sells portable exhibits. During the fourth quarter of 1990, the Company acquired the accounts and assets of the trade exhibit division of a competitor and also established a portable exhibits group. The Company subsequently formed (i) Sparks Exhibits, Inc. ("Exhibits") during July 1991 in the Atlanta, Georgia area, (ii) Sparks Exhibits, Ltd. ("Limited") during July 1992 in the San Diego, California area, and (iii) Sparks Exhibits incorporated ("Incorporated") during December 1992 in the Orlando, Florida area, in each case by acquiring the assets of trade show exhibit manufacturing companies. During August 1993, the rights and related business assets to a panelized portable trade show exhibit owned by Limited were transferred to a 51% Company -owned subsidiary, Expose Display Systems, Inc. ("EDSI"), with the manufacturing and distribution facilities moved to Los Angeles, California during March 1994. During April 1996, the Company acquired the stock of Piper productions, Inc. ("Piper") in Orlando, Florida. Piper produces business theater, theme park attractions, themed interiors, theatrical scenery and special effects. Currently all of the Company's operating revenues are derived from Sparks, Exhibits, Limited, Incorporated (collectively, the "Sparks Companies"), EDSI and Piper.

Business of the Company

         Products and Services. The Sparks Companies custom design and manufacture sophisticated trade show exhibits, displays, architectural and museum interiors, graphics and signage, provide trade show services, and sell portable exhibits. EDSI produces and distributes a line of panelized portable exhibits. Piper is a theatrical construction company that specializes in the manufacture of scenery for live shows, television, theme park attractions, themed interiors and themed tradeshow exhibits. Clients include industry, government, museum, theme park companies and commercial establishments. Graphics and industrial designers develop and manage custom design requirements from concept through final construction, employing sophisticated computer-aided design software and hardware. Complete graphics facilities provide full in-house dark room capabilities, silk-screening, and state of the art computerized design/graphics. Electronics and audiovisual capabilities include on-staff electronic specialists, consultants, and vendor relationships which provide multi-media equipment and programs, fiber-optic technology, laser disk video interactive program production, video and computer games, simulators, and customized software and hardware applications. The Sparks Companies are full service exhibit houses, providing show service coordination, freight coordination, refurbishing, storage and marketing literature distribution. Many clients are Fortune 1000 firms, who typically contract for custom trade show exhibit projects in excess of $100,000. Additionally, a majority of these clients store their exhibits at a Sparks Company facility, where ongoing refurbishing and coordination of clients' trade show schedules are provided. The Sparks Companies also represent domestic clients who desire to exhibit at international trade shows. The Sparks Companies design such exhibits, and, through an international network of independent exhibit manufacturers, arrange for the manufacture and delivery of trade show exhibits to the desired tradeshow. The Sparks Companies also design and manufacture trade show exhibits for a number of United States subsidiaries of foreign corporations, for use in domestic trade shows. In 1992, Limited began to produce and distribute panelized portable exhibits known as "Expose", through a network of predominantly U.S. portable exhibit dealers, including the Sparks Companies and unaffiliated dealers. Since August 1993, EDSI has assumed responsibility for this portable exhibit production and distribution.

         Marketing and Distribution. Sales by the Sparks Companies to domestic customers for both domestic and foreign trade shows and sales by Piper to domestic customers are solicited primarily through internal marketing groups. Purchase of sophisticated exhibit products usually involves a substantial dollar commitment by the customer as significant expertise is required to properly meet the customer's needs. Sales personnel are required to be knowledgeable with respect to the design and manufacturing of sophisticated exhibit products as well as complying with internal profitability requirements. In addition to the sales personnel, senior officers devote substantial time and effort to sales and marketing activities. EDSI's panelized portable exhibits are marketed by EDSI's minority shareholder, Abex Display Systems, Inc. ("ADSI"), to retail portable exhibit dealers by direct solicitation, media advertising and participation in trade shows for the portable exhibit industry.

         Manufacturing and Raw Materials. The Sparks Companies design, develop and manufacture custom trade show exhibits utilizing an in-house staff of designers, carpenters, electricians and warehousemen. Specialty items such as steel work and studio production are subcontracted. The Sparks Companies also subcontract the manufacture of exhibits for foreign trade shows. The Sparks Companies coordinate shipping, exhibit set-up and removal at the customer's trade show and, in most cases, subsequently store the exhibit for the customer. Piper Productions' manufacturing comprises various technical and artistic disciplines. Piper employs scenic carpenters and metal workers to fabricate scenery which is painted by skilled scenic artists. Raw materials for custom, scenic and portable exhibits, as well as subcontractor work, are readily available from various vendors. Patents, trademarks and licenses are not important to operations. The Philadelphia operations are the only unionized facility, with a three-year labor contract expiring June 30,1998. Portable exhibit configurations, together with graphics and signage, are typically designed by the Sparks companies for a client. Portable exhibits are produced by EDSI, in the case of Expose, or are purchased from unrelated manufacturers for resale. Graphics and signage may be produced internally or subcontracted. Geographic distribution rights are typically granted by portable exhibit manufacturers based on annual sales volume levels. The Sparks Companies have obtained such distribution rights from their primary sources of portable exhibits, and other portable exhibit dealers have been granted such distribution rights with regard to Expose.

Amounts spent by EDSI during each of the last three years on the development of new products, including the required machinery, equipment and tooling to manufacture and produce the products approximates $325,000, $144,000 and$104,000, during 1996, 1995 and 1994 respectively. Other than previously described, the Company made no material disbursements during each of the last three fiscal years for research and development activities.

         Seasonality of Business. Trade shows traditionally occur regularly throughout the year with the exception of the third quarter when business to business trade shows are historically at a low point. The Sparks Companies' business has also been of a seasonal nature due to the fact that trade show activities in specific industries, such as health care and telecommunications, are a function of the seasonal show schedules in such industries. The Sparks Companies have embarked on a program to seek new clients and sales people with client bases in different industries to reduce the effects of the slower sales period. Additionally, the Company is now offering other products and services, such as sales of scenic and themed exhibits, portable exhibits and permanent exhibits which are less seasonal in nature.

         Working Capital. The Sparks Companies', Piper's and EDSI's working capital requirements are fulfilled by funds generated through operations, bank term loans and revolving credit facilities. Working capital requirements are not affected by project size requirements or accelerated delivery for major customers due to general policies of progress billing on larger jobs. Additionally, the Sparks Companies, Piper and EDSI do not require continuous allotments of raw materials from suppliers and do not generally provide extended payment terms to customers other than lease and purchase arrangements with credit-worthy customers, not exceeding terms of three years.

         Significant Customers. During 1996 and 1995, no individual customer accounted for at least 10% of consolidated net sales.

         Backlog. The Sparks Companies', Piper's and EDSI's backlog of orders at June 30, 1997, December 31, 1996, and December 31, 1995 was approximately $13,000,000, $8,500,000 and $6,200,000, respectively. The entire current backlog primarily relates to expected 1997 sales. The Sparks Companies, Piper and EDSI maintain a client base from which new orders are continually generated, including refurbishing of existing exhibits stored in Sparks Companies' facilities. There are also a significant amount of Sparks Companies and Piper proposals outstanding with current and prospective clients. Sales for the Sparks Companies routinely occur during the period immediately preceding customer trade shows.

         Competition. The Sparks Companies and Piper compete with other companies offering similar products and providing similar services on the basis of price, quality, performance and client-support services. The custom trade show exhibit, scenic and themed exhibit, and permanent exhibit manufacturing market and portable exhibits sales market include a large number of national and regional companies, some of which have substantially greater sales and resources than the Sparks Companies and Piper. In addition to their

Philadelphia, Atlanta, San Diego and Orlando manufacturing facilities, the Sparks Companies and Piper utilize their national and international affiliations and relationships to meet customers needs in other geographic areas. EDSI competes primarily with other manufacturers of portable exhibits, some of which have substantially greater operating histories, sales and resources than EDSI. Due to the lack of specific public information, the Sparks Companies', Piper's and EDSI's competitive position is difficult to ascertain.

         Environmental Protection. The Sparks Companies', Piper's and EDSI's compliance with Federal, state and local provisions regulating discharge of materials into the environment or otherwise relating to the protection of the environment has not had and is not expected to have a material effect upon their capital expenditures, earnings, and competitive position.

         Employees. The total number of persons employed by the Company is approximately 275 of which 270 are full-time employees.

         Properties.  The Company currently leases five facilities as follows:

     Location                     Square Footage                             Purpose
     --------                     --------------                             -------

   Philadelphia, PA                 235,000                Office, showroom, warehouse & manufacturing

   Austell, GA                       81,000                Office, showroom, warehouse & manufacturing

   El Cajon, CA                      80,000                Office, showroom, warehouse & manufacturing

   Orlando, FL                       45,000                Office, warehouse & manufacturing

   Huntington Beach, CA                 500                Custom exhibits sales office

         Additionally, EDSI operates in a portion of the office, showroom, warehouse and manufacturing space within the minority shareholder's 60,000 square foot North Hollywood, California facility.

         The Sparks Companies' and Piper's office, showroom, warehouse and manufacturing facilities were all in good condition and adequate for 1996, based on normal five-day operations, and are adequate for 1997 operations, including any foreseeable internal growth. The Company does not anticipate any difficulty in acquiring additional space, if necessary.

         Legal Proceedings. The Company is not involved in any material pending legal proceedings.

                            DMS STORE FIXTURES, L.P.

                             Selected Financial Data


         The following tables set forth certain selected financial data for DMS. The historical financial data for the five years ended December 27, 1996 are derived from DMS' audited and unaudited financial statements. The unaudited historical financial data for the quarter ended June 30, 1997 are derived from DMS' unaudited financial statements. These tables should be read in conjunction with the financial statements and other information included in this Proxy Statement as Annexes E-1 and E-2.



                              Six months
                                ended
                               June 30,
                                 1997             1996              1995              1994            1993            1992
                                ------           ------            ------            ------          ------          -----
TOTAL ASSETS                  $8,534,909       $9,236,278         $7,683,768      $7,121,533       $5,262,888      $4,490,924
LONG-TERM
OBLIGATIONS                            -                -          3,072,311       3,457,311        1,344,811         798,323
OPERATIONS:
     Net Sales                13,442,709       30,124,218         25,753,583      25,150,273       15,253,701      13,556,626

     Operating Profit          1,402,708        2,794,219          1,665,175         245,496          569,282          95,570

     Net Income(b)            $1,324,869       $2,527,311         $1,271,803(a)      $88,251(a)      $499,743         $31,487

         (a) Includes deferred compensation which represents discretionary bonuses to the partners/shareholders of DMS. Deferred compensation, included in general and administrative expenses of $322,792 in 1996 and $2,112,500 in 1995, is fully vested and non-interest bearing. $385,000 was paid in 1995, with the balance contributed to capital or converted to notes payable, partners in 1996.

         (b) DMS is structured as a partnership with any federal or state income tax liabilities being assumed by the respective partners. Accordingly, DMS did not provide for federal and state income taxes.

                            DMS STORE FIXTURES, L.P.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

Results of Operations

         Six months ended June 30, 1997 as compared with six months ended June 30, 1996.

         Sales

         Revenues for the first six months of 1997, approximating $13.4 million, exceeded the first six months of 1996 revenues of approximately $12.3 million by 9% due to increased sales to both new and existing customers.

         Gross Profits

         Gross profits increased from approximately 21.1% during the first six months of 1996 to 24.2% during the related six months of 1997. This increase was primarily attributed to higher margins on certain international sales orders which occurred during the first six months of 1997.

         Operating Income

         Operating income increased from $868,441 during the first six months of 1996 to $1,402,708 during the first six months of 1997, an increase of 62%. Additionally, operating profits increased, as a percentage of sales, from 7.1% to 10.4% during the related first six months of 1996 and 1997, respectively. The overall increase in operating income is a direct result of higher sales and higher margins achieved by DMS during the first six months of 1997 as well as lower selling and general and administrative costs. As a percentage of sales, selling and general and administrative costs decreased to 13.7% during the first six months of 1997, as compared with 14.0% during the first six months of 1996. The significant increase in operating profits during the first six months of 1997 as compared with the first six months of 1996 was predominantly due to the higher gross profit margins achieved on the $13.44 million of revenues during 1997 as compared with $12.29 million of 1996 revenues for the comparative six month periods.

         Other Income (Expense)

         Interest expense to partners and affiliate increased from $118,000 to $140,000 during respective first six month periods of 1996 and 1997 relative to demand notes bearing interest at a bank's prime rate. Interest income increased to $60,650 from $42,895 during the respective six month periods of 1997 and 1996. This increase was due to higher cash balances available for investment during 1997 as compared with 1996. DMS incurred a second quarter 1996 non-recurring charge of $322,792 as part of restructuring its partners' interests.

         Income Taxes

         DMS is structured as a partnership with any federal or state income tax liabilities being assumed by the respective partners. Accordingly, DMS did not provide for federal and state income taxes during the respective six month periods of 1997 and 1996.

         Net Income

         Net income increased from $474,247 during the first six months of 1996 to $1,324,869 for the first six months of 1997. The increase in sales and the higher gross profit percentage achieved on those sales, as well as lower other costs relative to the 1995 non-recurring restructuring of its partners' interests, significantly contributed to the higher 1997 net income level when compared with the 1996 net income level for the six month periods. Due to DMS's status as a non-taxable entity (see Income Taxes, above), both Net income and Income before the provision for income taxes are the same.

         Backlog

         DMS maintained a backlog of orders approximating $9.0 million at June 30, 1997 as compared with $8.3 million as of June 30, 1996.

         Liquidity

         DMS's cash balances decreased from December 31, 1996 to June 30, 1997 by approximately $1.7 million after generating approximately $1.3 million of cash from operating profits. This decrease, however, occurred primarily from cash distributions and payments against notes to the DMS partners during the first six months of 1997 which approximated $2.2 million. Inventory increased by approximately $1.1 million primarily due to the backlog of orders not delivered as of June 30, 1997. Accounts receivable and prepaid expenses decreased by a net amount of $156,000 while accounts payable and accrued expenses increased by approximately $144,000. There were no significant purchases of property and equipment during the first six months of 1997.

         DMS did not utilize an available $1.0 million unsecured working capital facility from a bank during the six months of 1997.

         DMS's current ratio remained relatively constant at June 30, 1997 when compared with December 31, 1996, approximately 1.8 to 1. Exclusive of $3.24 million of current portions of notes payable due to partners at June 30, 1997, DMS's current ratio was 5.6 to 1. Due to the changing nature of the partner's capital accounts, debt to equity ratios are not comparable.

Results of Operations

         1996 as compared with 1995

         Sales. Revenues for 1996 of $30.1 million exceeded 1995 revenues of $25.8 million by approximately 17% due to higher 1996 sales to DMS' two major customers, one of which required DMS products for its 1996 expansion of retail stores.

         Gross Profits. Gross profits increased from approximately 20.2% during 1995 to 22.8% during 1996. This increase was primarily attributed to higher margins on certain international sales orders.

         Operating Income. Operating income increased from $1.7 million during 1995 to $2.8 million during 1996, an increase of 64%. Additionally, operating profits, as a percentage of sales, increased from 6.5% during 1995 to 9.3% during 1996, a 43% increase. The overall increase in operating income is a direct result of higher sales and higher margins achieved by DMS during 1996. Selling and general and administrative costs, as a percentage of sales, remained relatively constant at 13.6% and 13.7% during 1996 and 1995, respectively.

         Other Income (Expense). Interest expense to partners and affiliate increased from $271,400 during 1995 to $307,707 during 1996 which relates to demand notes bearing interest at a bank's prime rate. DMS wrote off an investment in an unconsolidated subsidiary in the amount of $235,908 during 1995 and another investment in an unconsolidated subsidiary in the amount of $50,731 during 1996. Interest income remained relatively constant at $91,530 and $96,900 during 1996 and 1995, respectively.

         Income Taxes. DMS is structured as a partnership with any federal or state income tax liabilities being assumed by the respective partners. Accordingly, DMS did not provide for federal and state income taxes during 1996 and 1995.

         Net Income. Net income approximately doubled during 1996 as compared with 1995, from $1.27 million during 1995 to $2.53 million during 1996. The increase in sales and the higher gross profit percentage achieved on those sales, as well as the impact of items described in Other income (Expense), significantly contributed to the higher 1996 net income level when compared with the 1995 net income level. Due to DMS' status as a non-taxable entity (see Income Taxes, above), both Net income and Income before the provisions for income taxes are the same.

         Backlog. DMS maintained a backlog of orders approximating $7.4 million and $6.7 million at December 31, 1996 and 1995, respectively. The increase at December 31, 1996 was primarily due to an international order received but not delivered as of that date. Generally, this backlog of orders is recognized as sales during the subsequent six months. The backlog at the end of the fourth quarter is normally the lowest backlog maintained by DMS when compared with backlog balances at the end of the first, second and third quarters. This is due to the seasonality of DMS' business, normally slowest during the fourth quarter, somewhat higher during the first quarter and highest during the second and third quarters of the year.

         Liquidity. DMS increased its cash balances from December 31, 1995 to December 31, 1996 by $1.77 million. This increase occurred primarily from cash provided by DMS' operations during 1996 since DMS has relatively low annual depreciation charges and needs for capital assets. Accounts receivable increased by approximately $382,000 primarily due to the higher sales levels experienced during 1996. Inventory, including advances made to third-party subcontractors, decreased by approximately $633,000 during 1996 with accounts payable and other accrued expenses increasing by approximately $145,000. Notes payable to partners and deferred compensation decreased by approximately $2.2 million during 1996, of which approximately $900,000 was paid to the partners, and $1.3 million contributed to the partners' capital accounts. Additionally, during 1996, DMS made distributions to its partners amounting to $576,000. Purchases of office furniture, fixtures and equipment approximated $86,000 during 1996.

         DMS did not utilize an available $1.0 million unsecured working capital facility from a bank during 1996.

         DMS' current ratio remained relatively constant at December 31, 1996 when compared with December 31, 1995, approximately 1.8 to 1. Exclusive of $3.82 million of current portions of notes payable due to partners at December 31, 1996, DMS' current ratio was 6.7 to 1. Due to the changing nature of the partners' capital accounts, debt to equity ratios are not comparable.

         1995 as compared with 1994

         Sales

         Sales during 1995 increased marginally by 2.5%, over 1994 sales. This increase, however, occurred despite a 29% decrease in revenues from a major customer, from $12.6 million during 1994 to $8.9 million during 1995. Sales to other clients increased to $16.9 million during 1995 from sales levels of $12.5 million during 1994, a 34% increase.

         Gross Profits

         Gross profits, as a percentage of sales, remained consistent during 1995 and 1994, 20.2% and 20.4%, respectively.

         Operating Income

         Operating income increased from $245,496 during 1994 to $1,665,175 during 1995, a 578% increase. As a percentage of sales during the respective periods of 1994 and 1995, operating income increased from 1.0% to 6.5%. This increase in 1995 operating income is predominantly attributable to significantly lower general and administrative costs during 1995 as compared with 1994 general and administrative costs. As a percentage of sales, 1995 general and administrative costs were 9.4% as compared with 15.9% during 1994. The decrease during 1995 is attributable to lower levels of officer and partner compensation as compared with compensation paid to officers and partners during 1994. Selling costs, as a percentage of sales, increased during 1995 to 4.3% from 3.5% during 1994. This increase is due to the higher level of sales commissions paid to DMS account executives on sales to clients, other than the major customer whose 1995 revenues accounted for $8.9 million of 1995 revenues as compared with $12.6 million of 1994 revenues. Accordingly, sales commissions on the $16.9 million of other client revenues during 1995, exceeded sales commissions on $12.5 million of other client revenues during 1994.

         Other Income (Expense)

         Interest expense to partners and affiliate increased from $210,068 during 1994 to $271,400 during 1995 which relates to demand notes bearing interest at a bank's prime rate. DMS wrote off an investment in an unconsolidated subsidiary in the amount of $235,908 during 1995. Interest income increased from $51,806 during 1994 to $96,900 during 1995 due to higher levels of cash available for investment during 1995.

         Income Taxes

         DMS is structured as a partnership with any federal or state income tax liabilities being assumed by the respective partners. Accordingly, DMS did not provide for federal and state income taxes during 1995 and 1994.

         Net Income

         Net income significantly increased during 1995 as compared with 1994, from $88,251 to $1,271,803. The net decrease in 1995 operating costs, as well as the impact of items described in Other income (expense), significantly contributed to the higher 1995 net income level when compared with the 1994 net income level. Due to DMS's status as a non-taxable entity (see Income Taxes, above), both Net income and Income before the provision for income taxes are the same.

                                 BUSINESS OF DMS

History of DMS

         DMS Store Fixtures, L.P. was founded in 1930 as Arrow Decorating & Fixtures Co. and engaged in the design, manufacture and distribution of decorative materials and displays, principally to store chain retailers and other small retailers in the Delaware Valley with display windows showing their products as was prevalent in the 1930's and 1940's. In 1945 the emphasis moved to the design and manufacture of point of purchase displays and merchandising fixtures. After World War II, DMS expanded its facilities to an 85,000 square foot office and factory building in Philadelphia, Pennsylvania and rapidly grew as a prominent member of the Point of Purchase display industry, designing and manufacturing displays and fixtures for many of the growing consumer manufacturers of the late 1940's and 1950's -- companies like Philco Corp., Endicott Johnson Stores and Hanover Shoe Company.

         Through a series of acquisitions in the 1960's and 1970's, Arrow Display Associates, as DMS was called at that time, expanded rapidly in the industry by acquiring new sales people, accounts and expertise in new materials like acrylic, wire and metal, in addition to the wood products for which it had been well known. Arrow's initial association with J.C. Penney, which continues today, started in 1956 and grew rapidly throughout the 1970's. During the 1980's, Arrow Display Associates participated in the nationwide expansion of the J.C. Penney stores throughout the United States and became its major wood fixture supplier throughout the decade. To facilitate its growth during the 1980's, DMS was formed (retaining Arrow Display Associates as a division) to develop further the store fixture product line which was becoming its main area of expertise. Arrow was retained to concentrate on the Point of Purchase business. DMS occupied in 1983, a 120,000 square foot building in King of Prussia, PA as its headquarters for its management team and as a warehouse for the growing inventory it was handling as a service to its customers. In 1990, J.C. Penney's strategy changed and requirements for large inventories diminished in favor of "just in time" manufacturing techniques. DMS reduced its facilities to one-half. This smaller 60,000 foot space proved more efficient for the growing volume it was experiencing through the 1990's. During the 1990's, DMS's emphasis has been on expanding its horizons with a growing sales force and many new accounts while retaining the long-standing relationship with J.C. Penney and other newly acquired retailers.

         DMS's sales and activities now operate out of four locations, King of Prussia, PA being its principal headquarters, and other sales offices in Dallas, Texas, Atlanta, Georgia and Ohio. The "Information Systems Department" in King of Prussia communicates, informs and services its customers, factories and sales force throughout the United States on a daily basis.

Business of DMS

         Products and Services. DMS is engaged in the business of supplying custom store fixtures, showcases and Point of Purchase displays for a wide array of retail customers. DMS has expertise and capabilities to take a design from concept to installation. Engineers and designers work with the customers to develop the fixture design through computer aided design ("CAD") equipment and development of a prototype, if necessary. Engineering drawings are then produced and provided to the factory for production. DMS utilizes manufacturers with whom it has developed long standing business relationships from the early 1980's for the production of its products. These factories work closely with the DMS management team to fulfill DMS' philosophy which is to produce a quality product, on time, at the lowest possible cost.

         Customers and Sales. DMS has a wide array of customers including specialty stores, specialty store chains and department stores. In 1996, DMS's two largest customers represented 68% of total revenue. No other single customer represent more than 10% of sales in 1996. Additionally, DMS developed significant sales of more than $1.5 million in South America in 1996. DMS employs a sales force of eight nationwide, working out of four sales offices. The sales force is responsible for establishing and maintaining relationships with over twenty accounts throughout the western hemisphere.

         The Industry. The retail fixture industry includes the manufacture and distribution of fixtures used in outfitting new retail stores and remodeling existing stores. The primary users of a custom design wood and metal store fixture include specialty apparel chains, "category killer" stores (large stores which specialize in one type of goods, and typically carry a broad range of products, manufacturers and product lines covering this type of goods), department stores and outlet stores. Principal users of standard fixtures made primarily of metal include supermarkets, hardware and building supply stores and drug stores.

         The competitive nature of the retail marketplace has compelled many retailers to attempt to distinguish themselves creating a unique store and brand image. Through the use of Point of Purchase advertising and in store fixtures and displays, retailers seek to differentiate their products by creating a distinct retail environment that is consistent with the image of their particular brand or product.

         Competition. The fixture industry is highly fragmented with approximately 2,700 competitors in North America. Many of these competitors are either small niche suppliers of a limited product or are opportunistic suppliers of certain projects who are unable to undertake a multiple location program for a major retailer.

         Employees. The total number of persons employed by DMS on a full time basis is approximately 40.

         Properties.  DMS currently leases one principal facility as follows:

             Location                 Square Footage      Purpose
             --------                 --------------      -------

             King of Prussia, PA      60,000              Office and Warehouse

DMS currently leases the King of Prussia facility from a partnership owned by Ira Ingerman and Stanley Ginsburg. See "The Acquisition - Certain Relationships and Related Transactions."

         Legal Proceedings. DMS is not involved in any material pending legal proceeding.

                     MARKET PRICE DATA FOR THE COMMON STOCK

         The Common Stock is listed on the American Stock Exchange under the symbol "MTY." The following table shows the high and low sales prices of the Common Stock on the AMEX:



                         1997                1996                1995
                         ----                ----                ----
    Quarter         High       Low      High       Low      High       Low
    -------         ----       ---      ----       ---      ----       ---
       1           4-3/16     3-3/8     2-1/2     1-1/4     1-1/8      7/8
       2           4-7/16     3-1/4     3-1/2     1-5/8     2-1/8      1
       3            7-1/8     3-3/4     5-1/4     2-5/8     2         1-1/2
       4             N/A       N/A     4-11/16    3-7/16    1-3/4     1-3/16

         On June 25, 1997, the last trading day preceding public announcement of the signing of the letter of intent regarding the Acquisition, the high, low and closing price per share of Common Stock as quoted on the AMEX was $4-7/16, $4-1/16 and $4-7/16 respectively, on July 17, 1997, the last trading day preceding public announcement of the execution of the Purchase Agreement, such high, low and closing price was $4-1/4, $4-1/8 and $4-1/8 respectively, and on the Record Date, such high, low and closing price was $6-9/16, $6-3/8 and $6-3/8, respectively. As of the Record Date, there were approximately 1,094 record holders of the Common Stock.

                                 DIVIDEND POLICY

         No dividends were paid during the past two fiscal years. The Company currently intends to employ all available funds in the business. Future dividend policy will be determined in accordance with the financial requirements of the business. The loan documentation relating to the Credit Facilities will provide that the Company may not pay dividends or make distributions to its shareholders.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as of the Record Date (i) with respect to those persons known by the Company to be the beneficial owners of 5% or more of the Company's Common Stock, and (ii) with respect to each director, executive officer, and all directors and executive officers of the Company as a group, and (iii) giving effect to ownership changes as a result of the consummation of the Acquisition.


                                                Amount and Nature          Percent               Assuming               Percent
                                                   of Beneficial              of              Consummation of             of
      Name and Address of Beneficial Owner          Ownership             Class (1)           Acquisition (A)          Class (B)
      ------------------------------------         -----------            ---------          -----------------        ----------
Citibank, N.A. ("Citibank"), as Trustee of the
Commingled Employee Benefit Trust
("CEBT")
399 Park Avenue
New York, New York 10043.......................    772,226(2)               16.2%               772,226(2)               11.4%

Alan I. Goldberg
2828 Charter Road
Philadelphia, Pennsylvania 19154...............    680,226(3)               12.7                680,226(3)                9.3

Robert B. Ginsburg
2828 Charter Road
Philadelphia, Pennsylvania 19154...............    674,026(3)               12.6                674,026(3)                9.2

Tsubasa System Co. Ltd. ("Tsubasa")
Tachibana Annex Building
2-25-14 Kameido, Koto-Ku
Tokyo, Japan 136...............................    500,000(4)               10.5                500,000(4)                7.4

Stanley D. Ginsburg
50 Belmont Ave., #1014
Bala Cynwyd, PA 19004..........................    287,602(5)                6.1                787,602                  11.7

Ira Ingerman
1300 Centennial Road
Narberth, PA 19072.............................    287,602(5)                6.1                787,602                  11.7

Lawrence Schan ................................        100                    *               1,000,100                  14.8

Fred Cohen.....................................    134,060(6)                2.8                134,060(6)                2.0

Edmond D. Costantini, Jr.......................    137,500(7)                2.8                137,500(7)                2.0

Dr. William F. Hamilton........................     72,771(8)                1.5                 72,771(8)                1.12

Seymour Hernes.................................     66,640(9)                1.4                 66,640(9)                1.0

All directors and executive officers as a group  1,695,620                                    1,695,620                  20.8
         (6 persons)...........................   (3,6,7,8,9)               27.6                (3,6,7,8,9)

*Represents less than 1% of the outstanding shares of Common Stock.

         (1) Percent of class has been computed on the basis of the number of shares of Common Stock outstanding as of the Record Date, plus for any shareholder or shareholder group, the number of shares which would be outstanding if that shareholder or shareholder group exercised all stock options and conversion rights exercisable within 60 days after the Record Date.

         (2) CEBT is a collective investment fund for various tax exempt pension and profit sharing trusts for which Citibank acts as trustee. Record ownership of these shares is in the name of a nominee of Citibank. Citibank disclaims beneficial ownership of such shares.

         (3) Includes for each of Messrs. Goldberg and Ginsburg, an aggregate of 573,423 shares which may be acquired within 60 days after the Record Date upon the exercise of outstanding stock options and conversion rights. Includes for each of Messrs. Goldberg and Ginsburg 69,623 shares held by the Company's 401k Plan for the benefit of Company employees. Each of Messrs. Goldberg and Ginsburg is a trustee of such plan, and each disclaims beneficial ownership of all such shares except 1,963 shares and 2,045 shares held for the benefit of Messrs. Goldberg and Ginsburg, respectively, as a participant in such plan.

         (4) On January 22, 1996, in connection with a restructured joint venture with the Company, Tsubasa received 500,000 unregistered shares and the waiver by the Company of all future royalties from Sparks Japan, in consideration of a Tsubasa $3,000,000 investment in the Company.

         (5) On June 18, 1992, Messrs. Ginsburg and Ingerman filed a Schedule 13D with the Securities and Exchange Commission indicating that they jointly held 130,000 shares with joint voting and dispositive powers and that each of them had the right to acquire 185,491 shares with sole voting and dispositive power as a result of conversion rights obtained in connection with the August 1990 sale of Sparks Exhibits Corp. to the Company. Each of Messrs. Ginsburg and Ingerman exercised their conversion rights in part and each obtained 37,500 shares on August 7, 1992, 112,235 shares on August 25, 1993 and, in accordance with an amended August 7, 1995 agreement, 72,867 shares on January 1, 1997. On September 30, 1996, Messrs. Ginsburg and Ingerman filed Amendment No. 1 to
Schedule 13D, indicating that they no longer held any shares jointly, that each maintains independent discretion regarding his shares, and that they disclaim that they are a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934.

         (6) 89,713 of these shares are held in trust for the benefit of the children of Mr. Cohen and an additional 14,300 shares and an aggregate of 400 shares are held directly by his wife and children, respectively. Mr. Cohen disclaims beneficial ownership of such shares. Includes an aggregate of 24,167 shares which Mr. Cohen may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

         (7) Includes an aggregate of 122,500 shares which Mr. Costantini may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

         (8) Includes an aggregate of 43,667 shares which Dr. Hamilton may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

         (9) Includes an aggregate of 1,500 shares held directly by his wife. Mr. Hernes disclaims beneficial ownership of such shares. Also includes an aggregate of 43,667 shares which Mr. Hernes may acquire within 60 days after the Record Date upon the exercise of outstanding stock options.

         Of the shares held by CEBT, 608,388 were purchased from the Company for an aggregate consideration of $999,994.75 on May 3, 1968. The related purchase agreement provides, among other things, that the Company will use its best efforts, if requested, to cause the election of a nominee of Citibank to the Board. Citibank did not designate any nominee for the 1997 election of directors. The purchase agreement also provides CEBT with the right to require the Company to register for sale shares owned by CEBT at the Company's expense or to participate in any registration of shares undertaken by the Company.

         (A) Share amounts assume that no Designated Employee receives equity interests in Fixtures and therefore that no Designated Employee is entitled to receive any Stock Consideration or Additional Stock Consideration, if earned. These amounts also assume that of the entire 2,000,000 shares of Stock Consideration was issued to the DMS Principals, 1,000,000 shares was issued to Lawrence Schan, 500,000 shares to Ira Ingerman and 500,000 shares to Stanley Ginsburg. See "The Acquisition -- General Description of the Acquisition." These share amounts accordingly assume that the Stock Consideration was not placed in the Trust, and they do not give effect to the provisions of the Trust that designate such shares of stock as "restricted". Giving full effect to the provisions of the Trust, all 2,000,000 shares of Stock Consideration would be held of record by Ira Ingerman, as trustee, with the initial beneficial ownership of such shares being divided among Lawrence Schan (1,000,000 shares), Ira Ingerman (500,000 shares) and Stanley Ginsburg (500,000 shares).

         (B) Percent of class has been computed on the basis of the number of shares of Common Stock outstanding as of the Record Date, plus the 2,000,000 shares of Stock Consideration to be issued at the Closing of the Acquisition, plus for any shareholder or shareholder group, the number of shares which would be outstanding if that shareholder or shareholder group exercised all stock options and conversion rights exercisable within 60 days after the Record Date (and therefore, does not include any of the Additional Stock Consideration since such shares are issuable neither within such 60 day period nor within 60 days after the Closing Date).

                          DESCRIPTION OF CAPITAL STOCK

         The outstanding capital stock of the Company on the Record Date consisted of 4,767,414 shares of Common Stock, par value $0.10 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on the Record Date with respect to the matters to be voted upon at the Special Meeting.

         The Board of Directors is divided into three classes of two directors each, each of which serves for a term of three years. However, one class currently has only one director.

         Pursuant to the Company's restated certificate of incorporation, as amended, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock. If the Amendments are approved, the authorized Common Stock will be increased to 50,000,000 shares and 10,000,000 shares of Undesignated Preferred will be authorized. The following description of certain of the Company's securities is a summary, does not purport to be complete or to give effect to applicable statutory or common law and is subject in all respects to the applicable provisions of the Company's restated certificate of incorporation, as amended, and the information herein is qualified in its entirety by this reference, although all material elements of such securities are described in this Proxy Statement.

Common Stock

         Holders of Common Stock are entitled to cumulative voting in the election of directors and one vote per share on all other matters on which the Shareholders are entitled or permitted to vote. Subject to the terms of any outstanding classes of preferred stock (assuming Shareholder approval of the proposal contained in this Proxy Statement to authorize 10,000,000 shares of Undesignated Preferred, and assuming issuance of one or more classes of preferred stock thereafter), the holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Company's Board of Directors out of funds legally available therefor. On liquidation or dissolution, holders of Common Stock are entitled to share ratably in all net assets available for distribution to Shareholders after payment of any liquidation preferences to holders of preferred stock, if any. Holders of Common Stock have no redemption, conversion or preemptive rights.

Special Provisions of the Company's Restated Certificate of Incorporation and New Jersey Law

         The provisions of the Company's restated certificate of incorporation and bylaws summarized in this Section may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a Shareholder might consider in such Shareholder's best interest, including those attempts that might result in a premium over the market price for the shares held by a Shareholder.

         Shareholder Meetings. The bylaws provide that Shareholders' nominations for the Board and proposals for other business to be transacted at Shareholders' meetings must be timely received by the Company and must comply with specified form and content requirements. The bylaws also provide that special meetings of Shareholders may be called only by the President of the Company, by a majority of the members of the Board, or by Shareholders holding not less than 40% of the Company's capital stock issued and outstanding.

         Limitation of Director Liability. Sections 14A:6-14 and 14A:2-7 of the NJBCA (the "Limitation of Liability Sections") authorize corporations to limit or to eliminate the personal liability of directors to corporations and their Shareholders for damages for breach of any duty to the corporation. Although the Limitation of Liability Sections do not change a director's duty to his or her corporation, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's restated certificate of incorporation limits the liability of directors to the Company or its Shareholders to the fullest extent permitted by the Limitation of Liability Sections. Specifically, directors of the Company will not be personally liable for damages for breach of any duty owed to the Company or its Shareholders, except for liability based upon an act or omission (i) in breach of the director's duty of loyalty to the Company or its Shareholders, (ii) not in good faith or which involve a knowing violation of law, or (iii) for any transaction from which the director received an improper personal benefit.

         Indemnification. To the maximum extent permitted by law, the bylaws provide for mandatory indemnification of current and former directors, officers, employees, agents and fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such indemnified persons is or was serving at the request of the Company against all expenses, liabilities and losses to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of the Company or of such other enterprise. In addition, the Company must advance amounts to directors, officers, employees and agents for reasonable expenses incurred by or on behalf of them in connection with indemnifiable claims.

         Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, it is the understanding of the Company that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Board of Director Provisions. The Company's restated certificate of incorporation (i) classifies the Board into three separate classes, as nearly equal in number as possible, with one class being elected each year, (ii) provides that directors may be removed with or without cause only with the approval of either the holders of two-thirds of the Common Stock or a majority of the Board, (iii) provides that any vacancy on the Board may be filled only by the remaining directors then in office, even if such directors constitute less than a quorum, (iv) provides that the number of directors may be determined only by the affirmative vote of the majority of the Board of Directors, and (v) provides that to amend and repeal, or to adopt any provision inconsistent with, the foregoing provisions, not less than two-thirds of the Common Stock must vote in favor of such amendment or adoption, unless such modification is approved by a majority of the Board, in which case the modification may be approved by two-thirds of the votes cast by holders of Common Stock.

         The foregoing provisions of the Company's restated certificate of incorporation have the effect of making it more difficult to effect an immediate change in, and otherwise to affect by a majority vote of the Common Stock, the composition of the Board. These provisions are intended to slow the ability of Shareholders of the Company to change the composition of the Board at a single meeting, for it would take at least two annual elections to replace a majority of the directors. This may have the effect of discouraging an unsolicited tender offer by the Common Stock and other unsolicited takeover bids which, in the opinion of the Board might not be in the best interests of the Company and its Shareholders, or, in the alternative, it may encourage persons desiring to take over or control the Company to initiate such action through negotiations with the Board.

         The Anti-Greenmail and Fair Price Provisions. The Company's restated certificate of incorporation contains provisions adopted pursuant to the New Jersey Shareholders Protection Act which are designed to deter the discriminatory and disruptive effects of greenmail (the "Anti-Greenmail Provisions") and to ensure fair treatment of all shareholders in the event of certain transactions with any holder of 10% or more of the Company's Common Stock (the "Fair Price Provisions").

         The Anti-Greenmail Provisions require that any purchase by the Company of shares of Common Stock from any person (or group of shareholders acting in concert) known by the Company to be a holder of 10% or more of the Common Stock who has held such securities for less than two years (an "Interested Shareholder") at a per share price in excess of the Fair Market Value (as defined below) at the time of such purchase, be approved by the holders of two-thirds of the shares of Common Stock. Shareholder approval of such purchases would not be required in the case of (i) an offer made available, on the same terms, to all holders of all outstanding shares of Common Stock or (ii) purchases effected on the open market and not the result of a privately-negotiated transaction approved by a majority of directors then in office.

         The Fair Price Provisions require the approval of the holders of at least two-thirds of the Common Stock, including shares held by an acquiror of 10% or more of the Common Stock (the "Acquiring Person"), as a condition to mergers and certain other fundamental transactions (collectively, "Business Combinations") involving the Company and the Acquiring Person, unless the transaction is either approved by a majority vote of the Continuing Directors (a "Continuing Director" being defined as a person who, as of the date of such approval, is a director who (i) was a member of the Board of Directors of the Company on April 27, 1989 and is still a director or (ii) has otherwise become a member of the Board of Directors at any time prior to the time that the Acquiring Person became a 10% shareholder, and any successor or nominee nominated or approved by a majority vote of the then Continuing directors), or certain minimum price, form of consideration and procedural requirements are met.

         Anti-Greenmail Provisions will deter those individuals who might be tempted to acquire a share position in the Company for purposes of achieving a "greenmail" buyout by pressuring the Company with threats of disruption. In addition, the Board believes that transfer to the shareholders of the decision-making power for any such purchases which reach or exceed the 10% threshold puts the decision for this use of corporate assets properly in the hands of those most affected by a repurchase decision. Under the Anti-Greenmail Provisions repurchases of this nature could only be made if the holders of two-thirds of the Common Stock approved the transaction. The Fair Price Provisions make it considerably more difficult for an Acquiring Person, following a partial tender offer, to accomplish a second-step merger at a price or value less than that paid in the first-step tender offer. The Fair Price Provisions may also discourage the accumulation of large blocks of Common Stock, which the Board believes may be disruptive to the stability of the Company's vitally important relationships with its customers and others. Such accumulations of stock sometimes precipitate a change of control of a company on terms unfavorable to such company's other shareholders. Although not all acquisitions of large blocks of a company's stock necessarily are made with the objective of acquiring control of such company through a subsequent Business Combination, the Fair Price Provisions tend to discourage purchasers whose objective is to seek control of the Company at a relatively low price, since acquiring the remaining Common Stock would not be assured unless the minimum price and procedural requirements were satisfied or a majority of the Continuing Directors were to approve the transaction.

                               PROPOSED AMENDMENTS

         The Board of Directors has adopted, and proposes that the Shareholders of the Company approve, each of the Amendments, which would (i) increase the number of authorized shares of Common Stock available for issuance from 10,000,000 to 50,000,000 (the "Capital Increase Amendment"), and (ii) authorize 10,000,000 shares of Undesignated Preferred (the "Undesignated Preferred Amendment"). The text of each of the proposed Amendments (assuming that each of the Amendments is approved at the Special Meeting) will be substantially in the form set forth in Annex C to this Proxy Statement and should be read by Shareholders in its entirety.

         Increase in Number of Authorized shares of Common Stock. On the Record Date, there were 4,767,414 shares of Common Stock issued and outstanding. The Acquisition involves the issuance or potential issuance of not less than 2,000,000 and not more than 2,250,000 shares of Common Stock. The Board of Directors believes that it is in the best interests of the Company to have additional shares of Common Stock available for issuance at its discretion for future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes.

         The additional shares of Common Stock authorized by the Capital Increase Amendment will be available for issuance at any time in the future without further Shareholder approval, unless such approval were required by law, as in the case of consolidations and certain statutory mergers, or by the rules of any securities exchanges on which the Common Stock were then to be listed, such as AMEX. Holders of Common Stock have no preemptive right to purchase or otherwise acquire any shares of Common Stock that may be issued in the future. If the Capital Increase Amendment is approved by the requisite vote, the Company will file a Certificate of Amendment with the New Jersey Secretary of State promptly following the conclusion of the Special Meeting. The proposed Capital Increase Amendment will fix the number of shares of authorized Common Stock at 50,000,000 shares and will become effective on the date of filing with the New Jersey Secretary of State.

         Authorization of Undesignated Preferred Stock. The Undesignated Preferred Amendment would vest in the Board the authority to designate one or more classes of preferred stock. The provisions of a certificate of incorporation authorizing preferred stock in this manner give the Board the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by applicable laws, regulatory authorities or the rules of any stock exchange on which the Company's securities are then listed), to create one or more classes of preferred stock and to determine by resolution the designations, relative rights, preferences and limitations of each such class, including, without limitation: (a) the dividend rates, conditions and preferences, if any, in respect of the Common Stock and among the classes of the preferred stock, (b) whether dividends would be cumulative and, if so, the date from which dividends on the classes would accumulate, (c) whether, and to what extent, the holders of the classes would have voting rights in addition to those prescribed by the NJBCA, (d) whether, and upon what terms, the classes would be convertible into or exchangeable for other securities of the Company, (e) whether, and upon what terms, the classes would be redeemable,
(f) the preference,
if any, to which the classes would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, (g) whether a sinking fund would be provided for the redemption of the classes and if so, the terms and conditions thereof, and (h) such other designations, relative rights, preferences and limitations as the Board shall determine. As such, any classes of preferred stock authorized by the Board could be senior or junior to, or on a parity with, any other classes of preferred stock with respect to dividends or liquidation rights. Classes of preferred stock issued by the Company could also be senior to the Common Stock with respect to dividends, redemption and/or liquidation rights.

         The Board believes that the creation of the preferred stock in the manner proposed will provide the Company with greater flexibility in meeting future capital requirements by enabling the Board to create, from time to time, classes of preferred stock customized to meet the needs of particular transactions and then prevailing market conditions. Classes of preferred stock would also be available for issuance from time to time for any other proper corporate purposes, including, without limitation, the implementation of joint ventures or acquisitions or issuance in public or private offerings as a means of raising working capital.

         When considering whether to issue shares of preferred stock, the Board will consider various factors, including the general effect thereof upon the holders of Common Stock. The Board does not intend to issue any shares of preferred stock except on terms which it deems to be in the best interests of the Company and its Shareholders. The Board has made no determination with respect to the issuance of any shares of preferred stock and has no plans, proposals, commitments, undertakings or arrangements which would result in the issuance of any shares of the preferred stock.

         Potential Anti-takeover and other Effects of Increase in Authorized Common Stock and Authorization of Undesignated Preferred Stock. While the Board believes that the Amendments to the Company's restated certificate of incorporation increasing the authorized Common Stock and authorizing Undesignated Preferred should be adopted for the reasons set forth above, the Board is aware that these Amendments could serve as measures designed to thwart change in control of the Company's management, which are commonly known as "anti-takeover" measures. The Company could, for example, use the preferred stock, as well as unissued Common Stock, to create impediments or frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby protect the continuity of the Company's management. The Company could also place such shares privately with purchasers who might support the Company's existing Board of Directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company is not aware of any effort to accumulate its shares for purposes of opposing or supporting the Board, and the Company has no present intention of issuing additional shares of Common Stock (other than the Stock Consideration and the Additional Stock Consideration pursuant to the Purchase Agreement, which in itself may have the effect of discouraging an attempt to effect a takeover or otherwise gain control of the Company) or newly authorized preferred stock.

         The general effect of the authorization and issuance of preferred stock, to the extent that dividends may be paid thereon, would be to reduce the amount otherwise available for payment of dividends on the Common Stock currently issued and outstanding, although no dividends have been paid by the Company to date and there is no present intention to do so in the near future. In the event that any additional shares of Common Stock and/or newly issued preferred stock having limited voting rights are issued, the voting power of the Common Stock would be diluted. In addition, the issuance of preferred stock or additional shares of Common Stock at below market rates would dilute the value of the Company's then outstanding securities. Similarly, to the extent that a particular series of preferred stock is convertible into Common Stock, and/or additional shares of Common Stock may be issued, dilution of the equity of the outstanding Common Stock could result. Holders of shares of capital stock of the Company have no preemptive rights, and accordingly have no preferential rights to purchase any Common Stock or preferred stock in order to maintain their percentage ownership. In addition, to the extent that holders of preferred stock receive preferences upon dissolution, liquidation or winding up of the Company, the rights of holders of Common Stock to distributions of the Company's assets upon dissolution will be diminished.

No Dissenter's Rights of Appraisal

         There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon hereby. New Jersey law does not require that holders of Common Stock who object to, and who vote against or abstain from voting in favor of, the Amendments, be afforded any appraisal or dissenters' rights or the right to receive cash for their shares.

Approval

         The affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock entitled to vote at the Special Meeting is required to approve each of the Amendments. Each of the Amendments are submitted as separate proposals, and the Shareholder vote thereon will result in adoption of none, some or all of the Amendments. The Amendments are not aggregated as a single matter to be voted upon because the Board believes that while the Amendments complement each other, each has independent merit, is beneficial to the Company and its Shareholders and would accomplish an intended purpose. Shareholders should read carefully each of the foregoing proposals before voting on the Amendments.

Board of Directors' Recommendation

         The Board of Directors believes that the proposal to approve each of the Amendments to the restated certificate of incorporation is in the best interests of the Company Shareholders and recommends that the Company Shareholders vote "FOR" each of the Amendments.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         In order for proposals of Shareholders to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 1998 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company on or before December 28, 1997.

                                  OTHER MATTERS

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock. The Company has retained Beacon Hill Partners, Inc., a proxy solicitor, to perform solicitation services in connection with this Proxy Statement. For such services, the proxy solicitor will receive a fee of $5,000 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this solicitation.

         The persons designated to vote shares covered by Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Special Meeting. Management does not expect that any matters other than those referred to in this Proxy Statement will be presented for action at the Special Meeting.

                                   By Order of the Board of Directors

                                   Alan I. Goldberg
                                   Secretary

                                 REVOCABLE PROXY
                           MARLTON TECHNOLOGIES, INC.

/X/ PLEASE MARK VOTES
   AS IN THIS EXAMPLE

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                Friday, December 12, 1997, 9:00 a.m., local time

         The undersigned hereby constitutes and appoints Robert B. Ginsburg and Alan I. Goldberg and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of Marlton Technologies, Inc. to be held on Friday, December 12, 1997, 9:00 a.m., local time, at 2828 Charter Road, Philadelphia, Pennsylvania 19154 or at any postponement or adjournment thereof, on all matters set forth in the Notice of Special Meeting and Proxy Statement dated November 7, 1997 as follows:

                                       (Mark only one box for each proposal)

                                        ----------------------------------

Please be sure to sign and date             Date
this Proxy in the box below
                      --------------------------------------------------------


----Shareholder sign above--------------Co-holder (if any) sign above----

1.  To approve the acquisition of DMS Store Fixtures, L.P. (the                  FOR      AGAINST      ABSTAIN
"Acquisition") and the issuances in connection therewith of (i) 2,000,000        /  /      /  /          /  /
unregistered shares of the Company's common stock, par value $.10 per share (the "Common Stock") at the closing (the "Closing") of the
Acquisition and (ii) 250,000 unregistered shares of Common Stock at a time after the Closing pursuant to the terms of the Purchase Agreement relating to the Acquisition.

The Board recommends a vote "FOR" this proposal.

2.  To approve the amendment to the Company's restated certificate of            FOR      AGAINST      ABSTAIN
incorporation which will increase the number of authorized shares of             /  /      /  /          /  /
Common Stock available for issuance from 10,000,000 to 50,000,000 shares.

The Board recommends a vote "FOR" this proposal.

3.  To approve the amendment to the Company's restated certificate of            FOR      AGAINST      ABSTAIN
incorporation which will authorize 10,000,000 shares of undesignated             /  /      /  /          /  /
preferred stock of the Company.

The Board recommends a vote "FOR" this proposal.

4.  At their discretion, upon such matters as may properly come before the       FOR      AGAINST      ABSTAIN
Special Meeting or any adjournment thereof.                                      /  /      /  /          /  /

                  -------------------------------------------------------------

Detach above card, sign, date and mail in postage paid envelope provided.

                           MARLTON TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARLTON TECHNOLOGIES, INC. AND THE SHARES REPRESENTED BY THIS PROXY L BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR ITEM NO. 1, FOR ITEM NO. 2, FOR ITEM NO. 3, AND FOR ITEM NO.
4. The undersigned acknowledges receipt of the aforesaid Notice of Special Meeting and Proxy Statement, each dated November 7, 1997, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.
--------------------------------------------------------------------------------

Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE, & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

                                                                         Annex A

                               PURCHASE AGREEMENT

       PURCHASE AGREEMENT dated as of July 18, 1997 by and among STANLEY GINSBURG, IRA INGERMAN, LAWRENCE SCHAN and EQUIVEST DEVELOPMENT, INC. III (collectively referred to hereinafter as the "Sellers"); DMS STORE FIXTURES, INC. and DMS G.P., INC. (collectively, the "Corporations); and MARLTON TECHNOLOGIES, INC., a New Jersey corporation ("Marlton").

                              W I T N E S S E T H:

       WHEREAS, Sellers and the Corporations collectively own all of the limited and general partnership interests (collectively the "Interests") in DMS Store Fixtures, L.P., a Pennsylvania limited partnership ("DMS"); and

       WHEREAS, DMS is engaged in the business of designing, developing, manufacturing, marketing and selling store fixtures, displays and exhibits of the type utilized primarily in retail sales (the "DMS Business"); and

       WHEREAS, Sellers desire to sell to a wholly-owned subsidiary to be formed by Marlton, ("Newco" or "Buyer") and Newco wishes to acquire from Sellers, all of their Interests, and the Corporations desire to be merged into Newco and Newco desires the Corporations to be merged into it, upon the terms and subject to the conditions set forth herein; and

       WHEREAS, each of the Sellers and the Corporations deems it to be in his/its own best interest that the transactions contemplated herein are consummated; and

       WHEREAS, subject to the receipt of the opinion of Legg Mason Wood Walker, Inc. ("Legg Mason") referred to in Section 9.08 hereof, Marlton has determined that it is in its best interest that the transactions contemplated herein are consummated;

       NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

       "Affiliate" of any Person shall mean any Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person.

       "Agreement" shall mean this Agreement as the same may be amended from time to time in accordance with its terms, and shall include all Schedules and Exhibits hereto.

       "Assets" shall have the meaning set forth in Section 2.01.

       "Audited Balance Sheet" shall have the meaning set forth in Section 4.25.

       "Benefit Plan" shall have the meaning set forth in Section 4.13.

       "Buyer" shall have the meaning set forth in the preamble hereof.

       "Closing" shall mean consummation of the transactions contemplated hereby in accordance with Article XI.

       "Closing Date" shall have the meaning set forth in Section 11.01.

       "Closing Date Balance Sheet" shall have the meaning set forth in Section 2.03.

       "Code" shall mean the Internal Revenue Code of 1986, as amended.

       "Commission" shall mean the Securities and Exchange Commission.

       "Contract" shall mean, with respect to any Person, any contract, lease, commitment, sales order, purchase order, agreement, instrument, mortgage, deed of trust, indenture, franchise, note, bond, or other contractual obligation pursuant to the terms of which such Person is entitled to any present and/or future benefit or subject to any present and/or future obligation.

       "Corporations" shall have the meaning set forth in the preamble hereof.

       "Cumulative Pre-Tax Earnings" shall mean the aggregate of the Pre-Tax Earnings for the years in question.

       "$" shall mean United States Dollars.

       "DMS Business" shall have the meaning set forth in the first recital hereof.

       "Employees" shall have the meaning set forth in Section 2.02.

       "Employment Agreements" shall have the meaning set forth in Section 2.02.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       "Exchange Act" shall have the meaning set forth in Section 7.04(c).

       "Financial Statements" shall have the meaning set forth in Section 6.05.

       "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

       "Government Authority" shall mean the government of the United States, any state or political subdivision thereof, or any foreign country and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       "Intellectual Property" shall have the meaning set forth in Section 4.08.

       "Interests" shall have the meaning set forth in the first recital in the preamble hereof.

        "Legg Mason" shall have the meaning set forth in the fifth recital in the preamble hereof.

       "Lien" shall mean any mortgage, lien, charge, security interest, encumbrance, restriction or any right of another restricting transfer of the property subject thereto.

       "Line of Credit" shall mean a line of credit to provide working capital to Marlton and Newco in an amount which, when aggregated with Marlton's and Newco's available operating funds, will be a minimum of $3,000,000.

       "Loss" shall have the meaning set forth in Section 13.02(a).

       "Losses" shall have the meaning set forth in Section 13.02(a).

       "Marlton" shall have the meaning set forth in the preamble hereof.

       "Newco" shall have the meaning set forth in the third recital in the preamble hereof.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation.

       "Permitted Liens" shall mean (i ) mechanics', carriers', workers' and other similar Liens arising in the ordinary course of business and (ii) Liens for current taxes not yet due and payable for which adequate provision has been made or which are being contested in good faith.

       "Person" shall mean an individual, partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or any other entity of whatever nature.

       "Pre-Tax Earnings" shall mean, with respect to a given year, the amount of pre-tax earnings or losses determined in accordance with GAAP shown on Newco's income statement for such year, adjusted to exclude all acquisition costs or accruals for amounts payable which, if paid, would be prohibited under
Section 7.03.

       "Proxy Statement" shall have the meaning set forth in Section 8.06.

       "Purchase Price" shall have the meaning set forth in Article III.

       "Real Property Lease" shall have the meaning set forth in
Section 4.06(a).

       "Receivables" shall have the meaning set forth in Section 4.09.

       "Requirement of Law" shall mean any law, statute, regulation, code, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement (whether Federal, state, local or foreign) imposed by any Governmental Authority.

       "Securities" shall have the meaning set forth in Section 7.04.

       "Securities Act" shall have the meaning set forth in Section 7.04( c).

       "Sellers" shall have the meaning set forth in the preamble hereof.

       "Shares" shall have the meaning set forth in Section 3.01(ii).

       "Stock" shall have the meaning set forth in Section 2.01(a)(ii).

       "Taxes" shall mean all taxes, including, without limitation, income (including the recapture of any tax items such as investment tax or other credits), ad valorem, sales, use, personal property (tangible and intangible), leasing, lease, user, excise, franchise, transfer, recording, fuel, occupation and interest equalization, withholding, social security, unemployment, amounts required to be withheld from payments to employees or others, and real property, and any related penalties, and interest or other charges imposed by a Federal, foreign, state, county or local taxing authority.

       "Tangible Net Worth" shall have the meaning prescribed by GAAP.

       "Tax Returns" shall have the meaning set forth in Section 4.18(a).

       "Term Loan" shall mean a term loan of Marlton incurred to finance a portion of the Purchase Price.

       "Unaudited Financial Statements" shall have the meaning set forth in
Section 4.04.

                                   ARTICLE II
                    SALE AND PURCHASE OF INTERESTS AND STOCK

       Section 2.01. Sale and Purchase. (a) Subject to the terms and conditions set forth in this Agreement, (i) Sellers hereby agree to sell, convey, transfer, and assign to Newco, free and clear of all Liens, and Newco agrees to purchase from Sellers all of Sellers' right, title and interest in and to all of the Interests owned directly by the Sellers, and (ii) the Corporations will be merged into Newco, with Newco as the surviving corporation (the "Merger") and all of the capital stock of each of the Corporations (the "Stock") will be surrendered and canceled in the Merger.

       (b) Sellers and the Corporations represent and warrant to Marlton and Newco that as a result of the transactions set forth in Section 2.01(a), Newco will acquire all of the Interests in DMS.

       ( c) Sellers represent and warrant that all of the capital stock of the Corporations is owned solely and exclusively by the Sellers, that there are no outstanding options, warrants or other rights to acquire any capital stock of any Corporation, that the Corporations own no assets other than the Interests, and that the Corporations have no liabilities or obligations of any kind or nature whatsoever.

       Section 2.02. Noncompetition. (a) Except as expressly set forth in this Agreement regarding their employment by DMS and their ownership of the Shares, Sellers, and, to the extent controlled by Sellers or any of them, any Affiliate or employee of Sellers or any of them shall not, directly or indirectly, bid or otherwise engage in or have any interest in the design, development, manufacture, marketing or sale of store fixtures, displays and exhibits of the type utilized primarily in retail stores within the continental United States for a period of five (5) years commencing after the Closing Date. At the Closing, each of Stanley Ginsburg, Ira Ingerman and Lawrence Schan (the "Employees") shall enter into Employment and Noncompetition Agreements substantially in the form attached hereto as Exhibits A, B and C (the "Employment Agreements"). Sellers shall not, and shall use their respective best efforts to ensure that Affiliates and employees of Sellers shall not, directly or indirectly, induce or offer employment to Newco's employees, for a period of five (5) years after Closing, without Newco's prior written consent. Upon Closing and thereafter, neither Sellers and, to the extent controlled by Sellers, nor any Affiliate of Sellers shall use the name "DMS" or any variant thereof. Employment and/or non-competition agreements will also be signed by other key employees of DMS, as determined and on terms and conditions mutually agreeable to Newco and Sellers.

       (b) The Employees have agreed to place the shares of Marlton Common Stock received at Closing pursuant to Section 3.01(ii) in a trust (the "Trust") to insure that each Employee continues his employment under his respective Employment Agreement. Such shares shall vest ratably over a five year period, and unvested shares will be forfeited to the remaining Employees. Employees will deliver a copy of the agreement for the Trust to Marlton at Closing, which agreement shall contain a provision requiring Marlton's prior written consent to dissolve the Trust prior to the end of the five year term or to modify the vesting provisions.

       Section 2.03. Closing Date Balance Sheet. As promptly as practicable (but in no event later than thirty (30) days after the Closing Date), Marlton shall prepare or cause to be prepared and delivered to Sellers a balance sheet (the "Closing Date Balance Sheet"), setting forth the assets and liabilities of DMS as of the Closing Date, certified by the chief financial officer of Marlton, and appropriately reflecting the information disclosed on Schedule 4.04. If, within thirty (30) days after receipt by Sellers of the Closing Date Balance Sheet, Sellers shall object thereto and Marlton and Sellers cannot, within fifteen (15) days after receipt by Marlton of written notice of such objection, reconcile the objections, a nationally recognized accounting firm mutually acceptable to Marlton and Sellers, shall resolve the dispute, the determination of such firm being binding on all the parties hereto. The expenses of such accounting firm incurred pursuant to this Section shall be borne equally by Marlton and Sellers.

                                   ARTICLE III
                                 PURCHASE PRICE

       Section 3.01. Purchase Price. On or before the Closing Date, Marlton will cause Newco to be incorporated as a Pennsylvania corporation, and Marlton will contribute $14,500,000 in cash and 2,000,000 unregistered shares of Marlton's Common Stock to Newco as a capital contribution. On the Closing Date, in consideration for the sale, conveyance, transfer and assignment to Newco

       (i) of the Interests owned directly by the Sellers, Newco agrees to pay to Sellers (A) repayment of indebtedness to certain Sellers of approximately $3,268,000 as of the date of this Agreement and as reduced by payments prior to Closing (the "Insider Debt"), plus (B) an aggregate of Fourteen Million Five Hundred Thousand Dollars ($14,500,000) less the Insider Debt, in cash (collectively, the "Cash Payment");

       (ii) of the Stock of the Corporations in the Merger, Newco agrees to deliver to Sellers stock certificates representing an aggregate of Two Million (2,000,000) shares of unregistered Marlton Common Stock (the "Shares", and together with the Cash Payment and the Contingent Shares if earned, the "Purchase Price");

       Section 3.02. Contingent Shares. (a) Newco shall make an additional payment to Sellers (the "Contingent Shares") in consideration of the Stock of the Corporations received by Newco in the Merger, of Two Hundred Fifty Thousand (250,000) shares of unregistered Marlton Common Stock provided Newco has produced Cumulative Pre-Tax Earnings of Twelve Million Five Hundred Thousand Dollars ($12,500,000) within the five year period following the Closing Date (the "Condition").

       (b) The Contingent Shares will be delivered by Marlton to Newco and by Newco to the Sellers within ninety days after the end of the calendar quarter in which the Condition is fulfilled.

       (c ) For purposes of calculating whether the Condition has been fulfilled, Newco's Cumulative Pre-Tax Earnings will be calculated in accordance with GAAP on a basis consistent with prior periods; without accelerated depreciation, management fees or other Marlton charges not reflective of actual expenditures on behalf of Newco; without diversion of sales or other business opportunities by Marlton; with all intercompany transactions being conducted on an arms-length basis; and with any distributions, loans or advances by Newco to Marlton, except to the extent necessary to pay pro forma income taxes, at an assumed interest rate equal to CoreStates Bank's then existing money market rate.

       Section 3.03. Distributions. (a) All payments of the Purchase Price shall be made to Sellers as follows:

       (i)   The Cash Payment, excluding the Insider Debt:

             Equivest Development, Inc. III          21.01%
             Stanley Ginsburg                        14.495%
             Ira Ingerman                            14.495%
             Lawrence Schan                          50%

       (ii)  The Shares and the Contingent Shares:

             Stanley Ginsburg                        25%
             Ira Ingerman                            25%
             Lawrence Schan                          50%

       (b) Notwithstanding the foregoing, Sellers or the Corporations may transfer or issue shares of Common Stock of the Corporations to employees of DMS on or before the Closing Date, provided Sellers shall collectively continue to own at least 90% of the aggregate equity interests in the Corporations. In the event of any such issuance or transfer, the Shares and the Contingent Shares shall be issued to the shareholders of the Corporations in proportion to their equity ownership of the Corporations on the Closing Date.

       Section 3.04 Adjustments. In the event the Closing Date Balance Sheet agreed to in accordance with Section 2.03 shows that DMS has a Tangible Net Worth (i) greater than $5,500,000, Newco shall within 30 days thereafter pay the amount of the excess over $5,500,000 to the Sellers, or (ii) less than $5,500,000, Sellers shall within 30 days thereafter pay the amount of the deficiency under $5,500,000 to Newco If at any time after Closing, assets are realized for which specific customer reserves were made on the Closing Date Balance Sheet (DMS and Marlton acknowledge that based upon DMS' sales and collection history, DMS does not have, and the Closing Date Balance Sheet will not contain, any general accounts receivable or inventory reserves), Newco shall pay such amount realized to Sellers within 30 days after a payment shall have been received by Newco. If at any time after Closing, inventory or accounts receivable for which there is no specific reserve set forth on the Closing Date Balance Sheet are not realized because (1) the customer has the payment or purchase order obligation discharged in bankruptcy or (2) a judgment against the customer cannot be satisfied after Newco uses its best efforts to do so, Sellers shall pay to Newco such amounts not realized within 30 days after notice from Newco.

       Section 3.05. Escrow. At Closing, $1,000,000 of the Cash Payment will be placed in an interest bearing escrow account with a mutually agreeable escrow agent to be designated prior to Closing, to secure payment by Sellers to Newco of any deficiency pursuant to Section 3.04(ii) above. Upon agreement on the Closing Date Balance Sheet as provided in Section 2.03, such amount with interest shall promptly be disbursed to Sellers and/or Newco in accordance therewith.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

       Sellers, jointly and severally, represent and warrant to Marlton and Newco, except as expressly set forth in the Schedules to this Agreement and identified to a particular Section set forth below, as follows:

       Section 4.01. Organization; Power and Authority; Qualification. DMS (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) has full power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted; and (iii) is duly qualified to do business as a foreign limited partnership and in good standing in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified will not have a material adverse effect on DMS. Each of the Corporations and

Equivest Development, Inc. III (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) has full power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted; and (iii) is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified will not have a material adverse effect on such entity.

       Section 4.02. Approvals, Consents, Etc. No consent, approval, notification, authorization or order of, or declaration, filing or registration with, or waiver or other action by any Governmental Authority or other Person is required to be obtained or made by Sellers, the Corporations or DMS in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

       Section 4.03. Non-Contravention. The execution, delivery and performance by Sellers of this Agreement does not, and the consummation of the transactions contemplated hereby does not and will not: (i) violate or conflict with any provision of the agreement of limited partnership or other constituent documents of DMS or the articles of incorporation, bylaws or other constituent documents of the Corporations or Equivest Development, Inc. III; (ii) conflict with or violate any Requirement of Law binding upon or applicable to Sellers, the Corporations or DMS or any of the Assets, the Interests or the Stock; (iii) violate, or result in the lapse of time and/or the giving of notice, a violation of, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of DMS or to a loss of any material benefit to which DMS is entitled under any provision of any Contract to which DMS is a party or by which it is bound or any Asset in the nature of a license, franchise, permit or similar authorization held by DMS; or (iv) result in the creation or imposition of any Lien on any property or asset of DMS except as may be provided for in this Agreement.

       Section 4.04. Financial Statements. The unaudited financial statements and selected financial data of DMS and the Corporations as of May 31, 1997, December 27, 1996, December 29, 1995 and December 31, 1994 (the "Unaudited Financial Statements") attached as Schedule 4.04 hereto were prepared from the books and records of DMS and the Corporations in accordance with GAAP (as then in effect except as otherwise disclosed in Schedule 4.04 hereto), fairly present the financial position of DMS and the Corporations as of the respective dates thereof and their results of operations and cash flows for the periods then ended. Neither DMS nor any Corporation has any liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), of a nature required by GAAP to be reflected on a corporate balance sheet or disclosed in the notes thereto, except such liabilities and obligations which (i) are accrued or reserved against in the Financial Statements or Unaudited Financial Statements or disclosed in the notes thereto, (ii) were incurred after the date of the Financial Statements or Unaudited Financial Statements in the ordinary course of business or (iii) are reflected on Schedule 4.04 hereto.

       Section 4.05. Absence of Certain Changes or Events. Since December 27, 1996, DMS has conducted its business in the ordinary course consistent with past practices and there has not been:

       (i) any incurrence, assumption or guarantee by DMS of any indebtedness for borrowed money of any Person except in the ordinary course of business and in amounts and on terms consistent with past practices;

       (ii) any creation or assumption by DMS of any Lien (other than Permitted Liens) on any asset in favor of any Person;

       (iii) any making of any loan, advance or capital contribution to, or investment in, any Person;

       (iv) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the operations, business, properties or assets of DMS;

       (v) any transaction or commitment made, or any Contract entered into, by DMS relating to its operations, business, properties or assets (including the acquisition or disposition of any properties or assets) or any relinquishment by DMS of any Contract or other right, except for any such transaction, commitment, Contract or relinquishment made or entered into in the ordinary course of business consistent with past practices or which does not exceed $10,000 individually and $25,000 in the aggregate;

       (vi) any change in any method of accounting or application thereof by DMS, except for any such change required by reason of a concurrent change in GAAP;

       (vii) any (x) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any employee of DMS, (y) increase in benefits payable under an existing severance or termination pay policy or employment agreement or (z) increase in compensation, bonus or other benefits payable to any employee of DMS other than such increases made in the ordinary course of business consistent with past practice;

       (viii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of DMS, which employees were not subject to a collective bargaining agreement, or any lockouts, strikes, slowdowns, work stoppages or threats thereof with respect to such employees;

       (ix) any termination or cancellation (other than in accordance with its terms) of any material Contract of DMS;

       (x) any sale, transfer or other disposition of any Assets of DMS (other than merchantable inventory in the ordinary course of business);

       (xi) any payment, discharge or satisfaction of any liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

       (xii) any illegal payment by DMS to foreign or domestic governmental or quasi-governmental officials or to any other Persons; or

       (xiii) any distribution to the partners of DMS other than (i) with respect to amounts distributed to the Sellers to satisfy their respective tax liabilities for periods ending on or prior to the Closing Date, and (ii) distributions which after giving effect thereto will leave DMS with a Tangible Net Worth of $5,500,000 as of the Closing Date.

       Section 4.06. Leases. (a) Set forth on Schedule 4.06(a) hereto is a list of the only leases pursuant to which DMS leases any real property used in connection with its business (the "Real Property Leases") true, complete and accurate copies of which have been delivered by Sellers to Marlton. The business carried on in all buildings, plants, facilities, installations, fixtures and other structures or improvements located on or at the real property subject to the Real Property Leases, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, is not in material violation of, or in material conflict with, any applicable Requirement of Law. To the best knowledge of Sellers, all such buildings, plants, facilities, installations, fixtures and other structures or improvements are in a good state of repair, reasonable wear and tear excepted, free of material leaks and structural problems, except for such repairs which are budgeted for, or made, in the ordinary course of business. Except as otherwise set forth on Schedule 4.06(a), all covenants or other restrictions (if any) to which the real property covered by the Real Property Leases are subject and by which DMS is bound are being in all material respects properly performed and observed and no Seller nor DMS has received any written notice of violation (or claimed violation) thereof.

       (b) To the best knowledge of Sellers, the real property covered by the Real Property Leases have adequate water supplies, storm and sanitary sewer facilities, access to telephone, gas and electrical connections, fire protection, drainage and other public utilities for its present use, and has parking facilities that materially comply with any applicable Requirement of Law.

       ( c) There is no pending or, to the best of Sellers' knowledge, threatened or proposed proceeding or governmental action to modify the zoning classification of, or to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or to classify as a landmark, or otherwise to take or restrict in any way the right to use all or any part of the real property covered by the Real Property Leases.

       (d) The Real Property Leases are in full force and effect, neither Sellers nor DMS has received written notice of any, and there exists no, condition or event which constitutes or would constitute (with notice or lapse of time or both) a default by the lessee thereunder the Real Property Leases. None of the real property leased under the Real Property Leases is subject to any Lien (except for Permitted Liens), easement, right-of-way, building or use restriction, exception, variance, reservation or limitation which might materially interfere with or impair the present and continued use thereof in the usual and normal conduct of the business and operations of DMS.

       Section 4.07. Personal Property. (i) DMS has good and valid title to, or valid and enforceable leases in or licenses or rights to use all of, the personal properties, assets and rights used in its business and operations free and clear of any Lien, except for Permitted Liens; and (ii) the machinery and equipment owned or leased by DMS and used in the normal conduct of its business are in a state of good condition, maintenance and repair, ordinary wear and tear excepted. . The assets and properties relating to the DMS Business (the "Assets"), include but are not limited to the following:

       (i) all tangible personal property of every kind and character, including, but not limited to, all machinery, equipment, tools, appliances, apparatus, inventories, raw materials, accessories, spare parts, libraries, furniture, furnishings, fixtures and motor vehicles, automotive equipment, trailers and self-powered units, wherever situated, owned by DMS and used in the DMS Business;

       (ii) all intangible personal property of whatever kind or character, whether evidenced in writing or not, including, but not limited to, all notes receivable, accounts receivable (current or non-current), deferred charges and prepaid expenses, debts, choses in action, bonds claims, causes of action (whether fixed or contingent), contracts or agreements (including plans and annuity and other insurance contracts which provide employee benefits together with the funds held thereunder to provide such benefits, but only with respect to those employees of DMS who are or who continue as employees of Newco and the funds applicable to their benefits thereunder), goodwill, licenses, franchises, patents, copyrights, trademarks, trade names, service marks and applications for any of the foregoing, trade secrets, technology, processes, inventions, designs, drawings, patterns, royalties, privileges, memberships, permits and all similar intangible personal property owned by DMS or the Corporations, together with all papers, documents, instruments, books and records by which such intangible personal property might be identified or enforced or otherwise pertaining to the Assets or to the DMS Business; it being expressly understood and agreed that, without limiting the foregoing, there is also included the exclusive right in perpetuity to the trade name "DMS" and any reasonable variant thereof for use in the advertising and marketing of the products of the DMS Business by Newco; and

       (iii) any other assets or rights of every kind and nature, real or personal, tangible or intangible, which are owned or used by DMS in connection with the DMS Business.

       Section 4.08. Intellectual Property. DMS does not own or license any domestic or foreign registered trademarks, service marks, trade names, patents or copyrights (together with any registrations of or pending applications for any of the foregoing, "Intellectual Property"), and none is necessary for the conduct of the DMS Business in the ordinary course.

       Section 4.09. Accounts Receivable. All accounts receivable and other receivables reflected in the Financial Statements arose from bona fide transactions (the "Receivables"); to the extent that the Receivables so stated necessitate an allowance for doubtful accounts, that allowance in the aggregate is adequate in accordance with GAAP; except to the extent of the allowance, if any, for doubtful accounts set forth in the Financial Statements, the Receivables are good and collectible in full in the ordinary course of business, assuming the use of reasonable and customary collection efforts; none of the Receivables is in dispute or subject to any counterclaim or offset except to the extent of any provision or reserve. Sellers have delivered to Marlton a list of all Receivables aged as of June 30, 1997.

       Section 4.10. Inventories. All of the inventories of DMS as reflected on the Financial Statements are merchantable and usable for their intended purpose.

       Section 4.11. Contracts. Set forth on Schedule 4.11 hereto is a true and complete list of all Contracts of the following types to which DMS is a party, assignee, successor or pursuant to which it has any existing or continuing obligations:

                  (i) each Contract having continuing obligations, or guarantees (whether contingent or otherwise) or amounts owed by DMS in each case in excess of $50,000;

                  (ii) each Contract of employment with any employee or consultant of DMS or with any labor union or association, which is not terminable by its terms without penalty on thirty (30) days' or less notice;

                  (iii) each Contract involving future payments (or payments owed) in excess of $50,000 with, and pursuant to which, any Person who is or was a partner or employee of Seller has a material interest;

                  (iv) each outstanding Contract relating to the borrowing or lending of money or the guarantee of any obligations for borrowed money, excluding endorsements made for purposes of collection in the ordinary course of business;

                  (v) each Contract for future charitable contributions in excess of $1,000;

                  (vi) each Contract for future capital expenditures, including the purchase of materials, supplies, equipment or services related thereto involving present or future payments in excess of $10,000 in any one year;

                  (vii) each license, franchise or royalty agreement or any similar agreement involving payments in excess of $5,000 in any one year;

                  (viii) each distributor, dealer, manufacturer's representative, sales agency or franchise or advertising Contract not terminable by its terms without penalty on sixty (60) days or less notice;

                  (ix) each Contract with any Governmental Authority of the United States or any state or other political subdivision thereof involving payments in excess of $25,000;

                  (x) each option held by DMS to purchase any assets, properties or rights at a price in excess of $5,000;

                  (xi) each agreement under which price discounts have been granted other than in the ordinary course of business to customers accounting for more than 2% of the annual sales of DMS, taken as a whole;

                  (xii) each Contract containing non-competition covenants of DMS not to conduct the DMS Business (whether or not it is currently being conducted) in any business or geographical area.

       Except as otherwise disclosed on Schedule 4.11, DMS has previously made available to Marlton true and correct copies of each Contract listed on Schedule
4.11 and a written description of each oral arrangement so listed. Each Contract disclosed on Schedule 4.11 is a legal, valid and binding agreement in accordance with its terms (subject to the satisfaction of the conditions precedent set forth therein) of the parties thereto and is in full force and effect.

       Section 4.12. No Defaults or Violations. DMS is not in default under the terms of any Contract or other arrangement to which it is a party or under which it has any rights or by which it is bound and, to the best of Sellers' knowledge, no other party to any such Contract or other arrangement is in default thereunder.

       Section 4.13. Employee Benefits. Schedule 4.13 attached hereto lists all deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance and retirement plans, and all vacation pay, severance pay, incentive compensation, consulting, bonus and other employee benefit or fringe benefit plans or arrangements maintained by DMS or any Corporation or with respect to which contributions are made by DMS or any Corporation (including health, life insurance and other benefit plans maintained for retirees). Said plans, including but not limited to all plans or programs that constitute "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are sometimes collectively referred to in this section as "Benefit Plans". True and complete copies of all Benefit Plans, including any insurance contracts under Marlton which benefits are provided, as currently in effect have been provided to Marlton. Marlton has also been provided with a true and complete copy of the summary plan description, if any was required by ERISA to be prepared and distributed to participants, for each Benefit Plan. Except as set forth in
Schedule 4.13:

       (a) There has not been any (1) termination or partial termination of any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by DMS or any Corporation (or by any person, firm or corporation which is or was under common control within the meaning of Section 4001(c) of ERISA, with DMS or any Corporation (hereinafter called "an Affiliate")) during the period of such common control, at a time when section 4021 of ERISA applied to such plan, (2) commencement of any proceeding to terminate any such plan pursuant to ERISA, or otherwise, or (3) written notice given to DMS or any Corporation or any Affiliate of the intention to commence or seek the commencement of any such proceeding, which (under (1))resulted or (under (2) or (3)) would result in any insufficiency of plan assets necessary to satisfy benefit liabilities under the plan. No "reportable event" as defined in section 4043 of ERISA (other than any such event with respect to which the notice requirements has been waived by regulation) has occurred with respect to any pension benefit plan subject to the requirements of such section and neither DMS or any Corporation nor any of their Affiliates has any liability to the Pension Benefit Guaranty Corporation (PBGC) with respect to or arising from the maintenance of any such plan. No event has occurred which would permit the PBGC to impose a lien against any of the assets of DMS or any Corporation under Title IV of ERISA.

       (b) Neither DMS or any Corporation nor any of their Affiliates is a party to any pension plan or welfare benefit plan that is a "Multiemployer Plan" within the meaning of section 4001(a)(3) of ERISA.

Neither DMS or any Corporation nor any of their Affiliates currently has any liability to make any withdrawal liability payment to any Multiemployer Plan. Neither DMS or any Corporation nor any of their Affiliates is delinquent in making any contributions required to be paid to any Multiemployer Plan. There is no pending dispute between DMS or any Corporation or any of their Affiliates and any Multiemployer Plan concerning payment of contributions or payment of withdrawal liability payments.

       ( c) Each Benefit Plan that provides medical benefits has been operated in material compliance with all requirements of sections 601 through 608 of ERISA and either (i) section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) or (ii) Section 4980B of the Code and regulations thereunder (after 1988), relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. Each Benefit Plan that provides medical or health benefits has been operated in material compliance with all requirements of the Health Insurance Portability and Accountability Act of 1996 to the extent such requirements are effective and currently applicable to such Benefit Plan.

       (d) No plan, fund or program maintained by DMS or any Corporation provides post retirement medical benefits, post retirement death benefits or other post retirement welfare benefits.

       (e) All contributions to, and payments from, the Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable, section 302 of ERISA or section 412 of the Code, have been timely made. All such contributions to the Benefit Plans, and all payments under the Benefit Plans, except those to be made from a trust qualified under section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and to the extent required by GAAP reflected on the Audited Balance Sheet and June 30, 1997 Unaudited Financial Statements. A copy of the most recent actuarial valuation and report for each defined benefit pension plan (other than a Multiemployer
Plan) has been provided to the Buyer. DMS and each Corporation has funded , will fund or will accrue on the Closing Date Balance Sheet for each Benefit Plan to the extent required by and in accordance with its terms through the Closing, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through the Closing.

       (f) Each Benefit Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under ERISA and the Code. DMS and each Corporation has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 or 5500C and 5500R, as applicable, for each Benefit Plan for all years and periods for which such reports were required. Each of the Benefit Plans has been administered at all times, and in all material respects, in accordance with its terms except that in any case in which any Benefit Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision.

       (g) No "prohibited transaction," as defined in section 406 of ERISA and section 4975 of the Code, has occurred in respect of any Benefit Plan which could give rise to any material liability or tax under ERISA or the Code on the part of DMS or any Corporation, and no person acting on behalf of DMS or any Corporation has engaged in any conduct in respect of any Benefit Plan which may result in any excise tax under sections 4971 through 4980B, inclusive, of the Code, or the best of Sellers' knowledge any civil or criminal action brought pursuant to part 5 of Title I of ERISA.

       (h) All of the Benefit Plans which are pension benefit plans have received determination letters from the IRS to the effect that such plans are qualified and exempt from federal income taxes under sections 401(a) and 501(a), respectively, of the Code, as amended; and no determination letter with respect to any Benefit Plan has been revoked nor, to the best knowledge of DMS and each Corporation, has revocation been threatened, nor has any Benefit Plan been amended since the date of its most recent determination letter or application therefor in any request which would adversely affect its qualification and no Benefit Plan has been amended in a manner that would require security to be provided in accordance with section 401(a)(29) of the Code.

       (i) The assets of each Benefit Plan that is subject to Title IV of ERISA will, as of the Closing, be sufficient to pay all "benefit liabilities" as defined in section 4001(a)(16) of ERISA. There shall not be as of the Closing any outstanding unpaid minimum funding waiver within the meaning of section 412(d) of the Code.

       (j) Neither DMS nor any Corporation shall make or cause to be made to any current employee, and there has not been made to any former employee of DMS or any Corporation, any payment in the form of wages or other consideration pursuant to any employment agreement or Benefit Plan that constitute in the aggregate an "excess parachute payment" (within the meaning of Section 280G(b) of the Code) as a consequence in whole or in part of this Agreement.

       (k) There have been no statements or communications made or materials provided to any employee or former employee of DMS or any Corporation by any person (including any Affiliate or any employee, officer or director of any Affiliate) which provide for or could be construed as a contract or promise by DMS or any Corporation to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement, other than benefits under Benefit Plans set forth on the schedules to this Agreement.

       (l) There are no current or former employees who are (i) absent on a military leave of absence and eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act, which in either case would allow any such employee to obtain restoration of any employee benefit plan contributions or accruals related to the period of such leave.

       Section 4.14. Employee Relations. (a) DMS is in material compliance with all Requirements of Law respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (b) no unfair labor practice complaint against DMS is pending before the National Labor Relations Board; ( c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of Sellers' knowledge, threatened against or involving DMS; (d) no representation question exists respecting the employees of DMS; (e) no formal employee grievance is pending and no claim therefore has been asserted; (f) no arbitration proceeding involving five or more employees arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted; (g) no collective bargaining agreement is currently being negotiated by DMS; and (h) DMS has not experienced any material labor dispute during the last two years.

       Section 4.15. Litigation. There are no actions, suits, or other litigation, legal or administrative proceedings or governmental investigations pending or, to the best of Sellers' knowledge, threatened against or affecting the Corporations, DMS, the Assets, the operation of the DMS Business or any of DMS's employees in their capacity as such or relating to the transactions contemplated by this Agreement. DMS is not subject to any order, judgment, decree, stipulation, or consent of or with any court or other Governmental Authority.

       Section 4.16 Compliance With Laws, Etc. Neither DMS nor any Corporation is or has been in violation or default of any Requirement of Law or any order, judgment, or decree of any court or Governmental Authority applicable to its business or operations.

       Section 4.17.  Environmental Matters.

       (a) Neither DMS nor any Corporation is or has been in material violation of, and none of the Assets (including, without limitation, the real property and improvements thereon subject to the Real Property Lease), violates any applicable Federal, state or local environmental law and to the best of Seller's knowledge no condition or event has occurred which, with notice or the passage of time or both, would constitute a material violation of any Federal, state or local environmental law.

       (b) DMS and the Corporations are in possession of all permits required under any applicable Federal, state or local environmental law for the conduct or operation of its business (or any part thereof), and is in material compliance with all of the requirements and limitations included in such permits.

       (c ) Neither DMS nor any Corporation nor any of the Sellers has received written notice from any Governmental Authority or other Person that its facilities, its business or the operation thereof is in violation of any Federal, state or local environmental law or any permit required under any such law.

       (d) Neither DMS nor any Corporation is the subject of Federal, state, local or private litigation or proceedings of which they or any of the Sellers has received written notice involving a demand for damages or other potential liability with respect to violations of Federal, state or local environmental law.

       (e) DMS, the Corporations and their respective predecessors in interest controlled by the Sellers have complied with the filing and reporting requirements under all applicable Federal, state or local environmental laws and have substantially maintained all required data, documentation and records required to be maintained and retained under all Federal, state or local applicable environmental laws.

       Section 4.18. Taxes. (a) DMS and the Corporations have filed all Federal tax returns and reports required by law to be filed by them and all tax returns and reports required by law to be filed in their state, locality or country of organization and in each state, locality or country in which they are required to file any tax return or report (all such tax returns and reports being referred to collectively as "Tax Returns"); and all such Tax Returns are true, correct and complete.

       (b) Sellers, the Corporations and DMS have timely paid all Taxes, assessments and other governmental charges (including any penalties or deficiencies) shown to be due on any such Tax Returns or otherwise levied upon any of their respective properties, assets, income or franchises or with respect to any aspect of their business or operations, other than those not yet delinquent;

       (c ) no proceedings or other actions which are still pending or open have been taken against DMS or the Corporations for the assessment or collection of any Taxes for any period for which Federal, state, foreign or local Tax Returns have been filed;

       (d) the charges, accruals and reserves on the books of DMS and the Corporations with respect to Taxes for all fiscal periods are adequate in the opinion of the Sellers; and

       (e) Neither DMS, the Corporations nor any of the Sellers have knowledge of any unpaid assessments for additional Taxes for any fiscal year or tax Lien or of any facts or circumstances in connection with the DMS Business or the Assets which might result in the imposition of additional Taxes or a tax Lien.

       (f) All Taxes required to be withheld by DMS and the Corporations, including but not limited to Taxes arising as a result of payments (or amounts allocable) to foreign partners or to employees of DMS and the Corporations, have been collected and withheld, and have been either paid to the respective governmental agency or authority, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books and records of DMS and the Corporations.

       (g) DMS now qualifies and has since the date of its formation qualified to be treated as a partnership for federal income tax purposes and for Pennsylvania tax purposes and none of DMS, any Seller, or any Corporation or any taxing authority has taken a position inconsistent with such treatment.

       (h) None of the Sellers nor any Corporation is a foreign person within the meaning of Section 1445 of the Code.

       (i) To the extent DMS's or any Corporation's payroll, property or receipts or other factors used in a particular state's apportionment or allocation formula results in an apportionment or allocation of business income to any state other than the Commonwealth of Pennsylvania, DMS or such Corporation has appropriately allocated or apportioned business income to such other states.

       (j) Neither DMS nor any Corporation is currently under any contractual obligation to pay any Taxes of, or with respect to transactions relating to, any other person (including any Seller) or to indemnify any other person (including any Seller) with respect to any Tax.

       (k) Neither DMS, the Corporations, nor any of the Sellers have received written notice that DMS or any Corporation is subject to (i) claims, audits, actions, suits, proceedings, or investigations with respect to any Tax or assessment for which DMS, any Corporation or any Seller could be liable; or (ii) any requests for rulings in respect of any Tax or proposed transaction pending before any Taxing Authority.

       Section 4.19. Insurance. (a) DMS has furnished to Marlton a list of, and true and complete copies of or binders covering, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, and employees of DMS, each of which is set forth on Schedule 4.19 hereto. There is no claim by DMS pending under any such policies or bonds as to which coverage has been denied or disputed by the insurers or underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and DMS in full compliance with the terms and conditions of all such policies and bonds.

       (b) Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) has been in effect since the date(s) set forth on Schedule 4.19 hereto and remain in full force and effect. Such policies of insurance and bonds cover such risks as Sellers believe are customarily insured against in the industry in the United States and, to the best of Sellers' knowledge, are adequate as to amounts. DMS has not received written notice of any premium increase with respect to any such policies or bonds and, to the best of Sellers' knowledge, there is no threatened termination of any such policies or bonds.

       Section 4.20. Ownership. On the date hereof, Sellers are the record and beneficial owners of the Stock, which constitute all of the issued and outstanding shares of capital stock of the Corporations, and Sellers and the Corporations are the record and beneficial owners of the Interests, which constitute all of the issued and outstanding partnership interests in DMS as more specifically set forth in Section 4.21 below. Sellers have good and marketable and valid title to the Stock, and Sellers and the Corporations have good , marketable and valid title to the Interests, free and clear of all liens, security interests, pledges, negative pledges, encumbrances, restrictions or options (except for any restrictions imposed by the Securities Act). Upon delivery of the certificates representing the Stock to Newco in connection with the Merger and delivery of duly executed assignments by the Sellers of their directly owned Interests, Newco shall acquire good, marketable and valid title to the Stock and to the Interests, free and clear of all liens, security interests, pledges, negative pledges, encumbrances, restrictions or options (except for any restrictions imposed by the Securities Actor as a result of the ownership of the Stock and the Interests by Newco);

       Section 4.21. Capitalization. The Corporations' and Equivest Development, Inc. III's total authorized capital stock consists of the following number of shares of common stock, with the following par values, of which the following number of shares are currently outstanding. All shares currently outstanding are validly issued, fully paid and non-assessable.

              Corporation               Authorized Shares      Par Value         Shares Outstanding
              -----------               -----------------      ---------         ------------------
       DMS Store Fixtures, Inc.         1.500 Common           $.01 per share           1,500
       DMS G.P. Inc.                    1,500 Common           $.01 per share           1,500
       Equivest Development, Inc. III   1,500 Common           $.01 per share           1,500


       DMS's total authorized equity interests consist of the following, of which the following are currently outstanding, validly issued, fully paid and non-assessable:

        Partnership Interest          Held By              Percentage Ownership of DMS
        --------------------          -------              ---------------------------

              General            DMS G.P. Inc.                         1.0%
              Limited            DMS Store Fixtures, Inc.              5.0%
              Limited            Equivest Development, Inc. III        13.66%
              Limited            Ira Ingerman                          16.917%
              Limited            Stanley Ginsburg                      16.917%
              Limited            Lawrence Schan                        47.00%

There are no outstanding options, warrants, conversion privileges, subscriptions, calls, commitments or rights of any character relating to the Stock or Interests, or any other shares of the Corporations' capital stock or partnership or equity interests of DMS.

       Section 4.22. Compensation Arrangements. DMS has delivered to Marlton a correct list showing the names and the employment commencement date of all officers, employees and agents performing services for DMS in connection with its business and the rate of hourly, monthly or annual compensation (as the case may be). Marlton has been provided access to records reflecting amounts paid or to be paid to each such person in the three prior calendar years, any accrued sick leave or vacation and any bonus or similar arrangement with any of them.

       Section 4.23. Relationship With Customers and Suppliers. Marlton has been supplied with an accurate list of DMS's 10 largest customers by dollar volume. None of such customers has given DMS notice terminating, canceling or threatening to terminate or cancel any contract or relationship with DMS and Sellers are not aware of any material deterioration of any such relationship. None of DMS's material suppliers for the past two fiscal years has given DMS notice terminating, canceling or threatening to terminate or cancel any contract or relationship with DMS and Sellers are not aware of any material deterioration of any such relationship.

       Section 4.24. Transactions with Affiliates. Except for the Real Property Lease, no employee or affiliate of DMS or any Corporation, nor any officer or director of DMS or any Corporation or any affiliate thereof, (i) owns or has a material interest in any asset used by DMS or any Corporation in the operation of the DMS Business, (ii) has any direct or indirect interest of any nature whatsoever in any person which markets or provides the same type of services as those which DMS will provide through the DMS Business, (iii) provides or causes to be provided any assets, services or facilities used or held for use in connection with the DMS Business.

       Section 4.25. Liabilities. At Closing, DMS shall have no Liens, liabilities or obligations of any kind or nature, whether absolute, contingent, accrued or otherwise, except for those

       (a) reflected on the audited balance sheet of DMS at December 27, 1996 delivered pursuant to Section 6.05 hereof (the "Audited Balance Sheet") or not required to be so reflected in accordance with GAAP;

       (b) Liens, liabilities or obligations of DMS which arise under the terms of a Contract or other commitment which is disclosed in Schedule 4.11 hereto or which, pursuant to Section 4.11 hereof, is not required to be disclosed in said Schedule ; and

       (c ) Liens, liabilities or obligations of DMS incurred in accordance with the ordinary course of business since December 27, 1996.

       Section 4.26. Single Purpose. Each of the Corporations (i) owns and has owned no assets other than its respective Interest, (ii) has and has had no Liens, liabilities obligations other than those set forth in the Partnership Agreement of DMS directly related to its respective Interests, (iii) has and has had no business operations or activities other than its ownership of its respective Interest, and (iv) has and has had no subsidiaries nor equity ownership of another entity, other than its respective Interest.

       Section 4.27. Disclosure. Neither this Agreement nor any certificate delivered in accordance with the terms hereof nor any written information specifically required to be provided pursuant to the terms of this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statement contained herein or therein, in light of the circumstances in which they were made, not misleading.

       Section 4.28. Investment Intent. Sellers are acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. At Closing, each Seller (and any other recipient of Shares as provided in Section 3.03(b)) will execute and deliver an investment representation letter in the form set forth in Schedule 4.28.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF MARLTON

       Marlton represents and warrants to Sellers as follows:

       Section 5.01. Due Incorporation; Power and Authority. Marlton (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; (ii) has all requisite corporate power and authority to cause Newco to acquire the Interests and the Stock, to continue the DMS Business, to execute and deliver this Agreement and to perform its obligations hereunder; and (iii) has taken all necessary corporate action to authorize the execution and delivery of this Agreement.

       Section 5.02. Approvals, Consents, Etc. No consent, approval, notification, authorization or order of, or declaration, filing or registration with, or waiver or other action by any Governmental Authority or other Person (other than the approval of the shareholders of Marlton) is required to be obtained or made by Marlton in connection with execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

       Section 5.03. SEC Reports. Marlton has previously provided the Sellers with copies of its Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (collectively, the "SEC Reports"). Each of the financial statements (including the related notes) included in the SEC Reports has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise noted therein and except that the quarterly financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles) and fairly present the financial position of Buyer as of the date thereof and its result of operation and cash flows for the periods then ended.

       Section 5.04. Non-Contravention. The execution, delivery and performance by Marlton of this Agreement does not and the consummation of the transactions contemplated hereby does not and will not: (i) violate or conflict with any provision of the articles of incorporation, bylaws or other constituent documents of Marlton; (ii) conflict with or violate any Requirement of Law binding upon or applicable to Marlton; (iii) violate, or result in the lapse of time and/or the giving of notice, a violation of, or give rise to any right of termination, cancellation or acceleration of any material right or obligation of Marlton or to a loss of any material benefit to which Marlton is entitled under any provision of any contract to which Marlton is a party or by which it is bound or any asset in the nature of a license, franchise, permit or similar authorization held by Marlton; or (iv) result in the creation or imposition of any Lien on any property or asset of Marlton except as may be provided in this Agreement.

       Section 5.05 Investment Intent. Newco is acquiring the Stock and the Interests for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

                                   ARTICLE VI

                              COVENANTS OF SELLERS

       The Sellers, jointly and severally, agree that from the date hereof to the Closing Date:

       Section 6.01. Conduct of Business. (a) Sellers shall cause DMS to conduct the DMS Business and operations only according to its normal course of business consistent with past practices and will use their best efforts to preserve intact its business organization and keep available the services of its employees and maintain satisfactory relationships with suppliers, customer and other having a business relationship with it.

       (b) Except as provided in Section 6.01(a) hereof, DMS shall:

             (i) Pay all of DMS's liabilities and obligation with respect to the DMS Business and the Assets in the ordinary course as such liabilities and obligation become due, except for those, which shall be or are contested in good faith by DMS;

             (ii) Maintain each of the items comprising the Assets in their present operating conditions and repair, ordinary wear and tear excepted;

             (iii)Perform obligations under Contracts relating to or affecting the Assets or the DMS Business consistent with past business practices;

             (iv) Not sell or acquire any asset in excess of $10,000 except in the ordinary course of business;

             (v) Not issue or incur additional indebtedness for borrowed money or amend or otherwise modify any agreement evidencing any indebtedness for borrowed money other than in such amount and upon such terms as are in the ordinary course of business consistent with past practices;

             (vi) Not assume, guarantee, endorse or otherwise become responsible for the obligations of any other Person or make any loans or advance to any Person;

             (vii) Not mortgage, pledge, or otherwise encumber any of its properties or assets, except in the ordinary course of business consistent with past practices;

             (viii) Not make any investment in any Person either by purchasing stock, securities or assets, contributing to capital, transferring property or otherwise making an investment;

             (ix) Not make any commitments in excess of $10,000 for capital expenditures;

             (x) Not increase in any manner the compensation of any of its employees, pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement or applicable law to any employee, or enter into or amend any employment agreement or any incentive compensation, profit sharing, saving, consulting, deferred compensation, retirement, pension or other "fringe benefit" plan or arrangement with or for the benefit of any employee or other Person, other than in the ordinary course of business, consistent with past practice;

             (xi) Not agree that any insurance policy in effect on the date hereof naming it as a beneficiary or a loss payee may be canceled or terminated or allow any of the coverage thereunder to lapse unless simultaneously with such termination, cancellation or lapse, notice is given to Buyer of replacement policies providing substantially the same coverage are obtained;

             (xii) Not cancel, or make any material amendment or modification to, any Contract set forth on Schedule 4.11 or the Real Property Lease, except in the ordinary course of business or pursuant to change orders customary to the type of Contract thereby amended or modified;

             (xiii) Not amend any provision of its agreement of limited partnership or other constituent document (other than as required pursuant to this Agreement or as previously agreed to by Buyer and Sellers);

             (xiv) Not make any material change in DMS's accounting methods or principles (including, without limitation, those regarding the establishment or accrual of reserves) except as required by GAAP;

             (xv) Make any distribution to the partners of DMS other than those contemplated by Section 4.05(xiii) hereof, to the extent not completed prior to the date hereof; or

             (xvi) Not enter into any agreement to do any of the things described in clause (i) through (xv) above.

       (c ) The Corporations will maintain their corporate existence and shall not engage in any business or activities other than their ownership of their respective Interests.

       Section 6.02. Exclusive Dealing. From and after the date hereof until the Closing or the earlier termination of this Agreement pursuant to Article XI hereof, neither DMS, any Corporation nor any of the Sellers shall (a) solicit or initiate discussions or engage in negotiations with any Person other than Marlton (whether such negotiations are initiated by DMS, any Corporation, the Sellers or otherwise), with respect to the possible acquisition of the DMS Business, whether through the acquisition of all or substantially all of the Assets, Interests or Stock, by merger or consolidation or purchase of the general and limited partnership interest by such Person or otherwise, (b) provide any information with respect to DMS to any Person, other than Marlton, relating to any possible acquisition as described hereinabove by such Person or (c ) enter into a transaction with any Person, other than Marlton, concerning the possible acquisition of the Assets or securities of DMS by such Person.

       Section 6.03. Access to Information. From and after the date hereof, Sellers will provide Marlton, its counsel, accountants and other representatives full access to all of the facilities, properties, books, Contracts, commitments and records of DMS as Marlton may reasonably request and cause its employees to be available to Marlton during normal business hours as Marlton shall from time to time reasonably request in order to permit Marlton to conduct and complete such review of DMS as Marlton shall desire.

       Section 6.04. Consents and Approvals. DMS, each Corporation and each of the Sellers will obtain all necessary consents and approvals to the performance of this Agreement and the transactions contemplated hereby. To the extent that any of the Assets (other than the Real Property Lease) is not assignable or transferable without the consent or approval of another party, DMS and the Sellers shall use their best efforts to obtain the appropriate consent or approval and, for any obtained, shall provide to Marlton evidence of such consent or approval. DMS, each Corporation and each of the Sellers will make all filings, application, statements and reports, and provide all notices, to all Governmental Authorities or other Persons which are required to be made prior to the Closing Date by or on behalf of Sellers, the Corporations or DMS pursuant to any applicable Requirement of Law or otherwise in connection with this Agreement and the transactions contemplated hereby. Sellers shall cause the landlord under the Real Property Lease for the King of Prussia, PA facility to agree that Newco shall continue as the tenant thereunder and to consent to the transactions contemplated by this Agreement.

       Section 6.05. Proxy Information. Sellers and DMS shall proceed expeditiously to prepare and furnish to Marlton all information reasonably requested by Marlton for completion of a proxy statement, and financial statements including balance sheets as of December 29, 1995 and December 27, 1996, and income statements for the three years ended December 27, 1996, audited by Mantas, Ohliger, McGary and Quinn, P.C. in accordance with GAAP (collectively, the "Financial Statements"), unaudited summary financial information prepared in accordance with GAAP and certified by DMS's chief financial officer pursuant to Item 301 of Regulation S-K and the discussion pursuant to Item 303 of Regulation S-K for inclusion in the Proxy Statement; provided, however, that the cost of preparation of such audited financial shall be borne by Marlton.


                                   ARTICLE VII

                              COVENANTS OF MARLTON

       Marlton agrees as follows:

       Section 7.01. Corporate Action. From the date hereof to the Closing Date, Marlton will use its best efforts to take all necessary corporate action required to fulfill its respective obligations and to cause Newco to fulfill its respective obligations under this Agreement and the transaction contemplated hereby.

       Section 7.02. Consents and Approvals. From the date hereof to the Closing Date, Marlton will use its best efforts to obtain all necessary consents and approvals to the performance of its obligations under this Agreement and the transactions contemplated hereby. Marlton shall make all filings, application, statements and reports, and provide all notices, to all Governmental Authorities or other Persons which are required to be made prior to the Closing Date by or on behalf of Marlton pursuant to any applicable Requirements of Law or otherwise in connection with this Agreement and the transactions contemplated hereby.

       Section 7.03. Approvals. (a) Marlton covenants and agrees that until such time as the Condition set forth in Section 3.02 is satisfied or by its terms expires, Marlton shall not, without the consent of the designated representative of the Sellers (i) enter into any agreement to acquire any other business enterprise (whether by means of merger, purchase of a controlling interest in stock or all or substantially all of the assets of such business) which competes in the same geographical and business areas and which is reasonably likely to cause then existing customers of Newco or customers then being actively solicited by Newco to terminate their relationship with Newco in order to conduct business with such other business enterprise, (ii) amend Marlton's Articles of Incorporation or Bylaws in a manner detrimental to Sellers' ability to fulfill the Condition; (iii) make any material change in the nature of Marlton's business, i.e., enter into any business unrelated to Marlton's business as of the date of Closing, (iv) acquire substantial entities or sell substantial assets or businesses of Marlton, with "substantial" meaning a sales or purchase price greater than $2,500,000 (whether in cash, assets and/or securities); (v) incur debt in excess $2,500,000 (excluding the then outstanding balance of the Term Loan), other than to finance operations, or (vi) replace the Chief Executive Officer of Marlton, except for "Cause" as defined in his Employment Agreement.

             (b) Marlton covenants and agrees that until such time as the Condition set forth in Section 3.02 is satisfied or by its terms expires, Marlton shall not, without the consent of the Chief Executive Officer of Newco (or in the event of his death or disability, the designated representative of the Sellers), (i) make any change in the reporting relationships of Newco employees; (ii) hire or fire Newco employees, other than firings for "Cause" as might be defined in applicable employment agreements; (iii) make any Newco capital expenditures, expansions, sale or purchase of assets or businesses borrowings; or (iv) make any material changes in Newco sales and marketing strategies, employment arrangements and practices, or manufacturing policies and practices. These approval rights will be suspended after any full fiscal year in which Newco has earnings before taxes of less than $1,000,000, and will be reinstated after any full fiscal year thereafter in which Newco has earnings before taxes of $1,000,000 or more.

             (c) Sellers hereby designate Ira Ingerman as their designated representative to exercise the rights set forth in Section 7.03(a) above. Marlton shall be entitled to rely on any consent or authorization given by Ira Ingerman until such time as Marlton receives written notice, executed by all of the Sellers, appointing a new designated representative, provided any consent or authorization previously given by Ira Ingerman shall not be rescinded or modified thereafter by the new designated representative. In the event of the death or disability of Ira Ingerman, the Sellers hereby designate Stanley Ginsburg as the successor designated representative.

       Section 7.04. Registration Rights. (a) Unless and until otherwise permitted, each certificate for common stock representing Shares or Contingent Shares (collectively, the "Securities"), and each certificate for common stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM AND ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A PURCHASE AGREEMENT DATED AS OF JULY 18, 1997, AMONG MARLTON TECHNOLOGIES, INC. (THE "COMPANY") AND CERTAIN PARTNERS OF DMS STORE FIXTURES, L.P. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BE FULFILLED. A COPY OF THE SAID AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO INDEMNIFY AND HOLD THE COMPANY HARMLESS AGAINST LOSS OR LIABILITY ARISING FROM THE DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF SUCH PROVISIONS."

       (b) Prior to any transfer or attempted transfer of any Securities, the holder thereof shall give written notice to Marlton of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail (including, with limitation, the number of Securities).

       (c) Marlton covenants that it will use its best efforts to file the reports required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulation adopted by the Commission thereunder, and it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, if applicable to the sale of Securities or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request from time to time of any holder of Securities, Marlton will deliver to such holder a written statement as to whether Buyer has complied with such information and requirements.

             (d) If at any time after the date three years after Closing, Marlton shall receive a written request (specifying that it is being made pursuant to this Section 7.04) from Sellers holding at least 51% of the Securities that Marlton file a registration statement under the Securities Act covering the registration for the offer and sale of Securities, then as soon as practicable thereafter, Marlton shall use its best efforts to cause all such Securities to be registered under the Securities Act. The Sellers shall not be entitled to require Marlton to cause to become effective more than three registration statements pursuant to which Securities are sold pursuant to this Section; provided that the second and third registrations qualify for registration on Form S-3 or other comparable short form registration, and further provided that the Sellers agree to pay all filing and related expenses for the second and third registration to the extent such expenses exceed $20,000 per registration.

             (e) Marlton agrees that if at any time Marlton proposes to register any of its securities under the Act, either for its own account or for the account of others (unless already covered by subsection (d) hereof), in connection with the public offering of such securities solely for cash, on a registration form that would also permit the registration of Securities and other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sale or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities, Marlton shall, each such time, promptly give each Seller written notice of such proposal. Upon the written request of each Seller given within thirty (30) days after mailing of any such notice by Marlton, Marlton shall use its best efforts to cause to be included in such registration under the Securities Act all the Securities that each Seller has requested be registered, provided that Marlton shall have the right to postpone or withdraw any registration effected pursuant to this Section without obligation to any Seller. Marlton may reduce or eliminate the number of shares of Securities to be registered by such Sellers if the investment banker engaged by Marlton in connection with such offering determines that registration of such Securities would interfere with or be detrimental to such offering, and such investment banker shall give written notice (the "Banker Determination Notice") of such determination to such Seller, setting forth in reasonable detail the reasons for such determination. In such event Marlton, upon written notice to such Seller shall have the right to limit such Securities to be registered, if any, to the largest number which would not, in the opinion of such investment banker, result in such interference or detriment or, if any number would result in such interference or detriment, to exclude from such registration all such Securities. Such limitation shall be applied to each such Seller pro rata in respect of the number of shares subject to such request or proposed for registration, as the case may be. No Securities excluded from the registration by reason of the Banker Determination Notice shall be included in such registration.

             (f) Notwithstanding subsections (d) and (e), Marlton shall not be obligated to effect the filing of a registration (i) during the period starting with the date ninety (90) days prior to Marlton's estimated date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of Marlton, provided that Marlton is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that, in the good faith judgment of Marlton's underwriter for an underwritten offering or Marlton's Board of Directors for a non-underwritten offering, an offering pursuant to such a registration statement would interfere with the successful marketing (including pricing) of the securities to be included in Marlton's proposed registration statement or (ii) if Marlton's Board of Directors shall determine in good faith that such filing will interfere with a pending or contemplated financing, merger, sale or assets, recapitalization or other similar corporate action of Marlton. In the event of any such postponement, Marlton shall file such registration statement as promptly as practicable following (x) 180 days after the effective date of the registration statement with respect to the offering referred to in clause (i) above, or (y) the date on which the transactions referred to in clause (ii) above shall have been completed or abandoned as the case may be.

             (g) Marlton shall use its best efforts to prepare for filing with the Commission and the securities commissions of such States as are reasonably requested by such holders (provided, however, that in no event shall Marlton be required to file a general consent to service of process in such states), such amendments or supplements to the registration statements referred to in this
Section 7.04 as may be necessary to keep such registration statements effective and to comply with the provisions of the Securities Act with respect to the sale of Securities for a period of three months after the effective date of the aforesaid registration statements.

             (h) In the event the registration rights set forth in this Section
7.04 above are exercised, Marlton shall furnish each selling holder of Securities such copies of the preliminary and final prospectus and such other documents as such holder may reasonably request to facilitate the public offering of such holder's Securities. In no event, however, shall Marlton be responsible for any discounts or commissions of brokers in respect of the Securities.

       Section 7.05. Name Change. Following Closing, Marlton will cause Newco to change its name to "DMS Store Fixtures, Inc." or another substantially similar name.

       Section 7.06. Listing. Marlton will take all action necessary to list the Shares and the Contingent Shares with the American Stock Exchange, or such other primary exchange on which Marlton shall from time to time be listed.

                                  ARTICLE VIII
                            COVENANTS OF ALL PARTIES

       Section 8.01. Certain Filings. Each party hereto shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

       Section 8.02. Confidentiality. Each party hereto shall take all reasonable precautions to maintain the confidentiality of any nonpublic information concerning the other parties or any Affiliate of the other parties provided to or discovered by it or its representatives and shall not use any such information except in furtherance of the transactions contemplated hereby or (except as may otherwise be required by any applicable Requirement of Law) disclose such information to anyone other than (a) those people directly involved in the investigation and negotiations pertaining to the transactions contemplated hereby, including without limitation, attorneys, accountants, financial advisors and similar representatives, (b) such lenders or investors as may be necessary to finance the transactions contemplated hereby, and ( c) such Persons or Governmental Authorities whose consents or approvals may be necessary or to whom notice need be given, to permit consummation of the transactions contemplated hereby. Each party further agrees that in the event that the transactions contemplated hereby shall not be consummated, it will return all documents and records obtained by it, its representatives or agents from the other party during the course of its investigation or negotiations pertaining to the transactions contemplated hereby and all copies thereof, and will use its best efforts to cause all information with respect to such other party and its businesses which it obtained pursuant to this Agreement or preliminarily thereto to be kept confidential (unless and until the information is in the public domain (other than as the result of a breach of this Section 8.02) or available from a third party under which no confidentiality restriction would be breached). Notwithstanding anything to the contrary in this Agreement, this
Section 8.02 shall survive the termination of this Agreement.

       Section 8.03. Public Announcements. Until such time as may be mutually agreed upon by the parties to this Agreement, neither Marlton nor Sellers shall, without the approval of the other parties, make or cause to be made any press release or other public announcement that directly or indirectly discloses the transactions contemplated by this Agreement, except as and to the extent required by any applicable Requirement of Law.

       Section 8.04. Notice of Certain Events. Each party hereto shall promptly notify the other parties hereof of:

             (i) any notice or other communication from any person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;

             (ii) any notice or other communication from any Governmental Agency in connection with the transactions contemplated hereby; and

             (iii)any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting Buyer, the Corporations, DMS or any of the Sellers which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or which relate to the consummation of the transactions contemplated hereby.

       Section 8.05. Best Efforts. Each of the parties hereto shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including (i) using reasonable best efforts to remove any legal impediment to the consummation or effectiveness of such transactions and (ii) using reasonable best efforts to obtain all necessary waivers, consents and approvals of all third parties and governmental bodies.

       Section 8.06. Proxy Statement. As soon as reasonably practicable, Marlton shall prepare and file with the Commission a proxy statement (the "Proxy Statement") under the Exchange Act, and shall use its best efforts to obtain a favorable "fairness" opinion of Legg Mason.

       Section 8.07. Stockholders' Approval. As soon as reasonably practicable, Marlton shall call a meeting of its stockholders for the purpose of obtaining approval of the transactions contemplated by this Agreement.

       Section 8.08. Employees. For the period from the Closing until such time as the Condition set forth in Section 3.02 is satisfied or by its terms expires,
(i) Newco shall employ the persons who are in the employ of DMS on the Closing Date; (ii) the organizational structure of DMS will remain in existence; (iii) Lawrence Schan will report to Stanley Ginsburg, and Stanley Ginsburg and Ira Ingerman will report to the Chief Executive Officer of Marlton; and (iv) in the event Stanley Ginsburg or Ira Ingerman are no longer employed by Newco, the Chief Executive Officer of Marlton will become the Chairman or Co-Chairman of Newco.

                                   ARTICLE IX
                       CONDITIONS TO MARLTON'S OBLIGATIONS

       The obligations of Marlton under this Agreement to consummate the transactions contemplated hereby are, at the option of Marlton, subject to satisfaction of the following conditions precedent on or before the Closing
Date:

       Section 9.01. Representations and Warranties True and Correct. The representations and warranties of Sellers contained in this Agreement or in any certificate or document delivered pursuant hereto shall be true and correct on and as of the Closing Date as though made as of that date, and Sellers shall have delivered to Marlton a certificate to that effect.

       Section 9.02. Compliance with Covenants and Agreements. Sellers and DMS shall have in all material respects (i) performed all obligations and agreements and (ii) complied with all covenants contained in this Agreement to be performed or complied with by them on or prior to the Closing Date.

       Section 9.03. Consents and Approvals. All necessary approvals to the consummation of the transactions contemplated by this Agreement shall have been obtained of any Governmental Authority or other Person.

       Section 9.04. Delivery of Documents from Sellers. Sellers shall have delivered to Marlton the documents and other items specified in Section 11.02.

       Section 9.05. Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted and not discharged which would enjoin, restrain or prohibit, or is reasonably likely to result in substantial damages in respect of, this Agreement or the complete consummation of the transactions contemplated hereby, and which could, in the reasonable judgment of counsel to Sellers or counsel to Marlton, make it inadvisable to consummate such transactions, and no order or decree of any court shall have been entered in any action or proceeding which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated hereby.

       Section 9.06. Employment Agreements. On the Closing Date, the Employees shall have executed and delivered the Employment Agreements.

       Section 9.07. Stockholders' Approval. Stockholders of Marlton holding at least two thirds of the stockholders votes cast on the matter shall have approved the transactions contemplated hereby at a duly called and conducted meeting of stockholders of Marlton.

       Section 9.08. Fairness Opinion. Marlton shall have received a "fairness" opinion dated as of the date of Closing from Legg Mason satisfactory to Marlton with respect to the transactions contemplated hereby.

       Section 9.09. Assignment of Contracts. All authorizations, consents, waivers and approvals as may be required in connection with the Contracts, agreements, licenses, leases, sales orders, purchase orders and other commitments listed on Schedule 4.11 (including, without limitation, the Real Property Lease) shall have been obtained.

       Section 9.10. Organization Continuity. Between the date hereof and the Closing Date, there shall not have been any substantial reduction in the key managerial and sales employees of DMS.

       Section 9.11. Opinion of Counsel for Sellers. Marlton shall have received the opinion referred to in Section 11.02.

       Section 9.12. Delivery of Financial Statements. Marlton shall have received the Financial Statements in a form reasonably satisfactory to Coopers & Lybrand, and there shall be no material differences between the Financial Statements and the Unaudited Financial Statements.

       Section 9.13. Net Worth. DMS shall have a Tangible Net Worth of at least $5,500,000, DMS's assets and liabilities shall be substantially the same as those set forth on the Audited Balance Sheet, and there shall have been no material adverse changes in the business or prospects of DMS since December 31, 1996.

       Section 9.14. Bank Matters. Marlton shall have entered into the Term Loan and Line of Credit.

                                    ARTICLE X
                       CONDITIONS TO SELLERS' OBLIGATIONS

       The obligations of Sellers under this Agreement to consummate the transactions contemplated hereby are, at the option of Sellers, subject to satisfaction of the following conditions precedent on or before the Closing Date.

       Section 10.01. Representations and Warranties True and Correct. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant hereto shall be true and correct on and as of the Closing date as though made as of that date, and Marlton shall have delivered to Sellers certificates to that effect.

       Section 10.02. Compliance With Covenants and Agreements. Marlton shall have in all material respects (i) performed all obligations and agreements and
(ii) complied with all covenants contained in this Agreement to be performed or complied with by Marlton on or prior to the Closing Date.

       Section 10.03. Consents and Approvals. All necessary approvals shall have been obtained of any Governmental Agency or other Person to the consummation of the transactions contemplated by this Agreement.

       Section 10.04. Delivery of Documents from Marlton. Marlton shall have delivered to Seller the documents and other items specified in Section 11.03.

       Section 10.05. Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted and not discharged which would enjoin, restrain or prohibit, or is reasonably likely to result in substantial damages in respect of, this Agreement or the complete consummation of the transactions contemplated hereby, and which could, in the reasonable judgment of counsel to Sellers or counsel to Marlton, make it inadvisable to consummate such transactions, and no order or decree of any court shall have been entered in any action or proceeding which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated hereby.

       Section 10.06 Opinion of Counsel for Marlton. Seller shall have received the opinion referred to in Section 11.03.

       Section 10.07. Bank Matters. Marlton shall have entered into the Term Loan and Line of Credit.

                                   ARTICLE XI
                                     CLOSING

       Section 11.01. Closing Date. The Closing of the transactions contemplated by this Agreement shall take place within five days after the conditions to Closing set forth in Articles IX and X have been satisfied (but not prior to September 30, 1997 without the prior written consent of Sellers), subject to any extensions as are mutually agreed upon by the Sellers and Marlton (the "Closing Date"). The Closing shall occur at the offices of Pepper, Hamilton & Sheetz LLP, or at such other date and time or at such other place as the parties hereto may agree, but in no event later than December 31, 1997.

       Section 11.02. Deliveries by Sellers at Closing. At the Closing, Sellers will deliver to Marlton the following documents and other items, each of which shall be in form and substance satisfactory to Marlton and its special counsel:

             (i) A favorable opinion, dated the Closing Date, of Morgan, Lewis & Bockius LLP, counsel for Sellers, in form reasonably satisfactory to Marlton and its counsel, with respect to the matters set forth in Sections 4.01(i) and (ii), 4.02, 4.03(i) and (ii) to its knowledge and 4.15 to its knowledge of this Agreement.

             (ii) Instruments of transfer and assignment sufficient in the reasonable judgment of counsel to Marlton to transfer title to the Interests and Stock to Newco.

             (iii)An officer's certificate, signed by the President or any Vice President of DMS G.P. Inc., the corporate general partner of DMS ("GP"), and each of the Partners, respectively certifying as to compliance by DMS with Sections 9.01 and 9.02.

             (iv) A secretary's certificate of GP, signed by its Secretary or Treasurer and its President or any Vice President, as to: (A) DMS's agreement of limited partnership; (B) the resolutions of its Board of Directors adopting and approving any agreements relating to the transactions contemplated herein; and (C ) the names, offices and signatures of its officers executing any documents in connection with the transactions contemplated herein.

       Section 11.03. Deliveries by Marlton at Closing. At the Closing, Marlton, as the case may be, shall deliver to cause or cause to be delivered to Sellers the following documents and other items, each of which shall be in form and substance reasonably satisfactory to Sellers and their counsel:

             (i) The Cash Payment as specified pursuant to Section 3.01(i), subject to the escrow set forth in Section 3.05.

             (ii) The Shares as specified pursuant to Section 3.01(ii).

             (iii)An officer's certificate, signed by the President or any Vice President of Marlton certifying as to compliance by Marlton with Sections 10.01 and 10.02 and the absence of any material litigation affecting Marlton or the consummation by Marlton of the transactions contemplated by this Agreement.

             (vii)A secretary's certificate of Marlton, signed by its Secretary or Treasurer and its President or any Vice President, as to: (A) its certificate of incorporation and by-laws; (B) the resolutions of its Board of Directors adopting and approving any agreements relating to the transactions contemplated herein; and ( c) the names, offices and signatures of its officers executing any documents in connection with the transactions contemplated herein.

             (viii) A favorable opinion, dated the Closing Date, of Pepper, Hamilton & Sheetz LLP, counsel for Marlton, in form reasonably satisfactory to Sellers and their counsel, to the effect that Buyer (i) is a corporation validly existing under the laws of the State of New Jersey; (ii) has all requisite corporate power and authority to execute and deliver this Agreement; and (iii) has taken all necessary corporate action to authorize the execution and delivery of this Agreement.

       Section 11.04. Execution and Delivery of Employment Agreements. At the Closing, each of the Employees shall execute and deliver to Newco his respective Employment Agreement and Newco shall execute and deliver the same to each of the Employees, respectively.

                                   ARTICLE XII
                                   TERMINATION

       Section 12.01. Termination. This Agreement may be terminated at any time prior to the Closing:

             (i)  by mutual written agreement of the parties hereto;

             (ii) by either Sellers or Marlton if consummation of the transactions contemplated hereby shall not occur on or prior to December 31, 1997;

             (iii)by the Marlton, if the conditions set forth in Article IX are not satisfied as of the Closing Date for any reason other than those which relate solely to the acts or omissions of Marlton;

             (iv) by the Sellers, if the conditions set forth in Article X are not satisfied as of the Closing Date for any reason other than those which relate solely to the acts or omissions of Sellers.

       The party desiring to terminate this Agreement pursuant to clauses (ii),
(iii) or (iv) shall give notice of such termination to the other parties.

       Section 12.02. Effect of Termination. Except as otherwise provided in
Section 14.01, if this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party of this Agreement.

                                  ARTICLE XIII
                            SURVIVAL; INDEMNIFICATION

       Section 13.01. Survival. All representations and warranties set forth in this Agreement shall survive the Closing and shall remain in full force and effect until 180 days after the first anniversary of the Closing Date except for
(i) those representations and warranties contained in Section 4.18 which shall survive until 90 days following the expiration of the applicable stature of limitations governing the collection of Taxes by appropriate taxing authority and (ii) the representations and warranties set forth in Sections 4.01, 4.07(i), 4.20, 5.01, 5.02 and 5.03, each of which shall survive without limitation. The covenants set forth herein shall terminate as of the Closing (other than Section 8.08, which shall survive the Closing) or until such later time as any covenant shall explicitly state.

       Section 13.02. Indemnification. To the extent provided in this Article
XIII: Sellers severally (to the extent of the consideration received by such Seller) shall indemnify and hold Buyer harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses (including reasonable attorney's fees) of any nature whatsoever (individually, a "Loss" and collectively, "Losses") sustained by Marlton, the Corporations or Newco, resulting from or arising out of (i) any breach of any representation or warranty of the indemnifying party contained in this Agreement, or (ii) the nonperformance, whether partial or total, of any covenant or agreement of the indemnifying party contained in this Agreement.

       Section 13.03. Limitation or Indemnification. (a) Sellers shall indemnify Marlton with respect to the matters set forth in Section 13.02 for any Loss up to the maximum amount of the Purchase Price.

       (b) Except for any liabilities which should have been reflected in accordance with GAAP in the Audited Financial Statements and which if so reflected would have caused the DMS Tangible Net Worth to be less than $5,500,000 on the Closing Date (as to which Sellers shall fully indemnify Marlton), no Loss resulting from or arising out of a breach of the representations set forth in Article IV, shall be deemed to have occurred unless and until all such Losses exceed an aggregate of $100,000 and then only to the extent of such excess.

       Section 13.04. Time Limit on Litigation Claims and Claims in Respect of Breach of Representations and Warranties. Marlton shall not be entitled to make any claim for indemnification under Section 13.02, with respect to the breach of any representation and warranty contained in this agreement, after the date on which such representation and warranty ceases to survive pursuant to Section
13.01 of this Article XIII. Provided that a claim with respect to a breach of representation or warranty is timely made, it may continue to be asserted beyond the survival date set forth in Section 13.01 with respect to the representation or warranty to which such claim relates.

       Section 13.05. Third Party Claims. If a claim is made by a third party against Newco, the Corporations or Marlton after the Closing Date, and if Marlton intends to seek indemnity with respect thereto (or to include the amount of the Loss in respect to such claim for purposes of determining whether aggregate Losses exceed the Basket Amount) under this Article XIII, Marlton shall promptly (and in any case within forty-five (45) days of such claim being made) notify the indemnifying party of such claim. The indemnifying party shall have forty-five (45) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the settlement or defense thereof, and Marlton shall cooperate with it in connection therewith; provided that:

             (i) the indemnifying party shall permit Marlton to participate in such settlement or defense through counsel chosen by Marlton, provided that the fees and expenses of such counsel shall be borne by Marlton;

             (ii) the indemnifying party shall promptly reimburse Marlton for the full amount of any Loss resulting from such claim, subject to the limitation on indemnification set forth in Section 13.03;

             (iii)the indemnifying party shall obtain the prior written approval of Marlton before entering into any settlement of such claim or ceasing to defend against such claim if, pursuant to or as a result of such claim or ceasing to defend against such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against Marlton;

             (iv) the indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to Marlton, the Corporations and Newco of a release from all liability in respect of such claim; and

             (v) the indemnifying party shall not be entitled to control, and Marlton shall be entitled to have sole control over, the defense or settlement of that portion of any claim which seeks an order, injunction or other equitable relief against Newco which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of Newco; provided, however, that in connection with the defense or settlement of the portion of such claim which seeks equitable relief,

Marlton shall use its reasonable best efforts to limit the liability of the indemnifying party for the damages portion of such claim.

       So long as the indemnifying party is reasonably contesting any such claim in good faith, Marlton shall not pay or settle any such claim. Notwithstanding the foregoing, Marlton shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify Marlton within forty-five (45) days after the receipt of Marlton's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, Marlton shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment at the expense (including reasonable attorney's fees) of the indemnifying party. If (i) Marlton and the indemnifying party agree that Marlton shall contest, settle or compromise the claim or (ii) Marlton shall have the right to contest, settle or compromise the claim by reason of the previous sentence, (A) Marlton shall use its best efforts to contest, settle or compromise the claim and shall keep the indemnifying party apprised of the status of such contest, settlement or compromise, (B) the indemnifying party can elect at any time to participate in such contest, settlement or compromise and (C ) prior to Marlton agreeing to settle or compromise any such claim Marlton shall seek the consent of the indemnifying party to such settlement or compromise.

       Section 13.06. Offset. In the event that Marlton shall be entitled to indemnification under Section 13.02 in respect of Losses sustained by Marlton, Newco or the Corporations, Marlton shall have the right, at Marlton's election, to offset the amount owing to Marlton from the indemnifying party against any future payments owed by Marlton or Newco to Sellers. In the event Sellers challenge Marlton's right of offset pursuant to this Section 13.06 (other than offsets arising from claims for indemnification under Section 13.02 which have previously been the subject of an arbitration proceeding), the amount claimed as an offset shall be placed in an interest-bearing escrow account (with interest accruing thereon for the account of the party whose claim shall prevail pursuant to the procedure set forth in Section 13.06) and the dispute shall be settled in the manner set forth in Section 13.07.

       Section 13.07. Arbitration. Except as otherwise provided in Section 13.05, Marlton and the indemnifying party shall promptly submit to arbitration any claim for indemnification under Section 13.02 or any claim of offset under
Section 13.06 (other than offsets arising from an indemnification claim which has previously been the subject to an arbitration proceeding) which is not resolved within sixty (60) days from the date the indemnifying party received notice of claim. Such arbitration shall be conducted in accordance with the then current rules of the American Arbitration Association.


                                   ARTICLE XIV
                                  MISCELLANEOUS

       Section 14.01. Expenses. Except as otherwise specifically set forth herein, each of the parties hereto shall pay all of its own costs, fees and expenses (including, without limitation, fees and disbursements of its counsel) with respect to this Agreement and the transactions contemplated hereby; provided, however, in the event any of the parties shall fail to close any of the transactions contemplated by this Agreement due to a Requirement of Law imposed on such party (and in the event that Marlton shall fail to close because of the failure to satisfy Sections 9.07 or 9.08), such party shall pay the out-of-pocket legal and accounting costs of the other parties up to Thirty-Five Thousand Dollars ($35,000.00) in the aggregate.

       Section 14.02. Notices. Any notice, request, instruction, approval, consent or other communication to be given hereunder by a party hereto shall be parked "PERSONAL AND CONFIDENTIAL" and shall be deemed validly given, made or served if in writing and delivered personally (as of such delivery) or sent by certified mail (as of three (3) days after deposit in a United States post office), postage prepaid, or by telex, facsimile or telegraph, charges prepaid (as of date of confirmation of receipt):

       If to Sellers or the Corporations, addressed as follows:
             c/o DMS Store Fixtures, L.P.
             250 King Manor Drive
             King of Prussia, PA 19406
             Attention:  Mr. Ira Ingerman

       If to Marlton or Newco:
             Marlton Technologies, Inc.
             2828 Charter Road
             Philadelphia, PA 19154
             Attn:  President

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

       Section 14.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Marlton and Sellers or in the case of a waiver, by the party against whom the waiver is to be effective.

       (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       Section 14.04. Entire Agreement. Except as expressly set forth herein, this Agreement and the Schedules hereby constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

       Section 14.05. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Pennsylvania. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the parties hereto hereby irrevocably consent and submit to the exclusive jurisdiction and venue of any Federal or state court located in the Commonwealth of Pennsylvania.

       Section 14.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as if such successors and assigns had been original parties hereto; provided that neither party may assign, delegate otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Notwithstanding the foregoing, each Seller, subject to prior notice to Marlton, shall be entitled to assign his rights under this Agreement to a member of his immediate family or to another Seller, provided further that no such assignment shall relieve the assigning Seller of any liability it may have under this Agreement.

       Section 14.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

       Section 14.08. Severability. If any provision hereof shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of any such provision in any other jurisdiction and the remaining provisions hereof will not in any way be affected or impaired thereby.

       Section 14.9. Headings. The headings and table of contents contained in this Agreement are for reference purpose only and shall not affect the meaning or interpretation of this Agreement.

       Section 14.10. Third Party Beneficiaries. This Agreement shall inure exclusively to the benefit of the parties hereto and any permitted assignee and shall not be construed as providing any other person with any rights or benefits.

       Section 14.11. Risk of Loss. Legal title, equitable title and risk of loss related to the Assets, the Interests and the Stock shall remain with DMS and the Sellers until the Closing. Sellers shall take reasonable steps up to and until the Closing after any loss or damage to DMS's property to repair, replace or restore such property to its state and condition prior to such loss or damage.

       Section 14.12. Brokers. Each partner represents that it has not retained any finder or broker in connection with the transactions contemplated by the Agreement and will indemnify, defend and hold each of the other parties harmless from any claim based on breach of this representation.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first written above.


                                                     MARLTON TECHNOLOGIES, INC.

 /s/ Stanley Ginsburg                                By: /s/ Robert B. Ginsburg
---------------------                                   -----------------------
Stanley Ginsburg

                                                     DMS STORE FIXTURES, INC.

 /s/ Ira Ingerman                                    By: /s/ Stanley Ginsburg
---------------------                                   -----------------------
Ira Ingerman

                                                     DMS G.P., INC.

 /s/ Lawrence Schan                                  By: /s/ Stanley Ginsburg
---------------------                                   -----------------------
Lawrence Schan

EQUIVEST DEVELOPMENT, INC. III.

By: /s/ Stanley Ginsburg
---------------------------

                                    EXHIBITS

               EXHIBIT A - Employment Agreement (Stanley Ginsburg)

                 EXHIBIT B - Employment Agreement (Ira Ingerman)

                EXHIBIT C - Employment Agreement (Lawrence Schan)

                                   SCHEDULES:
                            4.04 Financial Statements
                          4.06(a) Real Property Leases
                                 4.11 Contracts
                                 4.19 Insurance
                      4.28 Investment Representation Letter

                                                                       EXHIBIT A
                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is made this ____ day of __________, 1997 by and between Stanley Ginsburg, a resident of [fill in address] (the "Employee"), and DMS Store Fixtures, ___, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").

                  WHEREAS, the Company is engaged in the business of designing, producing and marketing store fixtures and displays (the "Business").

                  WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

                  WHEREAS, Employee possesses significant knowledge of the Business, which knowledge the Company and Employee both desire to be available to the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

                  WHEREAS, the execution and delivery of this Agreement by Employee in connection with the consummation of the acquisition by the Company of DMS Store Fixtures, L.P. is a material inducement to the Company's agreement to consummate such acquisition.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

                  1. Employment and Term. The Company hereby employs Employee and Employee hereby accepts employment with the Company, as Co-Chairman and Chief Executive Officer (such position, Employee's "Position") for a period commencing on the date hereof and continuing for a period of five (5) years, subject to the provisions of Section 9 hereof (the "Term").

                  2. Duties. During the term of his employment, Employee shall serve the Company faithfully and to the best of his ability and shall devote such time, attention, skill and efforts to the performance of the duties required by or appropriate for his Position. Employee agrees to assume such duties and responsibilities commensurate with his position and consistent with Employee's historic duties. Employee shall report to the Chief Executive Officer of Marlton Technologies, Inc. ("Marlton").

                  3. Other Business Activities. During the Term, Employee will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits which unreasonably interfere with his performance of his responsibilities and obligations pursuant to this Agreement.

                  4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete as provided for in Section 8 hereof, an initial base salary at the annual rate of One Hundred Twenty-Five Thousand (Dollars ($125,000) (as the same may hereafter be increased, the "Base Salary"). The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by Employee, and which shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect.

                  5. Benefits. Employee shall be entitled to those employee benefits which the Company from time to time generally makes available to its employees ("Benefits").

                  6. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 7(b) hereof, any information relating to methods of production and manufacture, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how, any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, and any other materials prepared by the Employee in the course of, relating to or arising out of his engagement by the Company, or prepared by any other Company employee or contractor for the Company or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information, and any other materials that have not been made available to the general public, provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this
Section 6. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

                  7. Property.

                     (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

                     (b) (i) Employee agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (1) at any time and at any place while the Employee is employed by Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (2) as a result of tasks assigned to Employee by the Company, or (3) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property, and the Employee shall have no claim for additional compensation for the Intellectual Property.

                          (ii) The Employee acknowledges that all the
Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                         (iii) Employee further agrees to reveal promptly all
information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (1) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (2) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                         (iv) In the event the Company is unable after
reasonable effort to secure Employee's signature on any of the documents referenced in Section 7(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

                  8. Covenant not to Compete. The Employee shall not, during the Term and for a period of two (2) years thereafter or, if longer, for a period of five (5) years following the date hereof (such period the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company:

                           (a) engage or participate in any business activity
competitive with the Company's Business, or the fixture, display or custom exhibit business of any of the Company's subsidiaries or affiliates, as same are conducted during the Term with respect to any period during the Term, or upon the termination of Employee's employment;

                           (b) become interested in (as owner, stockholder,
lender, partner, co- venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company or the fixture, display or custom exhibit business of any subsidiary or affiliate of the Company as conducted during the Term with respect to any period during the Term, or upon the termination of Employee's employment hereunder with respect to any period thereafter, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the business of the Company or the fixture, display or custom exhibit business of any subsidiary or affiliate of the Company as conducted during the Term with respect to any period during the Term, or upon termination of Employee's employment hereunder with respect to any period thereafter. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 8(a) hereof;

                           (c) solicit or call on, either directly or
indirectly, any (i) customer with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of Employee's employment hereunder; or (ii) any supplier with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of Employee's employment hereunder;

                           (d) influence or attempt to influence any supplier,
customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                           (e) except in his capacity as an employee of the
Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two (2) year period immediately preceding the termination of Employee's employment hereunder.

                  9. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 9. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 9.

                      9.1. Termination for Absenteeism.

                           (a) Regular attendance at work or conducting work is
an essential element of the job for which Employee has been hired. Without limiting the Company's right to terminate Employee pursuant to Section 9.1 or
9.3 hereof, in the event that Employee is absent from work for 60 consecutive days (other than for medical reasons where Employee is reasonably expected to return to work within 120 days in which case such period shall be extended to 120 consecutive days), Employee's employment hereunder may be terminated by the Company.

                           (b) In the event of a termination of Employee's
employment hereunder pursuant to Section 9.1(a), Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary and Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation"), including payment prescribed under and disability of life insurance plan or arrangement in which he is a participant or to which he is a party as an employee of the Company. Except as specifically set forth in this Section 9.1(b), the Company shall have no liability or obligation to Employee for compensation or benefits hereunder by reason of such termination.

                      9.2. Termination by Death. In the event that Employee dies during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee's executors, legal representatives or administrators an amount equal to the accrued and unpaid portion of his Base Salary and Other Compensation for the month in which he dies. Except as specifically set forth in this Section 9.2, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company, and to exercise any rights afforded under any compensation or benefit plan then in effect.

                      9.3. Termination for Cause.

                           (a) The Company may terminate Employee's employment
hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean: (i) any breach by Employee of any of his obligations under Sections 6, 7 or 8 of this Agreement, (ii) material breach by Employee of Sections 2 or 3 of this Agreement which breach is not cured by Employee within thirty (30) days after receipt of written notice thereof from the Company, or (iii) other conduct of Employee involving any type of disloyalty to the Company or willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony.

                           (b) In the event of a termination of Employee's
employment hereunder pursuant to Section 9.3(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and Benefits. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.3, the Company shall have no liability or obligation hereunder by reason of such termination.

                      10. Other Agreements. Employee represents and warrants to the Company that:

                           (a) There are no restrictions, agreements or
understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder,

                           (b) That Employee's execution of this Agreement and
Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound, and

                           (c) That Employee is free to execute this Agreement
and to enter into the employ of the Company pursuant to the provisions set forth herein.

                           (d) That Employee shall disclose the existence and
terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

                      11. Survival of Provisions. The provisions of this Agreement set forth in Sections 6, 7, 8 and 20 hereof shall survive the termination of Employee's employment hereunder.

                      12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this Agreement.

                      13. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

                      If to Employee:

                           Stanley Ginsburg
                           ______________________________
                           ______________________________

                  If to Company:

                           ______________________________
                           ______________________________
                           ______________________________

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

                  14. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

                  15. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

                  16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  17. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

                  18. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  19. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day which is a holiday in the Commonwealth of Pennsylvania, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

                  20. Specific Enforcement; Extension of Period.

                      (a) Employee acknowledges that the restrictions contained in Sections 6, 7, and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 6, 7, or 8 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 6, 7, and 8 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 6, 7, or 8 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                           (b) In the event that Employee shall be in breach of
any of the restrictions contained in Section 8 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

                  21. Consent to Suit. Any legal proceeding arising out of or relating to this Agreement shall be instituted in any federal or state court of general jurisdiction in Pennsylvania, and the Employee hereby consents to the personal and exclusive jurisdiction of such court and hereby waives any objection that the Employee may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

                  22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


ATTEST:                             _______________________________



By:___________________              By:_____________________________
   Title:                              Title:




                                    _______________________________
                                    Stanley Ginsburg

                                                                       EXHIBIT B
                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is made this ____ day of __________, 1997 by and between Ira Ingerman, a resident of [fill in address] (the "Employee"), and DMS Store Fixtures, ___, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").

                  WHEREAS, the Company is engaged in the business of designing, producing and marketing store fixtures and displays (the "Business").

                  WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

                  WHEREAS, Employee possesses significant knowledge of the Business, which knowledge the Company and Employee both desire to be available to the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

                  WHEREAS, the execution and delivery of this Agreement by Employee in connection with the consummation of the acquisition by the Company of DMS Store Fixtures, L.P. is a material inducement to the Company's agreement to consummate such acquisition.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

                  1. Employment and Term. The Company hereby employs Employee and Employee hereby accepts employment with the Company, as Co-Chairman and Chief Financial Officer (such position, Employee's "Position") for a period commencing on the date hereof and continuing for a period of five (5) years, subject to the provisions of Section 9 hereof (the "Term").

                  2. Duties. During the term of his employment, Employee shall serve the Company faithfully and to the best of his ability and shall devote such time, attention, skill and efforts to the performance of the duties required by or appropriate for his Position. Employee agrees to assume such duties and responsibilities commensurate with his position and consistent with Employee's historic duties. Employee shall report to the Chief Executive Officer of Marlton Technologies, Inc. ("Marlton").

                  3. Other Business Activities. During the Term, Employee will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits which unreasonably interfere with his performance of his responsibilities and obligations pursuant to this Agreement.

                  4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete as provided for in Section 8 hereof, an initial base salary at the annual rate of One Hundred Twenty-Five Thousand Dollars ($125,000) (as the same may hereafter be increased, the "Base Salary"). The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by Employee, and which shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect.

                  5. Benefits. Employee shall be entitled to those employee benefits which the Company from time to time generally makes available to its employees ("Benefits").

                  6. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 7(b) hereof, any information relating to methods of production and manufacture, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how, any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, and any other materials prepared by the Employee in the course of, relating to or arising out of his engagement by the Company, or prepared by any other Company employee or contractor for the Company or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information, and any other materials that have not been made available to the general public, provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this
Section 6. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

                  7. Property.

                           (a) All right, title and interest in and to
Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

                           (b) (i) Employee agrees that all right, title and
interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (1) at any time and at any place while the Employee is employed by Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (2) as a result of tasks assigned to Employee by the Company, or (3) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property, and the Employee shall have no claim for additional compensation for the Intellectual Property.

                               (ii) The Employee acknowledges that all the
Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                               (iii) Employee further agrees to reveal promptly
all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (1) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (2) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                               (iv) In the event the Company is unable after
reasonable effort to secure Employee's signature on any of the documents referenced in Section 7(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

                  8. Covenant not to Compete. The Employee shall not, during the Term and for a period of two (2) years thereafter or, if longer, for a period of five (5) years following the date hereof (such period the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company:

                           (a) engage or participate in any business activity
competitive with the Company's Business, or the fixture, display or custom exhibit business of any of the Company's subsidiaries or affiliates, as same are conducted during the Term with respect to any period during the Term, or upon the termination of Employee's employment hereunder;

                           (b) become interested in (as owner, stockholder,
lender, partner, co- venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company or the fixture, display or custom exhibit business of any subsidiary or affiliate of the Company as conducted during the Term with respect to any period during the Term, or upon the termination of Employee's employment hereunder with respect to any period thereafter, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the business of the Company or the fixture, display or custom exhibit business of any subsidiary or affiliate of the Company as conducted during the Term with respect to any period during the Term, or upon termination of Employee's employment hereunder with respect to any period thereafter. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 8(a) hereof;

                           (c) solicit or call on, either directly or
indirectly, any (i) customer with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of Employee's employment hereunder; or (ii) any supplier with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of Employee's employment hereunder;

                           (d) influence or attempt to influence any supplier,
customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                           (e) except in his capacity as an employee of the
Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two (2) year period immediately preceding the termination of Employee's employment hereunder.

                  9. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 9. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 9.

                           9.1. Termination for Absenteeism.

                                    (a) Regular attendance at work or conducting
work is an essential element of the job for which Employee has been hired. Without limiting the Company's right to terminate Employee pursuant to Section
9.1 or 9.3 hereof, in the event that Employee is absent from work for 60 consecutive days (other than for medical reasons where Employee is reasonably expected to return to work within 120 days in which case such period shall be extended to 120 consecutive days), Employee's employment hereunder may be terminated by the Company.

                                    (b) In the event of a termination of
Employee's employment hereunder pursuant to Section 9.1(a), Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary and Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation"), including payment prescribed under and disability of life insurance plan or arrangement in which he is a participant or to which he is a party as an employee of the Company. Except as specifically set forth in this Section 9.1(b), the Company shall have no liability or obligation to Employee for compensation or benefits hereunder by reason of such termination.

                           9.2. Termination by Death. In the event that Employee
dies during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee's executors, legal representatives or administrators an amount equal to the accrued and unpaid portion of his Base Salary and Other Compensation for the month in which he dies. Except as specifically set forth in this Section 9.2, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company, and to exercise any rights afforded under any compensation or benefit plan then in effect.

                           9.3. Termination for Cause.

                                    (a) The Company may terminate Employee's
employment hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean: (i) any breach by Employee of any of his obligations under Sections 6, 7 or 8 of this Agreement, (ii) material breach by Employee of Sections 2 or 3 of this Agreement which breach is not cured by Employee within thirty (30) days after receipt of written notice thereof from the Company, or (iii) other conduct of Employee involving any type of disloyalty to the Company or willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony.

                                    (b) In the event of a termination of
Employee's employment hereunder pursuant to Section 9.3(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and Benefits. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.3, the Company shall have no liability or obligation hereunder by reason of such termination.

                  10. Other Agreements. Employee represents and warrants to the Company that:

                           (a) There are no restrictions, agreements or
understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder,

                           (b) That Employee's execution of this Agreement and
Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound, and

                           (c) That Employee is free to execute this Agreement
and to enter into the employ of the Company pursuant to the provisions set forth herein.

                           (d) That Employee shall disclose the existence and
terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

                  11. Survival of Provisions. The provisions of this Agreement set forth in Sections 6, 7, 8 and 20 hereof shall survive the termination of Employee's employment hereunder.

                  12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this Agreement.

                  13. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

                  If to Employee:

                           Ira Ingerman

                           ------------------------------

                           ------------------------------

                  If to Company:

                           ------------------------------

                           ------------------------------

                           ------------------------------

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

                  14. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

                  15. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

                  16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  17. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

                  18. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  19. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day which is a holiday in the Commonwealth of Pennsylvania, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

                  20.      Specific Enforcement; Extension of Period.

                           (a) Employee acknowledges that the restrictions
contained in Sections 6, 7, and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 6, 7, or 8 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 6, 7, and 8 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 6, 7, or 8 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                           (b) In the event that Employee shall be in breach of
any of the restrictions contained in Section 8 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

                  21. Consent to Suit. Any legal proceeding arising out of or relating to this Agreement shall be instituted in any federal or state court of general jurisdiction in Pennsylvania, and the Employee hereby consents to the personal and exclusive jurisdiction of such court and hereby waives any objection that the Employee may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

                  22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


ATTEST:                                      _______________________________



By:___________________                       By:_____________________________
   Title:                                       Title:




                                             --------------------------------
                                             Ira Ingerman

                                                                       EXHIBIT C
                                                                       ---------

                              EMPLOYMENT AGREEMENT
                              --------------------


                  THIS EMPLOYMENT AGREEMENT is made this ____ day of __________, 1997 by and between Lawrence Schan, a resident of [fill in address] (the "Employee"), and DMS Store Fixtures, ----, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company").

                  WHEREAS, the Company is engaged in the business of designing, producing and marketing store fixtures and displays (the "Business").

                  WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

                  WHEREAS, Employee possesses significant knowledge of the Business, which knowledge the Company and Employee both desire to be available to the Company for a period of time in the future upon the terms and conditions hereinafter set forth.

                  WHEREAS, the execution and delivery of this Agreement by Employee in connection with the consummation of the acquisition by the Company of DMS Store Fixtures, L.P. is a material inducement to the Company's agreement to consummate such acquisition.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

                  1. Employment and Term. The Company hereby employs Employee and Employee hereby accepts employment with the Company, as President and Chief Operating Officer (such position, Employee's "Position") for a period commencing on the date hereof and continuing for a period of five (5) years, subject to the provisions of Section 9 hereof (the "Term").

                  2. Duties. During the term of his employment, Employee shall serve the Company faithfully and to the best of his ability and shall devote his full time, attention, skill and efforts to the performance of the duties required by or appropriate for his Position. Employee agrees to assume such duties and responsibilities commensurate with his position and consistent with Employee's historic duties. Employee shall report to the Chief Executive Officer of the Company.

                  3. Other Business Activities. During the Term, Employee will not, without the prior written consent of the Company, directly or indirectly engage in any other business activities or pursuits whatsoever, except activities in connection with any charitable or civic activities, personal investments and serving as an executor, trustee or in other similar fiduciary capacity; provided, however, that such activities do not interfere with his performance of his responsibilities and obligations pursuant to this Agreement.

                  4. Compensation. The Company shall pay Employee, and Employee hereby agrees to accept, as compensation for all services rendered hereunder and for Employee's covenant not to compete as provided for in Section 8 hereof, an initial base salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000) (as the same may hereafter be increased, the "Base Salary"). The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company or which are requested to be withheld by Employee, and which shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect. In addition to the Base Salary, the Company shall pay Employee a bonus (the "Bonus") as set forth on Schedule A.

                  5. Benefits. Employee shall be entitled to those employee benefits which the Company from time to time generally makes available to its employees ("Benefits").

                  6. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Business of the Company. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Such Proprietary Information shall include, but shall not be limited to, the intangible personal property described in Section 7(b) hereof, any information relating to methods of production and manufacture, research, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, concepts, layouts, flowcharts, specifications, know-how, any associated user or service manuals or other like textual materials (including any other data and materials used in performing the Employee's duties), all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture, interfaces, plans, sketches, blueprints, and any other materials prepared by the Employee in the course of, relating to or arising out of his engagement by the Company, or prepared by any other Company employee or contractor for the Company or its customers, costs, business studies, business procedures, finances, marketing data, methods, plans and efforts, the identities of customers, contractors and suppliers and prospective customers, contractors and suppliers, the terms of contracts and agreements with customers, contractors and suppliers, the Company's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and the Company's course of dealing with, any such actual or prospective customers, contractors and suppliers, personnel information, customer and vendor credit information, and any other materials that have not been made available to the general public, provided, that nothing herein contained shall restrict Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his Position or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Employee's breach of this Section 6. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

                  7.       Property.

                           (a) All right, title and interest in and to
Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

                           (b) (i) Employee agrees that all right, title and
interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Employee (1) at any time and at any place while the Employee is employed by Company and which, in the case of any or all of the foregoing, are related to and used in connection with the Business of the Company, (2) as a result of tasks assigned to Employee by the Company, or (3) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Property, and the Employee shall have no claim for additional compensation for the Intellectual Property.

                               (ii) The Employee acknowledges that all the
Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Property that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Property under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                               (iii) Employee further agrees to reveal promptly
all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (1) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (2) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

                               (iv) In the event the Company is unable after
reasonable effort to secure Employee's signature on any of the documents referenced in Section 7(b)(iii) hereof, whether because of Employee's physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by Employee.

                  8. Covenant not to Compete. The Employee shall not, during the Term and for a period of two (2) years thereafter or, if longer, for a period of five (5) years following the date hereof (such period the "Restricted Period"), do any of the following directly or indirectly without the prior written consent of the Company:

                     (a) engage or participate in any business activity competitive with the Company's Business, or the fixture, display or custom exhibit business of any of the Company's subsidiaries or affiliates, as same are conducted during the Term with respect to any period during the Term, or upon the termination of Employee's employment hereunder;

                     (b) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business of the Company or the fixture, display or custom exhibit business of any subsidiary or affiliate of the Company as conducted during the Term with respect to any period during the Term, or upon the termination of Employee's employment hereunder with respect to any period thereafter, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the business of the Company or the fixture, display or custom exhibit business of any subsidiary or affiliate of the Company as conducted during the Term with respect to any period during the Term, or upon termination of Employee's employment hereunder with respect to any period thereafter. Notwithstanding the foregoing, Employee may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 8(a) hereof;

                     (c) solicit or call on, either directly or indirectly, any
(i) customer with whom the Company shall have dealt at any time during the two
(2) year period immediately preceding the termination of Employee's employment hereunder; or (ii) any supplier with whom the Company shall have dealt at any time during the two (2) year period immediately preceding the termination of Employee's employment hereunder;

                     (d) influence or attempt to influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                     (e) except in his capacity as an employee of the Company, influence or attempt to influence any person to either (i) terminate or modify his employment, consulting, agency, distributorship or other arrangement with the Company, or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the two (2) year period immediately preceding the termination of Employee's employment hereunder.

Notwithstanding the foregoing, in the event that, at the end of the five (5) year employment period initially contemplated hereby, the Company does not offer Employee a position with the Company at a comparable compensation package, the Restricted Period shall be reduced to a period of one (1) year following the Term.

                  9. Termination. Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 9. Upon termination, Employee shall be entitled only to such compensation and benefits as described in this Section 9.

                     9.1. Termination for Absenteeism.

                          (a) Regular attendance at work or conducting work is
an essential element of the job for which Employee has been hired. Without limiting the Company's right to terminate Employee pursuant to Section 9.1 or
9.3 hereof, in the event that Employee is absent from work for 60 consecutive days (other than for medical reasons where Employee is reasonably expected to return to work within 120 days in which case such period shall be extended to 120 consecutive days), Employee's employment hereunder may be terminated by the Company.

                          (b) In the event of a termination of Employee's
employment hereunder pursuant to Section 9.1(a), Employee will be entitled to receive all accrued and unpaid (as of the date of such termination) Base Salary and Benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement ("Other Compensation"), including payment prescribed under and disability of life insurance plan or arrangement in which he is a participant or to which he is a party as an employee of the Company. Except as specifically set forth in this Section 9.1(b), the Company shall have no liability or obligation to Employee for compensation or benefits hereunder by reason of such termination.

                     9.2. Termination by Death. In the event that Employee dies during the Term, Employee's employment hereunder shall be terminated thereby and the Company shall pay to Employee's executors, legal representatives or administrators an amount equal to the accrued and unpaid portion of his Base Salary and Other Compensation for the month in which he dies. Except as specifically set forth in this Section 9.2, the Company shall have no liability or obligation hereunder to Employee's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him by reason of Employee's death, except that Employee's executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which he is a participant as an employee of the Company, and to exercise any rights afforded under any compensation or benefit plan then in effect.

                     9.3. Termination for Cause.

                          (a) The Company may terminate Employee's employment
hereunder at any time for "cause" upon written notice to Employee. For purposes of this Agreement, "cause" shall mean: (i) any breach by Employee of any of his obligations under Sections 6, 7 or 8 of this Agreement, (ii) material breach by Employee of Sections 2 or 3 of this Agreement which breach is not cured by Employee within thirty (30) days after receipt of written notice thereof from the Company, or (iii) other conduct of Employee involving any type of disloyalty to the Company or willful misconduct with respect to the Company, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment or conviction of a felony.

                          (b) In the event of a termination of Employee's
employment hereunder pursuant to Section 9.3(a), Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary and Benefits. All Base Salary, Benefits and Other Compensation shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to Employee. Except as specifically set forth in this Section 9.3, the Company shall have no liability or obligation hereunder by reason of such termination.

                     10. Other Agreements. Employee represents and warrants to the Company that:

                          (a) There are no restrictions, agreements or
understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee's employment hereunder, or would prevent, limit or impair in any way the performance by Employee of his obligations hereunder,

                          (b) That Employee's execution of this Agreement and
Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound, and

                          (c) That Employee is free to execute this Agreement
and to enter into the employ of the Company pursuant to the provisions set forth herein.

                          (d) That Employee shall disclose the existence and
terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee's employment at the Company.

                  11. Survival of Provisions. The provisions of this Agreement set forth in Sections 6, 7, 8 and 20 hereof shall survive the termination of Employee's employment hereunder.

                  12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this Agreement.

                  13. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

                  If to Employee:

                           Lawrence Schan

                           ---------------------------------

                           ---------------------------------

                  If to Company:

                           ---------------------------------

                           ---------------------------------

                           ---------------------------------

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

                  14. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

                  15. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

                  16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                  17. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

                  18. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  19. Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day which is a holiday in the Commonwealth of Pennsylvania, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

                  20.      Specific Enforcement; Extension of Period.

                           (a) Employee acknowledges that the restrictions
contained in Sections 6, 7, and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee also acknowledges that any breach by him of Sections 6, 7, or 8 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Employee, the Company shall have the right to enforce the provisions of Sections 6, 7, and 8 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements. In the event that the provisions of Sections 6, 7, or 8 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

                           (b) In the event that Employee shall be in breach of
any of the restrictions contained in Section 8 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

                  21. Consent to Suit. Any legal proceeding arising out of or relating to this Agreement shall be instituted in any federal or state court of general jurisdiction in Pennsylvania, and the Employee hereby consents to the personal and exclusive jurisdiction of such court and hereby waives any objection that the Employee may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

                  22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.


ATTEST:                                          _______________________________



By:___________________                          By:_____________________________
   Title:                                           Title:



                                                ________________________________
                                                Lawrence Schan

                                   SCHEDULE A

                                      BONUS

                                  Schedule 4.28

                        INVESTMENT REPRESENTATION LETTER

Marlton Technologies, Inc.
2828 Charter Road
Philadelphia, PA 19154


         In connection with the receipt by the undersigned of certain shares (the "Shares") of Common Stock of Marlton Technologies, Inc. (the "Company") in connection with a Purchase Agreement dated July __, 1997 for the purchase of DMS Store Fixtures, L.P., the undersigned hereby represents, warrants, covenants, agrees and acknowledges as follows:

         1. No View to Distribution or Resale. The Shares are intended to be and are being acquired solely for my own account without a view to the distribution or resale thereof, and I do not have any contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any of my Shares in any manner to any person.

         2. No Transfer Without Registration or Exemption. I will not sell, transfer or otherwise dispose of any of my Shares, in any manner, unless at the time of any such transfer: (a) a Registration (as hereinafter defined) under the Securities Act (as hereinafter defined) and under the Applicable Laws (as hereinafter defined) is in effect with respect to the Shares to be sold, transferred or disposed of, and I comply with all of the requirements of the Securities Act and the Applicable Laws with respect to the proposed transaction; or (b) I have obtained and have provided to the Company an opinion from counsel satisfactory to the Company (as to both the counsel rendering such opinion and the substance of the opinion) that the proposed sale, transfer or disposition does not require Registration under the Securities Act or the Applicable Laws. As used herein: the term "Registration" means registration under the Securities Act and, with respect to the Applicable Laws, such registration thereunder (or, with respect to any of the Applicable laws which do not provide for registration, such compliance therewith which is similar to registration ) which has then resulted in statutory or administration authorization for the proposed transaction; the term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder; and the term "Applicable Laws" means any applicable state securities laws and any other applicable law.

         3. Shares Are Not Registered. My Shares have not been issued to me by the Company pursuant to a Registration under the Securities Act. Except as expressly set forth in the Purchase Agreement, neither the Company nor any other person has any obligation or intention to effect the Registration of my Shares for sale, transfer or disposition by me under the Securities Act or the Applicable Laws, or to take any action or provide any information (including, without limitation, the filing of reports or the publication of information required by Rule 144 under the Securities Act) which would make available any exemption from the Registration requirements of the Securities Act or the Applicable laws. I must therefore hold my Shares indefinitely unless a subsequent Registration or exemption therefrom is available and is obtained. No federal or state agency has approved or disapproved the Shares for investment or any other purpose. All of my Shares have been issued and soled to me in reliance upon a specific exemption from the Registration requirements of the Securities Act which depends, in part, upon the accuracy of my representations, warranties and agreements set forth in this Investment Representation Letter.

         4. Securities Legend. A legend will be placed on the certificates evidencing my Shares, and stop-transfer instructions will be issued to any transfer agent of such Shares, to ensure compliance with the provisions of this Investment Representations Letter and of the Securities Act and the Applicable Laws.

         5. Review of Buyer's Business and Records. Prior to the execution of this Investment Representation Letter, I and my advisors, if any, have made such investigation, review, examination and inquiry concerning the Company and its business and affairs as we have deemed appropriate; and I and my advisors, if any, have been offered the opportunity to ask such questions and obtain such additional information concerning the Company and its business and affairs as we have requested so as to understand the nature of the investment in the Shares and to verify the accuracy of the information obtained as a result of our investigation.

         6. Suitability. I can bear the economic risk of the investment in the Shares, have no need for liquidity in this investment and, either alone or with my advisors, have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of Company and the investment in my Share.

         7. Accredited Investor Status. I am an "accredited investor" as defined in Regulation D promulgated under the Securities Act.


Dated:____________________                    __________________________________

                                                                         Annex B





                                                                   July 18, 1997

The Board of Directors
Marlton Technologies, Inc.
2828 Charter Road
Philadelphia, PA  19154

Members of the Board:

              Marlton Technologies, Inc. ("Marlton") and DMS Store Fixtures, L.P. ("DMS") have entered into an Agreement and Plan of Purchase dated July 18, 1997 (the "Agreement") which provides for the acquisition of DMS by Marlton (the "Acquisition"). Pursuant to the Agreement, Marlton will pay an aggregate of $14,500,000 in cash, subject to possible post-closing adjustments pursuant to the Agreement, and 2,000,000 shares of common stock of Marlton (the "Shares"). Marlton will also make an additional payment of 250,000 shares of common stock of Marlton (the "Contingent Shares") provided DMS produces net cumulative pre-tax earnings of $12,500,000 for the five year period following the closing date of the Acquisition. The terms and conditions of the Acquisition are more fully set forth in the Agreement.

              We have acted as financial advisor to the Company in connection with the Acquisition and will receive a fee for our services, a portion of which is contingent upon the consummation of the transaction. In addition, we will receive a separate fee for providing this opinion to the Board.

              You have requested our opinion as to the fairness to Marlton, from a financial point of view, of the consideration to be paid for DMS in the Acquisition. In arriving at our opinion set forth below, we have, among other things: (i) reviewed the consideration to be paid in the Acquisition as set forth in the Agreement; (ii) reviewed the financial terms of the proposed debt financing with CoreStates Bank, N. A. as set forth in a term sheet; (iii) reviewed certain publicly available audited and unaudited financial statements of Marlton and certain other publicly available information of Marlton as well as certain audited and unaudited financial statements of DMS; (iv) reviewed certain internal information, primarily financial in nature, concerning
 Marlton and DMS, prepared by their respective managements; (v) discussed the past and current operations and financial condition and prospects of Marlton with the senior management of Marlton; (vi) discussed the past and current operations and financial condition and prospects of DMS with the senior management of DMS; (vii) reviewed forecast financial statements of Marlton prepared and furnished to us by the senior management of Marlton; (viii) reviewed

The Board of Directors                                            July 18, 1997
Marlton Technologies, Inc.                                            Page 2



forecast financial statements of DMS prepared and furnished to us by the senior management of DMS; (ix) reviewed and analyzed certain publicly available financial data and stock market performance data relating to selected public companies that we considered relevant to our inquiry; (x) analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our inquiry; (xi) considered the trading range of the Company's common stock; (xii) considered the pro forma financial effects of the Acquisition on Marlton; and, (xiii) conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate.

              We are not expressing an opinion as to what the value of the Shares and Contingent Shares will be when issued to DMS, or as to the price or trading range at which the Shares may trade following the Acquisition.

              In connection with our review, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by Marlton and DMS, and all publicly available information, and we have not independently verified such information. We also have relied upon the managements of Marlton and DMS as to the reasonableness and achievability of the financial projections (and the assumptions and bases therein) provided to us for Marlton and DMS, respectively, and we have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of each respective entity. Neither Marlton nor DMS publicly discloses internal management projections of the type provided to Legg Mason in connection with Legg Mason's review of the Acquisition. Such projections were not prepared with the expectation of public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

              We have not been requested to make, and we have not made, an independent appraisal or evaluation of the assets, properties, facilities or liabilities of either Marlton or DMS, and we have not been furnished with any such appraisals or evaluations. The estimates of values of companies and assets used in the course of developing the opinion are not appraisals and should not be misconstrued as appraisals, nor should such estimates be expected to reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy.

              Our opinion is necessarily based on economic and other conditions and circumstances as existed or were in effect on, and the information made available to us as of July 18, 1997. We have assumed that the Acquisition will be consummated on the terms and conditions described in the Agreement reviewed by us, and that obtaining any necessary regulatory approvals or

The Board of Directors                                            July 18, 1997
Marlton Technologies, Inc.                                            Page 3


satisfying any other conditions for consummation of the Acquisition will not have a material adverse effect on the amount of consideration to be paid. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

              This letter is being issued to Marlton's Board of Directors. It is understood that this letter does not constitute a recommendation to any stockholder of Marlton as to how such stockholder should vote on the Acquisition. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason Wood Walker, Incorporated, provided that this opinion may be included in its entirety in any filing made by Marlton with the Securities and Exchange Commission with respect to the Acquisition and the transactions related thereto.

              Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the amount of consideration to be paid by Marlton pursuant to the Agreement is fair to Marlton, from a financial point of view.

                                        Very truly yours,

                                        /s/ Legg Mason Wood Walker, Incorporated

                                        LEGG MASON WOOD WALKER, INCORPORATED

                                     ANNEX C

         Amendments to Be Voted upon by Shareholders at Special Meeting


         In the event that each of the proposed Amendments to the Company's restated certificate of incorporation are approved at the Special Meeting, the following is substantially the form in which such amendments will appear in the Company's Certificate of Amendment to be filed with the Secretary of State of the State of New Jersey in order to effectuate these Amendments:

Proposed Increase in Authorized Capital Amendment and Undesignated Preferred Amendment

         Article FOURTH of the Restated Certificate of Incorporation of the Company is amended and restated to reflect the following changes to the Company's authorized capital as follows:

                  FOURTH: Capitalization.

                           Section 1. Authorized Shares. The total authorized
                  capital stock of the corporation is 50,000,000 shares of Common Stock having a par value of $.10 per share, and 10,000,000 shares of Preferred Stock having a par value of $.10 per share. All or any part of said shares of Common Stock or Preferred Stock may be issued by the corporation from time to time for such consideration as may be determined upon and fixed by the Board of Directors, as provided by law.

                           Section 2. Voting Rights. At all elections of members
                  of the Board of Directors, each stockholder shall be entitled to as many votes as shall equal the number of his shares of Common Stock (and to the extent that shares of Preferred Stock authorized pursuant to Section 4 of Article FOURTH below entitle the holders thereof to vote at such elections, the number of his shares of such Preferred Stock) multiplied by the number of directors to be elected and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

                           Section 3. No Pre-emptive Rights. Except as may be
                  set forth in the terms of one or more class of Preferred Stock authorized pursuant to Section 4 of Article FOURTH below, no holder of shares of any class of stock of this corporation shall have any pre-emptive or preferential right to subscribe for, purchase, or otherwise acquire or receive any shares of any class of stock hereafter issued by this corporation, whether now or hereafter issued by this corporation, whether now or hereafter authorized, or any shares of any class of stock of this corporation now or hereafter acquired and held by this corporation as treasury stock and subsequently reissued and sold or otherwise disposed of, or of any bonds, certificates of indebtedness, notes, or other securities convertible into or exchangeable for, or any warrants or rights to purchase or otherwise acquire, any shares of any class of stock of this corporation, whether now or hereafter authorized.

                           Section 4. Authority to Issue Shares of Preferred
                  Stock. The Board of Directors of the corporation shall have full and complete authority, by resolution from time to time, to establish one or more classes (and series thereunder) and to issue shares of Preferred Stock and to fix, determine and vary the designations and relative voting, dividend, liquidation and other rights, and preferences and limitations of each such class (and series, if any, thereunder) of shares of Preferred Stock, including but not limited to (i) cumulative, non-cumulative or partially cumulative dividend rights, (ii) rights to dividends payable on a parity with or in preference to the dividends payable on any other class or series or capital stock, (iii) preferential rights upon liquidation of, or upon any distribution of the assets of, the corporation, (iv) conversion rights, (v) redemption prices, or
                  (vi) limited, special or multiple voting rights.

                         [COOPERS & LYBRAND LETTERHEAD]


                                                                       ANNEX D-1


                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
 and Shareholders
Marlton Technologies, Inc.:

We have audited the consolidated balance sheets of Marlton Technologies, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of net income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Marlton Technologies, Inc. and subsidiaries as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



/s/  Coopers & Lybrand L.L.P.
-------------------------------------
COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March  21, 1997

                   MARLTON TECHNOLOGIES, INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF NET INCOME
                        for the years ended December 31,

                                                        1996            1995            1994
                                                        ----            ----            ----

Net sales                                          $ 38,315,600    $ 27,671,763    $ 24,613,216
Cost of sales                                        27,550,933      19,693,655      17,756,727
                                                   ------------    ------------    ------------
      Gross profit                                   10,764,667       7,978,108       6,856,489
                                                   ------------    ------------    ------------
Expenses:
  Selling                                             6,416,695       4,732,884       3,925,188
  Administrative and general                          3,002,109       2,506,201       2,405,332
                                                   ------------    ------------    ------------
                                                      9,418,804       7,239,085       6,330,520
                                                   ------------    ------------    ------------

      Operating profit                                1,345,863         739,023         525,969
                                                   ------------    ------------    ------------

Other income (expense):
  Interest income                                       209,913         109,446          28,512
  Interest expense (Note 5)                            (120,266)       (142,860)       (151,168)
  Gain from contract amendment (Note 3)               1,200,000            --              --
  Gain from insurance settlement (Note 4)                  --              --           250,000
  Other, net                                             54,643           9,205          21,481
                                                   ------------    ------------    ------------
                                                      1,344,290         (24,209)        148,825
                                                   ------------    ------------    ------------
  Income before income taxes                          2,690,153         714,814         674,794
  Provision (benefit) for income taxes (Note 14)        350,000        (538,000)        188,000
                                                   ------------    ------------    ------------
  Net income                                       $  2,340,153    $  1,252,814    $    486,794
                                                   ============    ============    ============
 Net income per common share (Note 1):
 Primary                                           $        .45    $        .32    $        .13
                                                   ============    ============    ============
 Fully diluted                                     $        .42    $        .32    $        .13
                                                   ============    ============    ============



                 See notes to consolidated financial statements

                   MARLTON TECHNOLOGIES, INC. and SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  December 31,

                          ASSETS                                     1996            1995
                                                                    ------          ------
Current:
   Cash and cash equivalents                                     $  3,300,010    $  1,028,606
   Accounts receivable, net of allowance
     of $180,664 and $132,000, respectively                         5,424,080       4,444,597
   Inventory (Note 6)                                               4,344,297       2,422,494
   Prepaids and other current assets                                  452,930         575,719
   Deferred income taxes                                              419,000         357,000
                                                                 ------------    ------------
          Total current assets                                     13,940,317       8,828,416

Property and equipment, net of accumulated
     depreciation and amortization (Note 7)                         2,062,072       1,786,711
Rental assets, net of accumulated amortization
        of $825,134 and $434,230, respectively                      1,013,361         625,631
Goodwill, net of accumulated amortization of $734,456
       and $595,478, respectively                                   2,962,638       3,101,616
Deferred income taxes                                               1,558,870       1,792,000
Other assets, net of accumulated amortization
        of $1,019,855 and $644,720, respectively (Note 8)             653,357         473,519
                                                                 ------------    ------------
          Total assets                                           $ 22,190,615    $ 16,607,893
                                                                 ============    ============
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt (Note 10)                   $    653,918    $    524,586
   Accounts payable                                                 2,586,572       1,542,433
   Accrued expenses and other (Note 9)                              4,916,511       3,232,494
                                                                 ------------    ------------
          Total current liabilities                                 8,157,001       5,299,513

Long-term debt, net of current portion                                457,440         991,894
                                                                 ------------    ------------
          Total liabilities                                         8,614,441       6,291,407
                                                                 ------------    ------------

Commitments and contingencies (Note 11)
Stockholders' equity:
   Common stock, $.10 par - shares authorized
      10,000,000; 4,534,592 and 3,937,534 issued, respectively        453,459         393,754
   Additional paid-in capital                                      21,030,881      20,171,051
   Accumulated deficit                                             (7,796,489)    (10,136,642)
                                                                 ------------    ------------
                                                                   13,687,851      10,428,163
   Less cost of 5,000 treasury shares                                 111,677         111,677
                                                                 ------------    ------------
          Total stockholders' equity                               13,576,174      10,316,486
                                                                 ------------    ------------
          Total liabilities and stockholders' equity             $ 22,190,615    $ 16,607,893
                                                                 ============    ============




                See notes to consolidated financial statements.

                   MARLTON TECHNOLOGIES, INC. and SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY
              for the years ended December 31, 1996, 1995 and 1994



                                             Common Stock                  Additional
                                 Shares        Issued        Treasury        Paid-in      Accumulated
                                 Issued        Amount         Amount         Capital        Deficit
                                ---------   ------------   ------------    ------------   ------------

Balance, December 31, 1993      3,834,492   $    383,449   $   (111,677)   $ 20,082,763   $(11,876,250)

Additional shares issued           65,733          6,574           --            54,710           --
Net income                           --             --             --              --          486,794
                                ---------   ------------   ------------    ------------   ------------
Balance, December 31, 1994      3,900,225        390,023       (111,677)     20,137,473    (11,389,456)

Additional shares issued           37,309          3,731           --            33,578           --
Net income                           --             --             --              --        1,252,814
                                ---------   ------------   ------------    ------------   ------------
Balance, December 31, 1995      3,937,534        393,754       (111,677)     20,171,051    (10,136,642)

Additional shares issued          597,058         59,705           --           859,830           --
Net income                           --             --             --              --        2,340,153
                                ---------   ------------   ------------    ------------   ------------
Balance, December 31, 1996      4,534,592   $    453,459   $   (111,677)   $ 21,030,881   $ (7,796,489)
                                =========   ============   ============    ============   ============















                 See notes to consolidated financial statements

                   MARLTON TECHNOLOGIES, INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        for the years ended December 31,



                                                                             1996          1995           1994
                                                                            ------        ------         ------
Cash flows provided (expended) through operating activities:
     Net income                                                          $ 2,340,153    $ 1,252,814    $   486,794
     Adjustments to reconcile net income to cash provided
       (expended) through operating activities:
          Depreciation and amortization                                    1,637,424      1,110,712        982,173
          (Increase) decrease in deferred taxes                              171,130       (604,000)       107,000
          Other operating items                                               49,002         44,256         50,063
     Change in assets and liabilities, net of effects of acquisitions:
          (Increase) in accounts receivable, net                            (595,200)      (258,662)    (1,086,240)
          (Increase) in inventory                                         (1,296,444)      (147,228)      (283,056)
          (Increase) decrease in prepaids and other assets                   160,579        175,408       (288,659)
          Increase (decrease) in accounts payable and
           accrued expenses and other                                      1,011,321       (817,924)     2,213,611
                                                                         -----------     ----------     ----------

     Net cash provided through operating activities                        3,477,965        755,379      2,181,686
                                                                         -----------     ----------     ----------
Cash flows provided (expended) through investing activities:
     Cash paid to acquire Piper                                              (50,000)          --             --
     Investment in Sparks Japan                                              (25,000)          --             --
     Investment in EDSI, minority partner                                    115,000           --             --
     Capital expenditures                                                 (1,557,899)      (890,265)    (1,050,050)
     Disposal of capital assets                                               76,253           --             --
     Acquisition of intangible assets                                           --          (50,095)       (38,102)
                                                                         -----------     ----------     ----------
     Net cash (expended) through investing activities                     (1,441,646)      (940,360)    (1,088,152)
                                                                         -----------     ----------     ----------
Cash flows provided (expended) through financing activities:
     Proceeds from issuance of long-term debt                                 21,367        583,523        500,000
     Principal payments on long-term debt                                   (658,482)      (510,493)      (513,802)
     Payments against notes payable, Sellers                                    --         (328,618)          --
     Net (decrease) in revolving credit line                                    --             --         (495,000)
     Proceeds from stock issuance                                            872,200           --           61,284
                                                                         -----------     ----------     ----------

     Net cash provided (expended) through financing activities               235,085       (255,586)      (447,518)
                                                                         -----------     ----------     ----------
Increase (decrease) in cash and cash equivalents                           2,271,404       (440,569)       646,016
Cash and cash equivalents - beginning of year                              1,028,606      1,469,175        823,159
                                                                         -----------     ----------     ----------
Cash and cash equivalents - end of year                                  $ 3,300,010    $ 1,028,606    $ 1,469,175
                                                                         ===========    ===========    ===========


                 See notes to consolidated financial statements.

                          NOTES TO FINANCIAL STATEMENTS

                              ---------------------





1.       Summary of Accounting Policies:

                  Basis of Presentation:

                  The consolidated financial statements include the accounts of Marlton Technologies, Inc., its wholly-owned subsidiaries and majority owned subsidiary ("the Company"). All inter-company accounts and transactions have been eliminated.

                  Activity included in the consolidated statements of operations consists primarily of the design, manufacture, sale and servicing of sophisticated custom and portable trade show exhibits and museum interiors by Sparks Exhibits Corp.("Sparks") and subsidiaries. Additionally, through other joint ventures and subsidiaries, the Company engages in the manufacturing of panelized portable exhibits, themed interiors, theme park attractions, staging and sets (see Note 2).

                  Property and Equipment:

                  Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets ranging primarily from 3 to 10 years. Assets and accumulated depreciation accounts are reduced for the sale or other disposition of property and the resulting gain or loss is included in income.

                  Rental Assets:

                  Rental Assets, which include manufactured and purchased exhibit components, are stated at cost. Amortization is recorded as the assets are rented and is included as a direct job cost.

                  Inventory:

                  Inventory is stated at the lower of cost (first-in, first-out) or market and includes all direct and indirect manufacturing costs associated with a specific job.

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------


1.       Summary of Accounting Policies, continued

                  Goodwill and Other Intangible Assets

                  The excess of cost over the fair value of net assets acquired (goodwill) is being amortized on a straight-line basis over periods ranging from 5 to 30 years. Customer lists, which are recorded at cost, are being amortized on a straight-line basis over their estimated useful lives of 5 to 15 years and are included as components of Other Assets.

                  The Company's policy is to record an impairment loss against goodwill and other intangibles in the period when it is determined that the carrying amount of the net assets may not be recoverable. This determination includes evaluation of factors such as current market value, future asset utilization, business climate and future cash flows expected to result from the use of the net assets.


                  Revenue Recognition:

                  Revenues on trade show exhibit sales and themed interiors and sets are recognized using the completed contract method. Revenues on permanent exhibit installations which are generally 6 months or longer in duration are recognized on the percentage of completion method. Progress billings are generally made throughout the production process. Progress billings which are unpaid at the balance sheet date are not recognized in the financial statements as accounts receivable. Progress billings which have been collected on or before the balance sheet date are classified as customer deposits and are included as components of Accrued expenses and other.

                  Estimates and Assumptions:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

                  Income Per Common Share:

                  Income per common share is based on the weighted average number of common shares outstanding during the period, adjusted for common equivalent shares when the effect is not anti-dilutive. Income per share of common stock, assuming full dilution, was the same as primary earnings per share for 1995 and 1994.

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

1.         Summary of Accounting Policies, continued:

                  The weighted average number of common shares outstanding used in calculating 1996 earnings per share was 5,233,748 for primary and 5,516,428 for fully-diluted. The weighted average number of common shares outstanding used in calculating both primary and fully-diluted earnings per share was 3,935,700 during 1995 and 3,880,548 during 1994.

                  Cash and Cash Equivalents:

                  For purposes of the statements of cash flows, the Company considers all investments with a maturity of three months or less at the time of their purchase to be cash equivalents. Temporary cash investments comprise principally short-term government funds.

                  Concentration of Credit Risk:

                  The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash and temporary cash investments with high credit quality institutions.

                  The Company's accounts receivable are with customers throughout the United States. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires progress payments which mitigate its loss exposure.

                  Fair Value of Financial Instruments

                  Financial instruments consist of cash and cash equivalents and long-term debt. The recorded values of cash and cash equivalents approximate their fair value due to the short maturity of these instruments. The fair value of long-term debt is estimated based on current interest rates offered to the Company for similar remaining maturities. The recorded value of these financial instruments approximate their fair value at December 31, 1996 and 1995.

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------


1.       Summary of Accounting Policies, continued


                  Financial Accounting Standards Not Yet Adopted


                  In March 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share." This Statement establishes new standards for computing and presenting earnings per share (EPS) and applies to entities with publicly held common stock or potential common stock. This Statement is effective for financial statements issued for periods ending December 15, 1997 (earlier application is not permitted). This Statement requires restatement of all prior-period EPS data presented. The Company is currently evaluating the impact SFAS No. 128 will have on its financial statements, if any.


2.       Acquisitions:


                  Piper Productions, Inc.:

                  The Company acquired 100% of the stock of Piper Productions, Inc. ("Piper") of Orlando, Florida, effective April 1, 1996. Piper produces business theater, theme park attractions, themed interiors, theatrical scenery and special effects. Piper clients include major restaurant and entertainment chains, national theme parks and business/ entertainment companies. Total consideration paid for the stock of Piper, including related expenses, approximated $200,000. The Company made a cash payment of $50,000 at closing, $50,000 is included in Accrued expenses and other, and issued a

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

2.         Acquisitions, continued:

         $100,000 note bearing interest at 6% payable in 5 equal installments commencing April 1, 1997. An additional $200,000 is payable if Piper achieves defined sales levels at defined contribution margin percentages and Piper's previous owner continues to be employed under an employment agreement.

         The acquisition was accounted for as a purchase with the operating results of Piper included in the consolidated statement of income from the acquisition date. Accordingly, the acquired assets (including approximately $375,000 of rental assets and other property and equipment) and liabilities have been recorded at their estimated fair values at the date of acquisition.

         Sparks Exhibits Corp.:

         On August 7, 1990, the Company acquired (the "Acquisition") all of the issued and outstanding stock of Arrow Exhibits, Inc. ("Arrow") and transferred the operations to its newly formed subsidiary, Sparks Exhibits Corp. ("Sparks"). Sparks custom designs and manufactures sophisticated trade show exhibits, displays, architectural and museum interiors, graphics and signage and sells portable displays for clients in industry, government, consumer electronics, athletic goods, healthcare, telecommunications and other specialized fields. Total consideration, including related expenses was $3,710,419.

         The Agreement provided for certain additional consideration to be paid to the Sellers based on defined operating results of Sparks through December 31, 1994. On August 7, 1995 the Company paid $478,618 for additional consideration obligations that were previously recognized through December 31, 1994. The final cumulative contingent earn-out obligation to the Sellers of $333,972 payable on August 7, 1995 was satisfied by a cash payment of $50,095 and issuance of three two-year notes totaling $283,877 and bearing interest at 8%, payable quarterly and convertible to the Company's common stock at $1.375 per share. The Sellers elected to convert their two-year notes into the Company's common stock at $1.375 per share during January 1997. All additional consideration paid to the Sellers is recorded as goodwill.

         Sparks Exhibits, Inc./Sparks Exhibits, Ltd./Sparks
               Exhibits Incorporated:

         During 1991 and 1992, Sparks, through its wholly-owned subsidiaries, Sparks Exhibits, Inc., Sparks Exhibits, Ltd. and Sparks Exhibits Incorporated, acquired various assets from custom trade exhibit businesses in Atlanta, Georgia, San Diego, California and Melbourne, Florida, respectively. Acquired assets included customer lists, contract rights, machinery and equipment and other assets. The total purchase price in connection with the three acquisitions was approximately $1,125,000. As part of the acquisitions, employment agreements were executed

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

2.        Acquisitions, continued:

between respective subsidiaries and certain key employees, including options to acquire up to 150,000 shares of the Company's common stock at prices ranging from $2.00 to $2.75 per share and vesting periods which expire through 1998.


         Expos Display Systems, Inc.:

         During July 1993, the Company and Abex Display Systems, Inc. ("ADSI"), entered into an agreement to organize a new California corporation, Expose Display Systems, Inc. ("EDSI"). The Company acquired 51% of EDSI with ADSI acquiring the balance. EDSI granted to ADSI exclusive worldwide distribution and marketing rights for "Expos", a portable display product, through December 2005 contingent upon ADSI meeting defined sales levels.

         The minority interest in the profits and (losses) of EDSI, included in Other, net in the consolidated statements of income represent ADSI's 49% share in the results of operations for 1996, 1995 and 1994. EDSI sales, net of inter-company revenues, for 1996, 1995 and 1994 approximated $3,096,000, $2,128,000 and $1,660,000. Netted against deposits and advances at December 31, 1996 and 1995, respectively, are approximately $120,000 of advances made by ADSI to EDSI and $72,000 of advances made by EDSI to ADSI.

3.        Gain on Japan Transaction:

         The Company and Tsubasa System Company, Ltd. ("Tsubasa") a diversified manufacturing and marketing company entered into a distribution and license agreement during 1995 and jointly formed a Japanese corporation, Sparks Japan, to market portable exhibits in Japan. Sparks Japan was capitalized with $250,000 and is 90% owned by Tsubasa and 10% owned by the Company. In an amendment to that agreement during January 1996, the Company agreed to eliminate certain future payments from Sparks Japan and to issue to Tsubasa 500,000 unregistered shares of the Company's common stock in exchange for $3,000,000.

         Sparks Japan is obligated to purchase certain portable exhibits from the Company's majority-owned subsidiary, EDSI. Sparks Japan opened its Tokyo portable exhibit showroom during March 1996 and the Company provides requisite technical, operational and marketing support to the operation. The agreement also requires that the funds received by the Company are to be used for its operating activities and to acquire companies, products and services within the exhibit industry. The funds may not be used to retire certain debts or pay bonuses, incentives, commissions, etc. to officers, directors or shareholders of the Company, without obtaining prior approval from Tsubasa.

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

3.        Gain on Japan Transaction, continued:

         In the event that Sparks Japan does not achieve certain sales levels by December 31, 1998 and the Company's common stock is trading at less than $3.00 per share at that time, if requested by Tsubasa, the Company is required to, at its option, either repurchase the Tsubasa shares at $3.00 per share or make a cash payment per share to Tsubasa equal to the difference between the December 31, 1998 trading price and $3.00.

         A gain of $1,000,000 was recognized during the first quarter of 1996 representing the consideration received less amounts allocated to the 500,000 shares of common stock issued, the estimated fair value of the "put option" and the incremental direct costs expected to be incurred by the Company through December 31, 1998 with respect to complying with certain requirements of the agreement. During the fourth quarter of 1996, management re-evaluated the estimated fair value of the put option and expected direct costs, resulting in a $200,000 increase to the recorded gain during 1996.

4.       Insurance Settlement:

         During November 1993, the Company experienced a fire at its Melbourne, Florida location which destroyed approximately one-third of the facility including the administrative and design offices, as well as a portion of the exhibit storage area. During July 1994, a severe storm damaged the Company's Philadelphia, Pennsylvania location including portions of the manufacturing and exhibit storage areas. Both losses were covered by insurance. During 1994, the Company recognized a gain of $250,000 from settlement of the claims. The gain is net of write-offs of property and equipment and other costs approximating $1,150,000.

5.       Cash Flows Information:

         Cash paid for interest in 1996, 1995 and 1994 amounted to $121,049, $140,206, and $143,631, respectively.

         Cash paid for income taxes in 1996, 1995 and 1994 amounted to $30,398, $9,509 and $25,000, respectively.

         During 1996 the following non-cash investing and financing transactions took place:

   o The Company issued to the Piper seller (see Note 2) a $100,000 note bearing interest at 6% and payable in five equal, annual installments commencing April 1, 1997.

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

5.       Cash Flows Information, continued

   o The Company issued 35,958 shares of its common stock to certain directors, employees and the Company's 401(k) plan for director fees, stock awards and defined contributions under the Companys employment benefit plan (see Note
     13).

During 1995 the following non-cash investing and financing transactions took place:

   o The Company issued to three Sellers, two-year notes amounting to $283,877 and bearing interest at 8% and payable quarterly in lieu of the final payment for additional consideration in connection with the 1990 acquisition of Sparks Exhibits Corp. The notes are convertible into the Company's common stock at $1.375 per share, which conversion rights were exercised by the Sellers during the first quarter of 1997 (see Note 2).

   o The Company issued 31,309 shares of its common stock to certain directors and the Company's 401(k) plan for director fees and defined contributions under the Company's employment benefit plan (see Note 13).

During 1994 the following non-cash investing and financing transactions took place:

   o Company accrued $150,000 of additional consideration in connection with the 1990 acquisition of Sparks Exhibits Corp.

   6.    Inventory:

         Inventory at December 31, 1996 and 1995 consists of the following:

                                               1996                     1995
                                              ------                   ------
       Raw materials                      $   775,805              $    510,774
       Work in process                      3,568,492                 1,911,720
                                          -----------              ------------
                                          $ 4,344,297              $  2,422,494
                                          ===========              ============

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------



7.       Property and Equipment:

Property and equipment at December 31, 1996 and 1995 consists of the following:

                                                  1996                 1995
                                                 ------               -----

Manufacturing equipment and vehicles           $1,352,095           $  867,769
Office equipment and data processing            1,990,537            1,388,650
Leasehold improvements                          1,265,030            1,091,399
Showroom exhibits and other                       582,764              445,283
                                               ----------           ----------
                                                5,190,426            3,793,101
  Less accumulated depreciation
     and amortization                           3,128,354            2,006,390
                                               ----------           ----------
                                               $2,062,072           $1,786,711
                                               ==========           ==========
8.       Other Assets:

         Other assets include costs incurred for certain intangible assets, principally customer lists, acquired in connection with the acquisition of custom trade exhibit businesses from 1990 through 1996. Amounts capitalized include amounts assigned to such assets by the Company at the date of the respective acquisitions and required contingent payments set forth in related purchase agreements. Such costs are amortized over the estimated life of the assets on a straight-line basis. Amortization expense related to other assets amounted to $260,135, $181,269 and $184,082 for each of the three years in the period ended December 31, 1996. Also included in Other assets as of December 31, 1996 are deposits relating to certain facility leases and the long-term portion of certain prepaid expenses.

9.       Accrued Expenses and Other:

         Accrued expenses and other at December 31, 1996 and 1995 consist of the following:

                                                          1996         1995
                                                         ------       ------
         Accrued compensation                          $1,298,682   $  608,541
         Customer deposits                              1,176,745      856,735
         Accrued payroll, sales and business taxes        433,876      715,302
         Accrued insurance costs                          302,270      232,472
         Accrued contractual costs (Note 3)               713,299           --
         Other                                            991,639      819,444
                                                       ----------   ----------
                                                       $4,916,511   $3,232,494
                                                       ==========   ==========

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------


10.      Debt Obligations:

         Notes Payable:

                  The Company, through its wholly-owned subsidiary Sparks, maintains a $1,250,000 revolving credit facility with a bank which expires on June 30, 1997 unless renewed by the issuing bank. Borrowings under the revolving credit facility bear interest at the banks prime lending rate (8.25% at December 31, 1996). No amounts were outstanding under the facility at December 31, 1996 and 1995.

         The revolving credit facility and the Company's primary term loans are collateralized by substantially all of the assets of Sparks Exhibits Holding Corporation ("Holding") and its subsidiaries. Both the revolving credit facility and term loan agreements place certain restrictions as to the use of Sparks funds for payment of dividends and loans, and the agreements contain certain compensating balance requirements and financial covenants. The Company is required to maintain a current ratio, as defined, of not less than 1.2 to 1 and is restricted in its ability to pay dividends, as defined in the agreement. At December 31, 1996 the current ratio, as defined, was approximately 1.9 to 1.

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

         Long-Term Debt:

         Long-term debt at December 31, 1996 and 1995 consists of the following:

                                                                                 1996          1995
                                                                              ----------   ----------
Term loans payable, banks:
         Interest at the prime lending rate plus .25% (8.5%
           at December 31, 1996), principal payable in equal
           monthly amounts of $9,167 through July 2000                        $  394,167   $  504,167
         8.6% interest; principal payable in monthly amounts
           of $10,417 through May 1998                                           187,500      312,500
         6.85% interest; principal payable in monthly amounts
           of $10,417 through February 1997 with a
           final payment in March 1997                                            41,667      162,666
         8.2% interest; principal payable in monthly
           amounts of $12,500 through May 1996 with a final
           payment of $28,973 in June 1996                                          --         91,474

 Notes payable, Sellers (subordinated to all bank indebtedness):
           Additional consideration, interest payable quarterly at
             8% principal due August 7, 1997,  and convertible
             into the Company's  common stock
             at $1.375 per share (Note 2)                                        283,877      283,877

 Note payable, Piper seller:
         Interest payable annually at 6%, principal payable
           in annual payments of $20,000 through
           April 1, 2001                                                         100,000         --

Note payable, ICI:
         Interest payable annually at 6.85%, principal payable
           in remaining annual payments of $28,726
           and $34,551 through July 1997                                          34,551       63,277

Note payable, TSS:
         Interest payable quarterly at 7%,
           principal payable in annual payments of
             $26,560 through January 1997                                         26,560       53,120

Other                                                                             43,036       45,399
                                                                              ----------   ----------
                                                                               1,111,358    1,516,480
         Less current portion                                                    653,918      524,586
                                                                              ----------   ----------
                                                                              $  457,440   $  991,894
                                                                              ==========   ==========

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------


10.      Debt Obligations, continued


         Included in interest expense is $23,243, $27,175 and $40,817 related to interest on notes payable to the Sellers for the three years in the period ended December 31, 1996.

         Aggregate long-term debt maturities for the next five years are as follows:

           Years ended December 31,                                Amount
           ------------------------                                ------

                      1997                                     $   653,918
                      1998                                         203,109
                      1999                                         138,507
                      2000                                          93,611
                      2001                                          22,213
                                                               -----------
                                                               $ 1,111,358
                                                               ===========
11.      Commitments and Contingencies:

         The Company operates in leased office and warehouse facilities. Lease terms range from monthly commitments up to 93 months with options to renew at varying times. Certain lease agreements require the Company to pay supplemental costs of utilities, taxes, insurance and maintenance.

         As of December 31, 1996, future minimum lease commitments under non-cancelable operating leases are as follows:

         Year ended December 31,
         -----------------------
                  1997                                       $ 1,379,474
                  1998                                         1,194,358
                  1999                                           733,929
                  2000                                           594,696
                  2001                                           598,911
                  2002 and thereafter                          1,698,663
                                                             -----------
                    Total minimum lease commitments          $ 6,200,031
                                                             ===========

         Rental expense, exclusive of supplemental costs, for each of the three years in the period ended December 31, 1996 was $1,382,460, $1,111,374 and $956,681.

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

11.      Commitments and Contingencies, continued


         The Company has employment contracts with certain officers and employees with remaining terms from approximately one to five years, which provide for minimum annual remuneration ranging from $17,500 to $145,000, plus additional compensation based upon operating results of the Company. In addition, pursuant to their employment contracts, two officers may obtain shares of common stock at $1.60 per share based on a formula related to certain prior deferred compensation and accrued bonuses. As of December 31, 1996, there were 360,042 shares reserved at a price of $1.60 per share.

         Future minimum payments under employment contracts are as follows:

                Year  ended December 31,
                ------------------------
                           1997                       $   894,500
                           1999                           568,000
                           1999                           558,000
                           2000                           548,000
                           2001                            44,500
                                                      -----------
                                                      $ 2,613,000
                                                      ===========
12.      Stock Options:

         The Company has qualified and nonqualified stock option plans.

         In August 1990, the Company adopted the 1990 Incentive Plan which provides for the granting of Incentive Stock Options ("ISO") and a 1990 Nonstatutory Option Plan ("NSO") (collectively, "the 1990 Plans"). The 1990 Plans (as amended through July 1996) provide for the granting of options to employees to purchase up to 1,450,000 shares of common stock. Options are exercisable at a price not less than the market value of the shares at the date of grant in the case of ISO's, and 85% of the market value of the shares in the case of NSO's.

         In April 1984, the Company adopted the 1984 Incentive Stock Option Plan. The plan provides for the granting of Incentive Stock Options to key salaried employees to purchase a maximum of 100,000 common shares at prices not less than the market value of the shares on the date the options are granted.

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

12.      Stock Options, continued


         The Company maintains a Nonqualified Stock Option Plan which provides for the granting of options primarily to employees, directors and others to purchase, for a period of five years, a maximum of 65,900 common shares at prices and terms determined by a committee appointed by the Board of Directors. Options are granted at a price not less than 85% of the market value of the shares at the date of the grant.

         The Director's and Consultants' Stock Option Plan provides for the granting of options to purchase up to 73,600 common shares to directors and consultants who are neither principal stockholders, nor receive salary compensation. Prices are determined as in the Nonqualified Stock Option Plan.

         The 1992 Director Stock Plan (as amended through July 1996), with a total of 200,000 authorized shares, was amended in December 1994 to provide that in addition to stock awards, stock options may be granted to Directors at a price not less than market value on the date of the grant.

                  As an inducement for certain individuals to become employees of the Company, stock options, as part of an employment agreement, are granted by the Company. The quantity, price and vesting requirements vary with each employment agreement; however, the Company has not granted options at a price less than the market value of the shares at the date of grant.

         The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-based Compensation." The Company will continue to apply the provisions of Accounting Principles Board Opinion 25 in accounting for its stock option plans. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, net income and earnings per share would have been reduced to the unaudited pro forma amounts as follows:

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------


12.      Stock Options, continued

                                                  Year ended December 31,
                                                   1996             1995
                                                   -----            ----
         Net earnings                         $2,235,544            $1,224,500
         Earnings per common share and
           common share equivalent                 $0.41                 $0.31
                                              ==========            ==========


         Changes in shares under option were as follows:

                                                                                                    Shares
                                                                                                  Available
                                                  Shares                                            for
                                                  under      Option Price           Options        Unissued
                                                  Option       per Share          Exercisable      Options
                                                  ------     ------------         -----------      ---------

         1990 Plans                               962,943       $1.60-$2.00         879,807         440,957
         1984 Incentive Stock Option Plan          72,652          $2.00             72,652               0
         Nonqualified Stock Option Plan            21,600       $2.00-$3.00          11,810               0
         Directors' and Consultants'
            Stock Option Plan                      19,000          $2.45             19,000               0
         1992 Directors' Plan                      80,000       $2.00-$2.88          50,000         100,675

         Other Options                            324,927       $2.00-$3.00          97,027               0
                                                ---------                         ---------         -------
                                                1,481,122                         1,130,296         541,632
                                                =========                         =========         =======



         Changes in options outstanding are as follows:

                                                                         1996                   1995
                                                                        ------                 ------

         Shares under option at beginning of year                    1,205,463                1,173,245
         Options granted                                               339,300                   90,000
         Options expired                                                (2,541)                 (57,783)
         Options exercised                                             (61,100)                       0
                                                                     ---------                ---------
         Shares under option at end of year                          1,481,122                1,205,462
                                                                     =========                =========
                   Shares available for unissued options               541,632
                                                                     =========


                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------


12.      Stock Options, continued


         The weighted average fair value of options granted per share were $1.42 and $0.69 in 1996 and 1995, respectively. The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model. Assumptions used to calculate the fair value of option grants in 1996 and 1995 include the following:

                  Assumption                        1996              1995
                  ----------                        ----              ----
         Dividend yield                             0.0%              0.0%
         Risk-free rate                             6.2%              7.2%
         Expected life                              4-5 yrs.            5 yrs.
         Expected volatility                         74%               79%

13.      Employee Benefit Plans:

         The Company maintains a defined contribution savings plan under Section 401(k) of the Internal Revenue Code which provides retirement benefits to certain employees of the Company and its wholly-owned subsidiaries who meet certain age and length of service requirements. The Company's contribution to the Plan is determined by management. Charges to income with respect to this Plan were approximately $50,000, $32,000 and $22,000 in 1996, 1995 and 1994,
respectively.

14.      Income Taxes:

                  The components of the provision (benefit) for income taxes were as follows:

                                                    1996                   1995                  1994
                                                   ------                 ------                ------
         Current:
           Federal                               $  87,000                 $27,000              $21,000
           State                                    91,000                  39,000               60,000
         Deferred:
           Federal                                 172,000                (590,000)             155,000
           State                                         -                 (14,000)             (48,000)
                                                 ---------               ---------             --------
                                                  $350,000               $(538,000)            $188,000
                                                 =========               =========             ========

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

         14.      Income Taxes (continued):

         A reconciliation of the Federal statutory rate to the Company's effective tax rate is as follows:

                                                  1996       1995          1994
                                                  ----       ----          ----
         Federal statutory rate                    34%        34%            34%
         State income tax, net of Federal
           income tax effect                        3          2              1
         Non-deductible expenses                    3          7              7
         Losses not tax effected                    -          -              1
         Valuation allowance                      (33)      (114)           (13)
         Other, net                                 6         (4)          (  2)
                                                  ---       ----           ----
                                                   13%       (75%)           28%
                                                  ===       ====           ====

                  The net deferred tax asset at December 31, 1996 and 1995 comprises the following:

                                                                    1996                     1995
                                                                    ----                     ----
                Net operating loss carryforwards                   $1,441,000           $2,798,000
                General business credits                            1,856,000            1,856,000
                Alternative minimum tax credits                       120,000               43,000
                Employee benefits and compensation                    200,000              166,000
                Other, net                                            216,000               21,000
                                                                   ----------           ----------
                                                                    3,833,000            4,884,000
                Valuation allowances                               (1,856,000)          (2,735,000)
                                                                   ----------           ----------
                Net deferred tax asset                             $1,977,000           $2,149,000
                                                                   ==========           ==========

The decrease in the valuation allowance in 1996, 1995 and 1994 resulted from the release of valuation allowance based on the re-evaluation of the realizability of future benefits of net operating loss carryforwards. Realization of the net deferred tax asset is dependent upon generating sufficient taxable income prior to expiration of the net operating loss carryfowards (NOL's). Although realization is not assured, management believes it is more likely than not that the recorded net deferred tax asset will be realized.

                         NOTES TO FINANCIAL STATEMENTS

                              ---------------------

14.             Income Taxes (continued):

         As of December 31, 1996, the Company's federal NOL's of approximately $4,239,000, expire as follows:

                      Expiration Date                            Amount
                      ---------------                            ------
                           2002                                $  232,000
                           2003                                 3,133,000
                           2004                                   116,000
                           2005                                   232,000
                           2006                                   526,000
                           2007                                ----------
                                                               $4,239,000
                                                               ==========

                  General business credit carryforwards of $1,856,000 expire primarily in 1998.

                                                                       ANNEX D-2

                   MARLTON TECHNOLOGIES, INC. and SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      June 30, 1997 and December 31, 1996
                                   (Unaudited)

                                                                          June 30,            December 31,
                          ASSETS                                            1997                  1996
                                                                      -------------          --------------
Current:
   Cash and cash equivalents                                          $   5,549,259           $  3,300,010
   Accounts receivable, net of allowance
     of $242,773 and $180,664, respectively                               6,175,955              5,424,080
   Inventory (Note 2)                                                     5,094,091              4,344,297
   Prepaids and other current assets                                        575,328                452,930
   Deferred income taxes                                                    419,000                419,000
                                                                      -------------           ------------
          Total current assets                                           17,813,633             13,940,317

Property and equipment, net of accumulated
     depreciation and amortization of  $3,322,045
     and $3,128,354, respectively                                         1,843,263              2,062,072
Rental assets, net of accumulated amortization
        of $1,135,290 and $825,134, respectively                            841,230              1,013,361
Goodwill, net of accumulated amortization of $803,946
       and $734,456, respectively                                         2,893,148              2,962,638
Deferred income taxes                                                     1,277,870              1,558,870
Other assets, net of accumulated amortization
        of $1,043,609 and $1,019,855, respectively                          639,905                653,357
                                                                      -------------           ------------
          Total assets                                                $  25,309,049           $ 22,190,615
                                                                      =============           ============
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                                  $      55,243           $    653,918
   Accounts payable                                                       3,282,572              2,586,572
   Accrued expenses and other                                             7,144,240              4,916,511
                                                                      -------------           ------------
          Total current liabilities                                      10,482,055              8,157,001

Long-term debt, net of current portion                                      125,632                457,440
                                                                      -------------           ------------
         Total liabilities                                               10,607,687              8,614,441
                                                                      -------------           ------------
Stockholders' equity:
   Common stock, $.10 par - shares authorized
      10,000,000; 4,755,770 and 4,534,492 issued, respectively              475,559               453,459
   Additional paid-in capital                                            21,348,941            21,030,881
   Accumulated (deficit)                                                 (7,011,461)           (7,796,489)
                                                                      -------------           ------------
                                                                         14,813,039            13,687,851
   Less cost of 5,000 treasury shares                                       111,677               111,677
                                                                      -------------           ------------
          Total stockholders' equity                                     14,701,362            13,576,174
                                                                      -------------           ------------
          Total liabilities and stockholders' equity                  $  25,309,049           $22,190,615
                                                                      =============           ===========

                 See notes to consolidated financial statements.

                   MARLTON TECHNOLOGIES, INC. and SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY
                                   (UNAUDITED)

                                                                Common Stock             Additional
                                           Shares          Issued         Treasury         Paid-in         Accumulated
                                           Issued          Amount          Amount          Capital           Deficit
                                           ------          ------         --------       ----------        -----------
Balance, January 1, 1997                  4,534,592       $453,459       $(111,677)      $21,030,881       $(7,796,489)

Additional shares issued                    221,178         22,100               -           318,060                 -

Net income for the six month period               -              -               -                 -           785,028
                                          ---------       --------       ---------       -----------       -----------
  Balance, June 30, 1997                  4,755,770       $475,559       $(111,677)      $21,348,941       $(7,011,461)
                                          =========       ========       =========       ===========       ===========

                 See notes to consolidated financial statements

                   MARLTON TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                 For the six months ended       For the three months ended
                                                          June 30,                       June 30,
                                                   1997            1996            1997             1996
                                              ------------     ------------    ------------    ------------
Net sales                                     $ 24,023,099     $ 18,865,573    $ 12,184,841    $ 10,287,515
Cost of sales                                   17,209,149       13,430,612       8,888,040       7,381,069
                                              ------------     ------------    ------------    ------------
      Gross profit                               6,813,950        5,434,961       3,296,801       2,906,446
                                              ------------     ------------    ------------    ------------
Expenses:
     Selling                                     3,728,754        3,114,917       1,862,996       1,721,451
     Administrative and general                  1,814,744        1,470,582         853,302         778,582
                                              ------------     ------------    ------------    ------------
                                                 5,543,498        4,585,499       2,716,298       2,500,033
                                              ------------     ------------    ------------    ------------
      Operating profit                           1,270,452          849,462         580,503         406,413
                                              ------------     ------------    ------------    ------------
Other income (expense):
     Interest income                               123,874           85,611          84,390          45,520
     Interest (expense)                            (28,371)         (65,253)        (13,779)        (30,543)
     Other (expense)                               (70,927)         (25,544)        (18,390)        (21,004)
     Gain from contract amendment (Note 4)               -        1,000,000               -               -
                                              ------------     ------------    ------------    ------------
                                                    24,576          994,814          52,221          (6,027)
                                              ------------     ------------    ------------    ------------
Income before provision for income taxes         1,295,028        1,844,276         632,724         400,386

Provision for income taxes (Note 3)                510,000          550,000         250,000         120,000
                                              ------------     ------------    ------------    ------------
Net income                                        $785,028       $1,294,276        $382,724        $280,386
                                              ============     ============    ============    ============
Number of common shares, weighted average        5,616,074        4,889,895       5,599,923       5,175,966
                                              ------------     ------------    ------------    ------------
Income per common share (Note 5):                     $.14             $.26            $.07            $.05
                                              ============     ============    ============    ============

                 See notes to consolidated financial statements.

                   MARLTON TECHNOLOGIES, INC. and SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                           (Unaudited)
                                                                                        Six Months Ended
                                                                                    1997                1996
                                                                                  --------           ----------

Cash flows provided by operating activities:
     Net income                                                                   $785,028           $1,294,276
     Adjustments to reconcile net income to cash
       provided by operating activities:
          Depreciation and amortization                                            909,615              764,864
          Minority interest in (profit) of EDSI                                    (78,269)             (39,100)
          Decrease in deferred tax asset                                           281,000              330,000
          Other operating items                                                    (16,796)                  --
     Change in assets and liabilities:
          (Increase) in accounts receivable, net                                  (751,875)          (2,531,826)
          (Increase) in inventory                                                 (749,794)            (841,217)
          (Increase) in prepaids and other assets                                 (122,398)             (62,174)
          Increase in accounts payable and other accrued
              expenses (Note 4)                                                  2,923,729            3,307,291
                                                                                ----------           ----------
                  Net cash provided by operating activities                      3,180,240            2,222,114
                                                                                ----------           ----------
Cash flows (expended through) investing activities:
     Capital expenditures                                                         (310,382)            (872,812)
     Minority investment in Sparks Japan (Note 4)                                         -             (25,000)
     Additional purchase price to acquire Piper                                    (30,286)             (50,000)
                                                                                ----------           ----------
                 Net cash (expended through) investing activities                 (340,668)            (947,812)
                                                                                ----------           ----------
Cash flows provided by (expended through) financing activities:
     Issuance of common stock (Note 6)                                             340,160            1,350,000
     (Payments) issuance of notes payable to sellers of acquired companies        (330,483)             100,000
     Principal payments on long-term debt, bank                                   (600,000)            (245,241)
                                                                                ----------           ----------
                 Net cash provided by (expended through) financing activities     (590,323)           1,204,759
                                                                                ----------           ----------
Increase in cash and cash equivalents                                            2,249,249            2,479,061
Cash and cash equivalents - beginning of period                                  3,300,010            1,028,606
                                                                                ----------           ----------
Cash and cash equivalents - end of period                                       $5,549,259           $3,507,667
                                                                                ==========           ==========
Supplemental cash flow information:
     Cash paid for interest                                                     $   28,371           $   65,253
                                                                                ==========           ==========

                 See notes to consolidated financial statements.

                   MARLTON TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


         Summary of Accounting Policies:

1. Basis of Presentation:

                  The consolidated financial statements include the accounts of Marlton Technologies, Inc., its wholly-owned subsidiaries and majority owned subsidiary (the Company). All intercompany accounts and transactions have been eliminated. In the opinion of the Company's management, all adjustments (primarily consisting of normal recurring accruals) have been made which are necessary to present fairly the financial condition as of June 30, 1997 and the results of operations and cash flows for the six month periods ended June 30, 1997 and 1996, respectively. The December 31, 1996 condensed balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles and may include certain account reclassifications for comparative purposes with the June 30, 1997 consolidated balance sheet.

2. Inventory:

          Inventory, as of the respective dates, consist of the following:

                                     June 30, 1997            December 31, 1996
                                     -------------            -----------------

          Raw Materials                $  932,424                $   775,805
          Work In Process               4,161,667                  3,568,492
                                      -----------                -----------
                                       $5,094,091                $ 4,344,297
                                      ===========                ===========


3. Income Taxes:

        The components of the provision for income taxes for the respective six month periods ended June 30, were as follows:

                                                   1997               1996
                                                   ----               ----

                Currently payable:
                  Federal                         $102,000          $  95,000
                  State                            127,000            125,000
                                                 ---------          ---------
                                                   229,000            220,000
                Deferred:
                  Federal                          281,000            330,000
                                                 ---------          ---------
                                                  $510,000           $550,000
                                                 =========          =========

                   MARLTON TECHNOLOGIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


        The significant component of the deferred income tax provisions in 1997 and 1996 was the utilization of the Company's net operating loss carryforward. The difference between the provisions for income taxes computed at the federal statutory rate of 34% and that reported for financial statement purposes is primarily a result of state and local income taxes and goodwill amortization offset during 1996 by a benefit from the expected realization of future benefits from net operating loss carryforwards.


4. Gain on Contract Amendment:

                The Company and Tsubasa System Company, Ltd. (Tsubasa) a diversified manufacturing and marketing company entered into a distribution and license agreement during 1995 and jointly formed a Japanese corporation, Sparks Japan, to market portable exhibits in Japan. Sparks Japan was capitalized with $250,000 and is 90% owned by Tsubasa and 10% owned by the Company. In an amendment to that agreement during January 1996, the Company agreed to eliminate certain future payments from Sparks Japan and issue to Tsubasa 500,000 unregistered shares of the Company's common stock in exchange for $3,000,000 from Tsubasa.

                In the event Sparks Japan does not achieve certain sales levels by December 31, 1998 and the Company's common stock is trading at less than $3.00 per share at that time, if requested by Tsubasa, the Company will, at its option, repurchase the Tsubasa shares at $3.00 per share or make a cash payment per share to Tsubasa equal to the difference between the December 31, 1998 trading price and $3.00.

                Amounts were allocated to the 500,000 shares of the Company's common stock issued to Tsubasa and the put option (the guaranteed difference between the Company's December 31, 1998 market value and $3.00 per share) based on their estimated fair market values. Incremental costs expected to be incurred by the Company through December 31, 1998 with respect to complying with certain requirements of the transaction are included as a component of accrued expenses and other. The Company recorded a gain, due to this contract amendment, during the first quarter of 1996 of $1.0 million and changed its estimated value of the put option as of December 31, 1996, recording an additional $200,000 during the fourth quarter of 1996. The change in estimate was based on the likelihood of Sparks Japan achieving its contractual sales goals and the higher market value of the Company's stock as of December 31, 1996.

5. Income per Common Share:

                Income per common share is based on the weighted average number of common shares outstanding during the period, adjusted for common equivalent shares when the effect is not antidilutive. Income per share of common stock assuming full dilution is equal to primary earnings per share for reported periods.

6. Cash Flow Information:

                During 1995, the Company issued to three Sellers of Sparks, two-year notes amounting to $283,877 and bearing interest at 8% and payable quarterly in lieu of the final payment for additional consideration in connection with the 1990 acquisition of Sparks Exhibits Corp. The notes were convertible into the Company's common stock at $1.375 per share, which conversion rights were exercised by the Sellers during the first quarter of 1997.

                The Company issued 14,722 shares of its common stock to certain directors and the Company's 401(k) plan for director fees and defined contributions under the Company's employment benefit plan.

                                                                       Annex E-1









                               DMS STORE FIXTURES

                         EACH OF THE THREE YEARS IN THE
                         PERIOD ENDED DECEMBER 27, 1996

                          Independent Auditors' Report


The Partners
DMS Store Fixtures
King of Prussia, Pennsylvania


We have audited the accompanying balance sheets of DMS Store Fixtures (Note 1) as of December 27, 1996 and December 29, 1995, and the related statements of operations, changes in shareholders' and partners' equity, and cash flows for each of the three years in the period ended December 27, 1996. These financial statements are the responsibility of the management of DMS Store Fixtures (Note
1). Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of DMS Store Fixtures (Note 1) at December 27, 1996 and December 29, 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 27, 1996, in conformity with generally accepted accounting principles.



                                      /s/ Mantas, Ohliger, McGary & Quinn, P.C.




June 27, 1997

                           DMS STORE FIXTURES (NOTE 1)
            BALANCE SHEETS - DECEMBER 27, 1996 AND DECEMBER 29, 1995

                               ASSETS
                                             1996          1995
                                          ----------    ----------

Current assets:
  Cash and cash equivalents               $3,533,874    $1,766,609
  Accounts and notes receivable:
  Trade, less allowance for doubtful
     accounts of $36,976 in 1996 and 1995  2,997,769     2,616,148

    Partner                                                 16,408
    Other                                    121,790        24,967
  Inventories                              2,090,288     2,606,141
  Deposits                                   350,022       467,100
                                          ----------    ----------

      Total current assets                 9,093,743     7,497,373
                                          ----------    ----------
Property and equipment:
  Leasehold improvements                      45,077        42,109
  Furniture and fixtures                      79,712        29,712
  Machinery, equipment and dies               29,215        29,215
  Computer equipment                         113,078        89,201
  Transportation equipment                    22,592        13,526
                                          ----------    ----------

                                             289,674       203,763
  Less accumulated depreciation
   and amortization                          147,139        97,404
                                          ----------    ----------

                                             142,535       106,359
                                          ----------    ----------

Investment in unconsolidated
 subsidiary                                                 80,036
                                          ----------    ----------

                                          $9,236,278    $7,683,768
                                          ==========    ==========


             LIABILITIES AND PARTNERS' EQUITY

                                        1996         1995
                                     ----------   ----------

 Current liabilities:
   Notes payable, partners
     and affiliate                   $3,815,467   $2,894,165
   Accounts payable and accrued
     expenses                           571,360      557,514
   Accrued payroll and
     commissions                        645,768      562,550
   Payroll and sales taxes
     payable                            140,457       91,351
                                     ----------   ----------


     Total current liabilities        5,173,052    4,105,580
                                     ----------   ----------

 Deferred compensation                             3,072,311
                                                 -----------

 Commitments

 Partners' equity, net of
  $303,000 partners' subscription
  receivable, 1995                    4,063,226      505,877
                                     ----------   ----------

                                     $9,236,278   $7,683,768
                                     ==========   ==========


                   The accompanying notes are an integral part
                         of these financial statements.

                           DMS STORE FIXTURES (NOTE 1)
                            STATEMENTS OF OPERATIONS
                YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995
                             AND DECEMBER 31, 1994






                                               1996                    1995                    1994
                                          ------------            ------------            ------------

Net sales                                 $ 30,124,218            $ 25,753,583            $ 25,150,273

Cost of sales                               23,250,365              20,565,225              20,015,189
                                          ------------            ------------            ------------

Gross profit                                 6,873,853               5,188,358               5,135,084
                                          ------------            ------------            ------------

Operating expenses:
  Selling                                    1,318,532               1,107,960                 887,015
  General and administrative                 2,761,102               2,415,223               4,002,573
                                          ------------            ------------            ------------

                                             4,079,634               3,523,183               4,889,588
                                          ------------            ------------            ------------

Income from operations                       2,794,219               1,665,175                 245,496
                                          ------------            ------------            ------------

Other (income) expense:
  Interest expense, partners
   and affiliate                               307,707                 271,400                 210,068
  Management fee income,
   affiliate                                                           (12,000)                (18,000)
  Interest income                              (91,530)                (96,900)                (51,806)
  Equity in (earnings) loss of
   unconsolidated subsidiary                                            (5,036)                 16,983
  Loss on advances to and
   investment in unconsolidated
   subsidiary                                   50,731                 235,908
                                          ------------            ------------            ------------

                                               266,908                 393,372                 157,245
                                          ------------            ------------            ------------

Net income                                $  2,527,311            $  1,271,803            $     88,251
                                          ============            ============            ============


                   The accompanying notes are an integral part
                         of these financial statements.

                           DMS STORE FIXTURES (NOTE 1)
           STATEMENTS OF CHANGES IN SHAREHOLDERS' AND PARTNERS' EQUITY
              YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995 AND
                                DECEMBER 31, 1994


                                                         Shareholders' equity                                  Partners' equity
                                      -------------------------------------------------------------            ----------------
                                          Common stock;
                                            $.01 par            Additional
                                       --------------------      paid-in                      General   Limited           Total
                                       Shares        Amount     capital         Deficit       Partner   Partners          equity
                                       ------        ------     --------      -----------     -------   ---------         ------

Balance, January 1, 1994                 1,000          $10      $999,990      ($456,709)                               $  543,291

Net income for the year                                                           88,251                                    88,251

Distributions, $582.47 per share                                               ( 582,468)                                 (582,468)
                                         -----          ---      --------      ---------                                 ---------

Balance, December 31, 1994               1,000           10       999,990      ( 950,926)                                   49,074

Transfer of net assets in exchange
 for partnership interest               (1,000)         (10)     (999,990)       950,926                 $   49,074

Contribution of capital                                                                      $ 3,200        299,800        303,000

Net income for the year                                                                        9,719      1,262,084      1,271,803

Distributions                                                                                 (3,401)      (811,599)      (815,000)
                                         -----         ----      --------       --------    -------     ----------      ----------

Subtotal                                   -0-          -0-           -0-            -0-       9,518        799,359        808,877

Subscriptions receivable                                                                      (3,200)      (299,800)      (303,000)
                                         -----         ----      --------       --------    -------     ----------      ----------

Balance, December 29, 1995                 -0-          -0-           -0-            -0-       6,318        499,559        505,877

Contribution of capital:
  Subscriptions receivable                                                                     3,200        299,800        303,000
  Other                                                                                                   1,303,038      1,303,038

Net income for the year                                                                       22,273      2,505,038      2,527,311

Distributions                                                                                              (576,000)      (576,000)
                                         -----         ----      --------       --------    --------     ----------     ----------

Balance, December 27, 1996                 -0-         $-0-      $    -0-       $    -0-     $31,791     $4,031,435     $4,063,226
                                         =====         ====      ========       ========     =======     ==========     ==========

                   The accompanying notes are an integral part
                         of these financial statements.

                           DMS STORE FIXTURES (NOTE 1)
                            STATEMENTS OF CASH FLOWS
              YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995 AND
                                DECEMBER 31, 1994



                                                         1996                   1995                  1994
                                                     -----------            -----------            -----------
Cash flows from operating activities:
  Net income                                         $ 2,527,311            $ 1,271,803            $    88,251
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization:
      Property and equipment                              49,735                 45,256                 32,221
      Deferred expenses                                                           4,573                  9,147
    Loss on advances to and investment in
     unconsolidated subsidiary                            50,731                235,908
    Equity in (earnings) loss of
     unconsolidated subsidiary                                                   (5,036)                16,983
    Rent expense, affiliate                               43,000                103,200                103,200
    Interest expense, affiliates                                                                        43,082
    Deferred compensation, shareholders
     and partners                                        322,792                                     2,112,500
    Change in operating assets and
     liabilities:
      (Increase) decrease in:
        Accounts receivable:
          Trade                                         (381,621)            (1,145,993)               197,920
          Other                                          (92,518)                73,372                 (6,582)
        Inventories                                      515,853               (550,201)              (628,963)
        Prepaid expenses and deposits                    117,078               (359,046)               (12,678)
      Increase (decrease) in:
        Accounts payable and accrued
         expenses                                         13,844                147,087                 99,157
        Accrued payroll and commissions ..                83,220                169,985                126,312
        Payroll and sales taxes payable ..                49,106                 70,160                (37,644)
                                                     -----------            -----------            -----------

            Net cash provided by
             operating activities                      3,298,531                 61,068              2,142,906
                                                     -----------            -----------            -----------

Cash flows from investing activities:
  Repayments of notes receivable,
   affiliate                                                                     47,500                 94,015
  Purchases of property and equipment                    (85,911)               (47,655)               (73,763)
  Investment in unconsolidated subsidiary                                       (75,000)
  Proceeds from investment in
   unconsolidated subsidiary                              25,000
                                                     -----------            -----------            -----------

            Net cash provided by (used in)
             investing activities                        (60,911)               (75,155)                20,252
                                                     -----------            -----------            -----------



                   The accompanying notes are an integral part
                         of these financial statements.

                           DMS STORE FIXTURES (NOTE 1)
                      STATEMENTS OF CASH FLOWS (CONTINUED)
              YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995 AND
                                DECEMBER 31, 1994





                                                        1996                   1995               1994
                                                    -----------            -----------            -----------
Cash flows from financing activities:
  Repayment of notes payable, partners
   and affiliate                                    ($  894,355)           ($  385,000)           ($   93,749)
  Distributions                                        (576,000)              (815,000)              (582,468)
                                                    -----------            -----------            -----------

            Net cash used in financing
             activities                              (1,470,355)            (1,200,000)              (676,217)
                                                    -----------            -----------            -----------

Net increase (decrease) in cash and
 cash equivalents                                     1,767,265             (1,214,087)             1,486,941

Cash and cash equivalents, beginning                  1,766,609              2,980,696              1,493,755
                                                    -----------            -----------            -----------

Cash and cash equivalents, ending                   $ 3,533,874            $ 1,766,609            $ 2,980,696
                                                    ===========            ===========            ===========

Supplemental disclosure of cash flow
 information, cash paid during the period
 for interest, partners and affiliate               $   307,707            $   271,400            $   166,986
                                                    ===========            ===========            ===========


Supplemental disclosure of non-cash financing activity:
  Rent payable to an affiliate in the amount of $43,000 for 1996 and $103,200 for 1995 and 1994 has been added to the note payable, affiliate.

  During 1996, deferred compensation of $1,606,038 was contributed to capital (including partners' subscription receivable) and $1,789,065 was reclassified as notes payable, partners. A $16,408 note receivable, partner has been offset against notes payable, partners.





                   The accompanying notes are an integral part
                         of these financial statements.

                           DMS STORE FIXTURES (NOTE 1)
                          NOTES TO FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995 AND
                                DECEMBER 31, 1994




1. Summary of significant accounting policies:

  Business and organization and basis of presentation:
         DMS Store Fixtures, L.P. (the "Company") is a Pennsylvania limited partnership which was formed on January 1, 1995.

         Upon formation of the Company, DMS Store Fixtures, Inc. (DMS), an S-Corporation, transferred all of its assets and liabilities to the Company in exchange for an initial capital account stated at $3 million. All amounts were transferred at historical book value for financial reporting purposes. The general partner and other limited partners entered into subscription agreements for their initial capital of $303,000. The operations of the Company are a continuation of that of DMS.

  Description of business:
         The Company (formerly operating as DMS) is a designer and manufacturer of store fixtures and point of purchase displays primarily for sale to large retail department stores.

  Estimates:
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fiscal year:
         The Company's fiscal year ends on the Friday closest to December 31. The 1996 and 1995 fiscal years include the fifty-two weeks ended December 27, 1996 and December 29, 1995. In 1994, the Company used a calendar year reporting period.

  Cash equivalents:

         The Company considers all highly liquid investments with an original maturity of less than 90 days to be cash equivalents.

         At December 27, 1996 and December 29, 1995, the Company owned U.S. Government securities of $2,043,000 and $1,147,254, respectively, which were under agreement to be sold back to the bank in early January. The Company considers these investments to be cash equivalents.

                           DMS STORE FIXTURES (NOTE 1)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
              YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995 AND
                                DECEMBER 31, 1994

1. Summary of significant accounting policies (continued):

  Inventories:
         Inventories consist principally of finished goods and are stated at the lower of cost (first-in, first-out method) or market.

  Deposits:
         Deposits include advances to vendors for inventory on order.

  Property and equipment and depreciation:
         Property and equipment are stated at cost. Depreciation is provided by accelerated methods over the estimated useful lives of the related assets.

  Investment:
         At December 29, 1995, the Company had a 75% ownership interest in an unconsolidated subsidiary which was accounted for under the equity method of accounting for investments in common stock. This investment was written off in 1996.

         At December 31, 1994, the Company had a 50% ownership interest in an unconsolidated subsidiary which was accounted for under the equity method of accounting for investments in common stock. This investment was written off in 1995.

  Revenue recognition:
         Revenue for sales is recognized at the time of shipment.

  Concentrations of credit risk:
         Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and trade receivables.

         From time to time the Company may have in excess of $100,000, the federally insured limit, on deposit at one financial institution. The Company places its temporary cash investments in high quality financial institutions.

         Retailers comprise the majority of the Company's customer base. Although the Company is directly affected by the well-being of the retail industry and its major customers, management does not believe significant credit risk exists with respect to trade receivables.

                           DMS STORE FIXTURES (NOTE 1)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
              YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995 AND
                                DECEMBER 31, 1994


1. Summary of significant accounting policies (continued):

         Income taxes:
             The Company is not a taxpaying entity for federal or state income tax purposes. As such, no income tax expense has been presented in the financial statements. Income from the Company is taxed to the partners/shareholders in their individual returns.

2. Investment in subsidiary:

         During 1996, an investment of $50,731 in an unconsolidated subsidiary was written off. The subsidiary ceased operations and liquidated. Proceeds from the liquidation were not sufficient to repay the Company. In 1995, the Company's equity in earnings of this unconsolidated subsidiary was $5,036.

         During 1995, an investment in, and advances to, an unconsolidated subsidiary totaling $235,908 were written off. The subsidiary ceased operations and liquidated. Proceeds from the liquidation were not sufficient to repay the Company. In 1994, the Company's equity in the loss of this unconsolidated subsidiary was $16,983. In 1995 and 1994, management fee income from this unconsolidated subsidiary was $12,000 and $18,000, respectively.

3. Notes payable:

         Partners and affiliate:
             Notes payable, partners and affiliate are payable on demand. The notes bear interest at the prime rate. The notes are collateralized by substantially all the assets of the Company and are subordinate to the line of credit described below.

         Bank:
             The Company has available a $1,000,000 unsecured working capital line of credit. The line of credit is due on demand and bears interest, payable monthly, at the bank's commercial rate. The line of credit is guaranteed by the limited partners of the Company, and requires the Company to maintain certain debt to equity ratios. There was no balance outstanding on the line of credit at December 27, 1996 and December 29, 1995. The line of credit expires June 30, 1998.

4. Related party transactions:

         Operating leases:
             The Company leases its operating facility and other operating assets from an affiliate owned by two partners of the Company. The lease for the operating facility expired in May 1996 and was renewed for a five-year period expiring in May 2001. Under the expired lease, the Company was responsible for taxes, insurance, other operating expenses and contingent rent based on the excess, if any, of 1.15% of annual net sales over the minimum rent of $138,000. The annual rent payment under the new lease is $180,000. In addition, the Company is responsible for taxes, insurance and other operating expenses. The lease for other operating assets expired in June 1996 and was not renewed. Future minimum lease payments subsequent to 1996 are:

                           DMS STORE FIXTURES (NOTE 1)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
              YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995 AND
                                DECEMBER 31, 1994


                            Year
                            ----

                            1997                     $180,000
                            1998                      180,000
                            1999                      180,000
                            2000                      180,000
                            2001                       75,000
                                                     --------

                                                     $795,000
                                                     ========

             Rent expense under these leases was $276,549 in 1996, $417,285 in 1995 and $404,939 in 1994, including contingent rentals and taxes of $71,049 in 1996, $176,085 in 1995 and $163,739 in 1994.

5. Major customers:


                            Percentage of                    Percentage of
                              net sales                    accounts receivable
                       -------------------------------     -------------------
       Customer         1996         1995        1994       1996         1995
       --------         ----         ----        ----       ----         ----

          "A"            39%          34%         50%        15%           8%
          "B"            29           23          20         43           43
                       -----        -----       -----      -----         ----

          Total          68%          57%         70%        58%          51%
                         ===          ===         ===        ===          ===


6. Employee benefit plan:

         The Company maintains a 401(k) incentive savings plan for the benefit of its employees. The Company matches 25% of the employee contributions, limited to 6% of the employee's salary and a maximum $750 per employee. Pension expense was $12,588 in 1996, $12,472 in 1995 and $11,289 in 1994.

7. Financial instruments:

         Financial instruments consist principally of cash and cash equivalents and notes payable, partners and affiliates.

         The carrying value of cash approximates its fair value due to its liquidity.

         The carrying value of notes payable, partners and affiliates approximates its fair value as notes payable, partners and affiliates bear market rates of interest.

8. Deferred compensation:

         Deferred compensation represents discretionary bonuses to the partners/shareholders of the Company. Deferred compensation, included in general and administrative expenses of $322,792 in 1996 and $2,112,500 in 1995, is fully vested and non-interest bearing. $385,000 was paid in 1995, with the balance contributed to capital or converted to notes payable, partners in 1996.

                           DMS STORE FIXTURES (NOTE 1)
                    NOTES TO FINANCIAL STATEMENTS (Continued)
              YEARS ENDED DECEMBER 27, 1996, DECEMBER 29, 1995 AND
                                DECEMBER 31, 1994

9. Subsequent event:

         In May 1997, the partners of the Company signed a letter of intent to sell their interests in the Company to Marlton Technologies, Inc. Consideration will consist of stock and cash.

                                                                       Annex E-2

                            DMS STORE FIXTURES, L.P.
                                 BALANCE SHEETS
                       June 30, 1997 and December 31, 1996



                                                                             (Unaudited)
                                                                    June 30,        December 31,
                              ASSETS                                 1997               1996
                                                                 ----------          ----------

Current:
   Cash and cash equivalents                                     $1,860,613           $3,533,874
   Accounts receivable, net                                       2,766,886            2,997,769
   Inventory (Note 1)                                             3,578,340            2,440,310
   Prepaids and other current assets                                195,800              121,790
                                                                 ----------           ----------

          Total current assets                                    8,401,639            9,093,743

Property and equipment,net of accumulated
   depreciation of $169,602 and $147,139, respectively              133,270              142,535
                                                                 ----------           ----------

          Total assets                                           $8,534,909           $9,236,278
                                                                 ==========           ==========


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable, partners & affiliate                           $3,244,969           $3,815,467
   Accounts payable                                                 648,913              571,360
   Accrued expenses and other                                       852,932              786,225
                                                                 ----------           ----------

          Total current liabilities                               4,746,814            5,173,052

Partners' equity                                                  3,788,095            4,063,226
                                                                 ----------           ----------

          Total liabilities and partners' equity                 $8,534,909           $9,236,278
                                                                 ==========           ==========



                       See notes to financial statements.

                            DMS STORE FIXTURES, L.P.
                             STATEMENT OF CASH FLOWS

                                                                                         (Unaudited)
                                                                                       Six Months Ended
                                                                                 1997                  1996
                                                                            -----------            -----------
Cash flows provided by operating activities:
     Net income                                                             $ 1,324,869            $   474,200
     Adjustments to reconcile net income to cash
       provided by operating activities:
          Depreciation                                                           22,463                 16,447
     Change in assets and liabilities:
          Decrease in accounts receivable, net                                  230,883                 76,724
          (Increase) decrease in inventory                                   (1,138,030)               134,131
          (Increase) in prepaids and other assets                               (74,010)              (202,533)
          Increase in accounts payable and other accrued expenses               144,260                235,777
                                                                            -----------            -----------

                  Net cash provided by operating activities                     510,435                734,793
                                                                            -----------            -----------

Cash flows (expended through) investing activities:
     Capital expenditures                                                       (13,198)               (22,925)
                                                                            -----------            -----------
                 Net cash (expended through) investing activities               (13,198)               (22,925)
                                                                            -----------            -----------

Cash flows (expended through) financing activities:
     Payments against notes payable to partners and officers                   (570,498)              (235,750)
     Distributions to partners                                               (1,600,000)              (376,000)
                                                                            -----------            -----------
                 Net cash (expended through) financing activities            (2,170,498)              (611,750)
                                                                            -----------            -----------

Increase (decrease) in cash and cash equivalents                             (1,673,261)               100,118
Cash and cash equivalents - beginning of period                               3,533,874              1,766,609
                                                                            -----------            -----------
Cash and cash equivalents - end of period                                   $ 1,860,613            $ 1,866,727
                                                                            ===========            ===========

Supplemental cash flow information:
     Cash paid for interest                                                 $   140,265            $   118,137
                                                                            ===========            ===========

                       See notes to financial statements.

                            DMS STORE FIXTURES, L.P.
                             STATEMENT OF OPERATIONS
                                   (Unaudited)

                                                                             For the six months ended
                                                                                      June 30,
                                                                            1997                   1996
                                                                       ------------            ------------
Net sales                                                              $ 13,442,709            $ 12,292,654
Cost of sales                                                            10,193,828               9,703,124
                                                                       ------------            ------------
      Gross profit                                                        3,248,881               2,589,530
                                                                       ------------            ------------

Expenses:
     Selling                                                                555,841                 540,588
     Administrative and general                                           1,290,332               1,747,178
                                                                       ------------            ------------
                                                                          1,846,173               2,287,766
                                                                       ------------            ------------

      Operating profit                                                    1,402,708                 301,764
                                                                       ------------            ------------

Other income (expense):
     Non-recurring partnership restructuring charge (Note 3)                   --                  (322,792)
     Interest income                                                         60,650                  42,895
     Interest (expense), partners                                          (140,265)               (118,137)
     Other income                                                             1,776                   3,840
                                                                       ------------            ------------
                                                                            (77,839)               (394,194)
                                                                       ------------            ------------

Income before income taxes                                                1,324,869                 474,247

Provision for income taxes (Note 1)                                            --                      --
                                                                       ------------            ------------

Net income                                                             $  1,324,869            $    474,247
                                                                       ============            ============



                       See notes to financial statements.

                            DMS STORE FIXTURES, L.P.
                          STATEMENT OF PARTNERS' EQUITY
                                   (UNAUDITED)


                                                     General               Limited                 Total
                                                     Partner               Partner                 Equity
                                                   ------------         -------------           ------------


Balance, December 28, 1996                          $    31,792           $ 4,031,436            $ 4,063,228

Distributions during the six month period                  --              (1,600,000)            (1,600,000)


Net income for the six month period                      11,749             1,313,120              1,324,869
                                                    -----------           -----------            -----------

Balance, June 30, 1997                              $    43,541           $ 3,744,556            $ 3,788,097
                                                    ===========           ===========            ===========





                       See notes to financial statements.

                            DMS STORE FIXTURES, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)


         Summary of Accounting Policies:

1.       Business and organization and basis of presentation:

                  DMS Store Fixtures, L.P. (the "Company") is a Pennsylvania limited partnership which was formed on January 1, 1995.

                  Upon formation of the Company, DMS Store Fixtures, Inc. (DMS), an S-Corporation, transferred all of its assets and liabilities to the Company in exchange for an initial capital account stated at $3 million. All amounts were transferred at historical book value for financial reporting purposes. The general partners and other limited partners entered into subscription agreements for their initial capital of $303,000. The operations of the Company are a continuation of that of DMS.

                  The Company (formerly operating as DMS) is a designer and manufacturer of store fixtures and point of purchase displays primarily for sale to large retail department stores.

                  The financial statements include all of the accounts of DMS. In the opinion of the Company's management, all adjustments (primarily consisting of normal recurring accruals) have been made which are necessary to present fairly the financial condition as of June 30, 1997 and the results of operations and cash flows for the six month periods ended June 30, 1997 and 1996, respectively. The December 31, 1996 balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles and may include certain account reclassifications for comparative purposes with the June 30, 1997 consolidated balance sheet.

         Fiscal year:

                  The Company's fiscal year ends on the Friday closest to December 31. The 1996 fiscal year includes the fifty-two weeks ended December 27, 1996.

         Inventories:

                  Inventories consist principally of finished goods and are stated at the lower of cost (first-in, first-out method) or market. Inventory balances also include advances to vendors for inventory on order which approximated $475,000 and $350,000 as of June 30, 1997 and December 31, 1996, respectively.

         Property and equipment and depreciation:

                  Property and equipment are stated at cost. Depreciation is provided by accelerated methods over the estimated and useful lives of the related assets.

         Income taxes:

                  The company is not a taxpaying entity for federal or state income tax purpose. As such, no income tax expense has been presented in the financial statements. Income from the Company is taxed to the partners/shareholders in their individual returns.

                            DMS STORE FIXTURES, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

Major customers:
                               Percentage of                   Percentage of
                                 net sales                  accounts receivable
                               -------------                -------------------
                             Six Months Ended
                                  June 30,                       June 30,
     Customer                 1997      1996                   1997      1996
     --------                 ----      ----                   ----      ----

       "A"                    42%        48%                    16%       26%
       "B"                    23%        24%                    37%       19%
                              ---        ---                    ---       ---

       Total                  65%        73%                    53%       45%
                              ===        ===                    ===       ===


3.   Partnership Restructuring Charge:

              During the second quarter of 1996 the partnership incurred a restructuring charge of $322,792 which was accrued as compensation to the partners and increased the Company's Notes payable, partners balance.

4.   Subsequent event:

              In May 1997, the partners of the Company signed a letter of intent to sell their interests in the Company to Marlton Technologies, Inc. Consideration will consist of stock and cash.